UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Hersha Hospitality Trust
(Name of Registrant as Specified In Its Charter)

_____________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2021 PROXY STATEMENT

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HERSHA HOSPITALITY TRUST
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, MAY 27, 2021
9:00 A.M. (EDT)
VIRTUALLY VIA AN INTERNET WEBCAST
HTTPS://WEB.LUMIAGM.COM/212424894

ITEMS OF BUSINESS
1.To elect four Class II Trustees to the Board of Trustees.
2.To approve on an advisory basis the compensation of the Company’s named executive officers.
3.To approve an amendment to the Hersha Hospitality Trust 2012 Equity Incentive Plan.
4.To ratify the appointment of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2021.
5.To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.
Record Date
You can vote if you were a holder of record of our Priority Class A common shares (“common shares”) or a holder of a valid proxy, at the close of business on March 31, 2021.
Proxy Materials
We are pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rule allowing companies to furnish proxy materials to shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while setting a great precedent for our Company by keeping the costs down and reducing the environmental impact of our annual meeting. On or about April 16, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”), how to vote over the Internet or how to request and return a proxy card by mail. Shareholders may request to receive a paper copy of the proxy materials and will subsequently be mailed the Proxy Statement, our annual report to shareholders accompanying our 2020 Annual Report and a proxy card. If you plan on virtually attending the annual meeting, you will need to enter the 16-Digit Control Number on your Notice of Internet Availability of Proxy Materials.

Your Vote is Important
It is important that your common shares are represented and voted at the annual meeting. You may authorize your proxy over the Internet or by telephone as described in the Notice of Internet Availability of Proxy Materials. Alternatively, if you received a printed copy of the proxy materials by mail, you may authorize your proxy by signing, dating and returning the proxy card in the enclosed envelope. You may revoke your proxy and vote online via webcast at the annual meeting by (1) executing and submitting a later dated proxy card that is received at the Company’s principal executive office prior to May 27, 2021, (2) subsequently authorizing a proxy over the Internet or by telephone, (3) sending a written revocation of your proxy to the Company’s Corporate Secretary at its principal executive office or (4) attending the annual meeting virtually on the Internet and voting online via webcast. Attendance at the annual meeting will not, by itself, revoke your proxy.
BY ORDER OF THE BOARD OF TRUSTEES,

/s/ David L. Desfor

David L. Desfor
Corporate Secretary

44 Hersha Drive
Harrisburg, Pennsylvania 17102
April 16, 2021

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2021:
The Notice of Annual Meeting of Shareholders, this proxy statement and the 2020 Annual Report to shareholders are available on Hersha Hospitality Trust’s website, www.hersha.com, and at www.proxyvote.com. Information on or connected to these websites is not deemed to be a part of this proxy statement.

PROXY SUMMARY
This proxy summary highlights information that may be contained elsewhere in this proxy statement. This proxy summary does not contain all of the information that you should consider before authorizing your proxy, and you should read the entire proxy statement carefully before authorizing your proxy. Page references are supplied to help you find further information in this proxy statement. Unless the context otherwise indicates or requires, all references in this proxy statement to the terms “Hersha,” “we,” “us,” “our,” “our company” and “the Company” mean Hersha Hospitality Trust and its subsidiaries. Please refer to our website, www.hersha.com, for additional information about the Company. Information on or connected to this website is not deemed to be part of this proxy statement.
Eligibility to Vote (page 10)
You can vote if you are a holder of record of our common shares or a holder of a valid proxy from a holder of record as of the close of business on March 31, 2021.
How to Cast Your Vote Prior to the Annual Meeting (page 9)
Shareholders of Record - You can authorize a proxy to vote your shares by any of the following methods:
•Internet: www.voteproxy.com until 11:59 P.M. EDT on May 26, 2021;
•Telephone: 1-800-PROXIES (1-800-776-9437 in the United States or 1-718-921-8500 if you are outside the United States) until 11:59 P.M. EDT on May 26, 2021; or
•Mail: If you received a printed copy of the proxy materials by mail, completing, signing and returning your proxy or voting instruction card.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank - If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. “How To Vote; Revocability of Proxy” on page 9 includes information to ensure that your vote is counted.
To decrease both printing costs to the Company and the environmental impact of our annual proxy solicitation process, pursuant to rules adopted by the SEC, we have elected to furnish our proxy materials over the Internet to our shareholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. Unless requested, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and our 2020 Annual Report over the Internet at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet, or how you can request a full set of proxy materials, including a proxy card to return by mail. If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.
How to Attend the Annual Meeting (page 10)
The annual meeting will be a completely virtual meeting of the shareholders, which will be conducted exclusively online via webcast. You are entitled to participate in the annual meeting only if you were a shareholder as of the close of business on March 31, 2021, or if you hold a valid proxy for the annual meeting. No physical meeting will be held and members of our Board of Trustees and management will also attend online via webcast. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting https://web.lumiagm.com/212424894. You will also be able to vote your shares online by attending the annual meeting via webcast. To participate in the annual meeting, you will need to review the information included in the Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is Ht2021. If you hold shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online annual meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the annual meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions outlined in this proxy statement.
Corporate Governance of the Company (page 12)
We strive to observe and continue to implement best practices in Corporate Governance and we are committed to high ethical standards. The efficacy of our corporate governance begins with the Board of Trustees which sets the tone for our organization. The composition of our Board of Trustees is an important component of our Corporate Governance. When evaluating the composition of our Board of Trustees, board diversity and independence are considered along with each trustee’s experience with corporate strategy initiatives and as a senior executive either at our company or at other public companies and their expertise in hospitality and real estate and with public companies.
The following highlights our board composition:

SENIOR EXECUTIVE EXPERIENCE
CORPORATE STRATEGY INITIATIVE EXPERIENCE
HOSPITALITY/REAL ESTATE EXPERTISE
PUBLIC COMPANY EXPERTISE

INDEPENDENCE
25% NON-INDEPENDENT
75% INDEPENDENT

BOARD DIVERSITY
50% WOMEN/ MINORITY
50% NON-DIVERSE

Corporate Governance highlights:

Board Independence
•6 out of 8 of our trustees and trustee nominees are independent
•Our Chairman and CEO are the only management trustees
•Independent Lead Trustee (selected by the trustees) regularly convenes executive sessions of independent trustees to discuss certain matters without management trustees or management present

Board Composition and Committees
•The Nominating and Corporate Governance Committee leads the full Board in considering Board competencies and the identification and evaluation of trustee candidates
•We have four Board committees and one sub-committee – Acquisition, Audit (including Risk-Sub-Committee), Nominating and Corporate Governance, and Compensation
•All committees are composed entirely of independent trustees
•The Board and its committees and sub-committees conduct an annual self-assessment to review effectiveness

Board Diversity	•4 out of 8 of our trustees are women or minority board members

Corporate Governance highlights (continued):

Leadership Structure	•Chairman of the Board separate from CEO •Independent Lead Trustee, among other duties, convenes and chairs executive sessions of the independent trustees
Risk Oversight
•Our full Board is responsible for risk oversight, and has designated committees to have particular oversight of certain key risks
•Risk Sub-Committee established to promote active and focused discussion of risk areas, including items related to cyber security and environmental, social, and governance (ESG) activities
•Our Board oversees and works in conjunction with executive management to fulfill our responsibilities for the assessment and mitigation of risks

Open Communication	•We encourage open communication and strong working relationships among the Independent Lead Trustee, Chairman, CEO and other trustees •Our trustees have access to management and employees
Trustee Share Ownership
•Our independent trustees are required to own our common shares in an amount equal to five times the annual base retainer
•Our management trustees (CEO and Chairman) are required to own common shares in an amount equal to six times and four times their annual salary, respectively
•Comprehensive insider trading policy and prohibitions on hedging transactions

Accountability to Shareholders
•We use majority voting in uncontested director elections
•Shareholders have the power to amend the Bylaws
•We do not have a shareholder rights plan
•We have an annual advisory vote on executive compensation as opposed to every two or three years

Commitment to Sustainability – EarthView® (page 16)
We believe that the financial success of our shareholders and the positive growth of our company is fueled by an unwavering commitment to highly ethical and responsible business practices. As such, the Company embraces a commitment to environmental, social, and governance (ESG) practices as an integral part of maintaining and building a successful business.
In 2010, we created our proprietary sustainability platform, EarthView®, that is now one of the most established and highly regarded sustainability programs in the industry. Hersha has been recognized for our leadership in ESG practices, both on a local and global scale. Highlighted are a few of the accolades we have earned.
•NAREIT Leader in the Light: Recognized four times as winner of NAREIT’s Leader in the Light in the Lodging & Resorts sector for superior sustainability practices
•GRESB: Hersha ranked #1 within the U.S. Hotel peer set in the Global Real Estate Sustainability Benchmark Public Disclosure
•Newsweek’s 2021 list of America’s Most Responsible Companies
•The Inquirer: Recognized as Top Work Places 2020 by The Philadelphia Inquirer
We are committed to transparent reporting of our ESG results. As such, Hersha publishes an annual sustainability report that is prepared in accordance with relevant international standards and best practices, specifically the Sustainability Accounting Standards Board (SASB) for the Real Estate Sector and the Task-force for Climate-Related Financial Disclosures (TCFD). For more information on these and our other sustainability practices, please see our most recent sustainability report, available on our website www.hersha.com/earthview. Information on or connected to this website is not deemed to be part of this proxy statement.

Board of Trustees (page 19 )

Name	Age	Occupation	Committee Memberships	Other Public Company Boards
Class II Trustee Nominees
Hasu P. Shah	76	Chairman of the Board of the Company	None	None
Jackson Hsieh	60	President and Chief Executive Officer, Spirit Realty Capital, Inc.	Acquisition Audit Compensation Nominating & Corporate Governance	Spirit Realty Capital, Inc.
Dianna F. Morgan	69	Former Senior Vice President, Walt Disney World Company	Risk Sub-Committee (Chair) Audit Compensation Nominating & Corporate Governance	Chesapeake Utilities Corp., Marriott Vacations Worldwide Corp.
John M. Sabin	66	Executive Vice President and Chief Financial Officer, Revolution, LLC, Case Family Office, and The Case Foundation	Audit (Chair) Acquisition Compensation Nominating & Corporate Governance	None

Class I Trustee
Jay H. Shah	52	Chief Executive Officer of the Company	None	None
Thomas J. Hutchison III	79	Former CEO, CNL Hotel & Resorts and CNL Retirement Properties, Inc.	Compensation (Chair) Acquisition Audit Risk Sub-Committee	Marriott Vacations Worldwide Corp.
Donald J. Landry	72	Lead Independent Trustee of the Company Former CEO and President, Sunburst Hospitality, Inc.	Acquisition (Chair) Audit Risk Sub-Committee Nominating & Corporate Governance	Condor Hospitality Trust, Inc.
Michael A. Leven	83	Former President and Chief Operating Officer, Las Vegas Sands Corp.	Nominating & Corporate Governance (Chair) Acquisition Compensation	None

Executive Officers (page 26)

Name	Age	Title

Hasu P. Shah*	76	Chairman of the Board
Jay H. Shah*	52	Chief Executive Officer
Neil H. Shah*	47	President and Chief Operating Officer
Ashish R. Parikh*	51	Chief Financial Officer and Assistant Secretary
Michael R. Gillespie*	48	Chief Accounting Officer and Assistant Secretary
David L. Desfor	60	Treasurer and Corporate Secretary
* Indicates the executive is a named executive officer ("NEO" or, collectively, "NEOs") of the Company.
Compensation Discussion and Analysis (page 36)
COVID-19 Global Pandemic Impact on the Lodging Industry and Impact on Executive Compensation
Due to the COVID-19 pandemic and the effects of travel restrictions both globally and in the United States, the hospitality industry suffered from the lowest levels of demand on record and orders of magnitude worse in breadth and depth than any previous demand shocks that we have seen. The global impact of the pandemic evolved rapidly and, in the United States, certain states and cities, including most of the states and cities where we own properties, reacted by instituting various restrictive measures such as quarantines, restrictions on travel, school closings, "stay at home" orders and restrictions on types of business that may continue to operate. The demand shock was devastating to all sectors of the economy related to travel, hospitality and tourism and our business.
The management team acted quickly to cut costs, preserve liquidity, source capital, ensure the safety and wellness of employees and guests, and position the Company for an eventual recovery in the travel industry. The following illustrates actions taken by management and the Compensation Committee in response to the impact of the pandemic:

The Board of Trustees and management acted swiftly to realign compensation to preserve liquidity and support initiatives that were critical to navigate the pandemic and position the Company for an eventual economic recovery.
Executive Compensation (page 56)
The objectives of the Company’s executive compensation program are to attract, retain and motivate experienced and talented executives who can maximize shareholder value, and the compensation program is designed to closely align compensation paid to executives, including the Company’s named executive officers (“NEOs”), with the Company’s performance on both a short-term and long-term basis.
To further promote alignment with our shareholders, our program allows executives to elect cash awards earned under the Short-Term Incentive Program (“STIP”) to be received in the form of LTIP Units or common shares in lieu of cash. For the past four consecutive years, our CEO and all other NEOs elected 100% of amounts earned under the STIP to be received in equity in lieu of cash.

TOTAL TARGET COMPENSATION
Our program consists of rigorous goals, is targeted towards outperformance, and aligns management with investors.
Say on Pay (page 65)
Our shareholders have supported our executive compensation program each year it has been presented for approval. In 2019 and 2020, shareholder support for our executive compensation was in excess of 90% of votes cast.
Amendment to Amended and Restated 2012 Equity Incentive Plan (page 67)
We are asking our shareholders to approve an amendment to increase the number of shares available for issuance for awards made pursuant to our Amended and Restated 2012 Equity Incentive Plan (“2012 Equity Incentive Plan”).

Ratification of Auditors (page 76)
We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2021.
Voting Proposals Summary

Proposal Number	Page Number	Proposal	Unanimous Board Recommendation
PROPOSAL 1	19	To elect four Class II Trustees to the Board of Trustees.	FOR - All Nominees
PROPOSAL 2	65	To approve on an advisory basis the compensation of the Company’s named executive officers.	FOR
PROPOSAL 3	67	To approve an amendment to the Hersha Hospitality Trust 2012 Equity Incentive Plan.	FOR
PROPOSAL 4	76	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2021.	FOR

PLEASE VOTE
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND THIS PROXY STATEMENT
THE PROXY SOLICITATION
This proxy statement is provided in connection with the solicitation of proxies by the Board of Trustees of Hersha Hospitality Trust for use at the 2021 annual meeting of shareholders to be held virtually via webcast at 9:00 a.m. (EDT) on May 27, 2021 and at any adjournment or postponement thereof. The mailing address of the Company’s principal executive office is 44 Hersha Drive, Harrisburg, Pennsylvania 17102. The Notice of Internet Availability of Proxy Materials is first being mailed, and the Company’s proxy materials, including the notice of the annual meeting, this proxy statement, the proxy card and the 2020 annual report to shareholders, are first being made available to the Company’s shareholders, on or about April 16, 2021.
Solicitation of Proxies
The cost of preparing and mailing this proxy statement and accompanying proxy materials, and the cost of any supplementary proxy solicitations, which may be made by mail, telephone or personally by the Company’s trustees, executive officers and employees, will be borne by the Company. Although no proxy solicitor has been engaged at this time, we may determine it is necessary to employ an outside firm to assist in the solicitation process. If so, we will pay the proxy solicitor reasonable and customary fees. No person is authorized to give any information or to make any representation not contained in this proxy statement and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This proxy statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such solicitation in such jurisdiction. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.
How To Vote; Revocability of Proxy
Shareholders of Record - You may authorize your proxy over the Internet (at www.voteproxy.com), by telephone (at 1-800-PROXIES or 1-800-776-9437 in the United States and 1-718-921-8500 if calling from outside the United States) or, if you receive a printed copy of the proxy materials by mail, by executing and returning the proxy card accompanying this proxy statement. Once you authorize a proxy, you may revoke that proxy by (1) executing and submitting a later-dated proxy card prior to May 27, 2021, (2) subsequently authorizing a proxy over the Internet or by telephone, (3) sending a written revocation of your proxy to the Company’s Corporate Secretary at its principal executive offices, or (4) attending the annual meeting via webcast and voting via webcast.
Attending the annual meeting without submitting a new proxy or voting at the annual meeting will not automatically revoke the prior authorization of your proxy. Only the last vote of a shareholder will be counted.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank - If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote in person at the virtual Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Annual Meeting.

Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.
Shareholders Entitled To Vote
Only holders of record of the Company’s common shares at the close of business on the record date, March 31, 2021, and their legal proxy holders, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 39,132,307 common shares outstanding. Each shareholder of record is entitled to one vote per common share. Cumulative voting is not permitted in the election of Class II Trustees.
Attending the Annual Meeting Virtually on the Internet
The annual meeting will be a completely virtual meeting of the shareholders, which will be conducted exclusively online via webcast. You are entitled to participate in the annual meeting only if you were a shareholder as of the close of business on March 31, 2021, or if you hold a valid proxy for the annual meeting. No physical meeting will be held and members of our Board of Trustees and management will also attend online via webcast. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting https://web.lumiagm.com/212424894. You will also be able to vote your shares online by attending the annual meeting via webcast. To participate in the annual meeting you will need to review the information included in the Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is Ht2021. If you hold shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online annual meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the annual meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions outlined in this proxy statement.
Registering to Attend the Annual Meeting Virtually on the Internet
If you are a registered shareholder, you do not need to register to attend the annual meeting virtually on the internet. Please follow the instructions on the Notice of Internet Availability of Proxy Materials or proxy card that you received. If you hold your shares in “street” name and wish to vote online via webcast at the annual meeting, you must register in advance to attend the annual meeting virtually on the Internet.
To register to attend the annual meeting online via webcast, you must submit proof of your proxy power (legal proxy) reflecting your Hersha Hospitality Trust holdings along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 20, 2021. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:
By email: Forward the email from your broker, or attach an image of your legal proxy to proxy@astfinancial,com.
By facsimile: 718-765-8730
By mail: American Stock Transfer & Trust Company, LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219
Rationale for a Virtual Meeting
Due to concerns about health and safety as a result of the COVID-19 pandemic, the Company thinks it prudent to hold a virtual meeting in the interest of our shareholders, the Board of Trustees and management.
Quorum
The Company’s Bylaws provide that the holders of a majority of the votes entitled to be cast at the annual meeting constitutes a quorum for the transaction of business at the annual meeting. As of March 31, 2021, the record date for the annual meeting, there were 39,132,307 common shares outstanding.

Vote Required
The Company’s Bylaws provide for the election of trustees in uncontested elections by a majority of the votes cast. Under this standard, a majority of the votes cast means the number of votes cast “for” a trustee’s election exceeds the number of votes cast “against” that trustee’s election. The Bylaws provide for the election of trustees by a plurality of the votes cast if the number of nominees exceeds the number of trustees to be elected (a contested election). The election of Class II Trustees at the annual meeting is uncontested. Therefore, in accordance with the Bylaws, Class II Trustee nominees will be elected at the annual meeting by a majority of the votes cast.
The affirmative vote of a majority of all of the votes cast at the annual meeting, if a quorum is present, is required for the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs.
The affirmative vote of a majority of all of the votes cast at the annual meeting, if a quorum is present, is required for the proposal to approve an amendment to the Hersha Hospitality Trust 2012 Equity Incentive Plan.
The affirmative vote of a majority of all of the votes cast at the annual meeting, if a quorum is present, is required to ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent auditors for the fiscal year ending December 31, 2021.
How Votes Will Be Counted
In the election of Class II Trustees, you may vote “for,” “against” or “abstain” with respect to each Class II Trustee nominee. For the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, the proposal to approve an amendment to the Hersha Hospitality Trust 2012 Equity Incentive Plan, and for the proposal to ratify the appointment of KPMG as the Company’s independent auditors for the fiscal year ending December 31, 2021, you may vote “for,” “against” or “abstain.” For purposes of the election of trustees, the advisory vote on the compensation of the Company’s NEOs and the ratification of the appointment of the auditors votes, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. With respect to the vote on the Hersha Hospitality Trust 2012 Equity Incentive Plan, under the rules of the NYSE, abstentions are considered votes cast and will count against the proposal. Abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.
If you hold your common shares in street name through a brokerage firm and you do not submit voting instructions to your broker, your broker may generally vote your common shares in its discretion on routine matters. However, a broker cannot vote common shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 is considered routine under applicable rules, while each of the other items to be submitted for a vote of shareholders at the annual meeting is considered non-routine. Accordingly, if you hold your common shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your common shares on the proposal to ratify the appointment of KPMG but will not be permitted to vote your common shares on any of the other items at the annual meeting. If your broker exercises this discretion, your common shares will be counted as present for the purpose of determining the presence of a quorum at the annual meeting and will be voted on the proposal to ratify the appointment of KPMG in the manner directed by your broker, but your common shares will constitute “broker non-votes” on each of the other items at the annual meeting, including the election of Class II Trustees, the amendment to our 2012 Equity Incentive Plan and the advisory vote on executive compensation. Broker non-votes will not be counted as a vote cast with respect to these other items and therefore will not be counted in determining the outcome of the items.
Householding
We are sending only a single Notice of Internet Availability of Proxy Materials to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any shareholders at that address. This practice is known as “householding” and is permitted by rules adopted by the SEC and Maryland law. This practice reduces the volume of duplicate information received at your household and helps us to reduce costs and the environmental impact of our annual proxy solicitation process. We will deliver promptly, upon written request or oral request, a copy of the proxy materials, as applicable, to holders of our common shares as of the record date for the annual meeting, March 31, 2021. If you prefer to receive printed copies of our proxy materials, you may direct requests to the following address: Hersha Hospitality Trust, Attention: Corporate Secretary, 44 Hersha Drive, Harrisburg, Pennsylvania 17102. If you are a shareholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.
CORPORATE GOVERNANCE
We are committed to pursuing best corporate governance practices. We undertake initiatives to structure our corporate governance in a manner we believe closely aligns our interests with those of our shareholders.
Board Leadership Structure
Lead Independent Trustee - The Board of Trustees designates an independent, non-employee trustee to serve as the Lead Independent Trustee that presides over the regularly conducted executive sessions of the independent trustees. In addition to chairing all executive sessions of the independent trustees, the Lead Independent Trustee has the authority to call meetings of the independent trustees, presides at all meetings of the Board of Trustees at which the Chairman of the Board, the Chief Executive Officer and the President and Chief Operating Officer are not present, and has such other responsibilities as the Board of Trustees may determine from time to time. The Board of Trustees has currently designated Mr. Landry as the Lead Independent Trustee.
Mr. Landry has been honored by New York Stock Exchange Governance Services, a subsidiary of the New York Stock Exchange (“NYSE”), as the Independent Lead Director of the Year, in connection with its Governance, Risk and Compliance Leadership Awards. The Independent Lead Director of the Year Award is presented to an exemplary leader in governance, risk and compliance that has clearly demonstrated an unwavering commitment to independence, integrity, and leadership in governance at the board level. The Governance, Risk, and Compliance Leadership Awards underscore the role that corporate governance plays in shaping a company's success and a board's contribution to long-term value.
Mr. Landry is expected to continue serving in this capacity following the annual meeting. All interested parties may communicate with the Lead Independent Trustee by following the procedure described below under “—Communications with the Board of Trustees.”
Chairman of the Board and Chief Executive Officer Separated - The Board of Trustees believes that it is in the best interests of the Company that the roles of Chief Executive Officer and Chairman of the Board of Trustees be separated in order for the individuals to focus on their primary roles. The Company’s Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Company’s Chairman of the Board of Trustees provides guidance to the Company’s Chief Executive Officer, presides over meetings of the full Board of Trustees and, together with the Lead Independent Trustee, sets the agenda for Board of Trustees meetings.
Board’s Role in Risk Oversight
While the Board of Trustees believes it is the job of the Company’s senior management to assess and manage the Company’s exposure to risk, the Board of Trustees and its committees play an important role in the risk oversight of the Company. We believe having robust board oversight around risk is paramount to running a successful business. The Board of Trustees and its committees are involved in risk oversight through its direct decision-making authority with respect to significant matters and the oversight of management. The Board of Trustees (or the appropriate committee in the case of risks that are under the purview of a particular committee) administers its risk oversight function by receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks, and from the chairs of the Audit Committee and the Compensation Committee. In addition, the Board of Trustees administers its risk oversight function through the required approval by the Board of Trustees (or a committee thereof) of significant transactions and other decisions, including, among others, acquisitions and dispositions of properties, new borrowings, significant capital expenditures, refinancing of existing indebtedness, cyber security, climate risks, and the appointment, retention, and succession planning of the Company’s senior management. The

Board of Trustees met six times in 2020. In addition to its six meetings, the Board was provided frequent updates at the onset of the global COVID-19 pandemic and throughout the year to monitor the impact of the pandemic on the Company’s operations and financial position.
The Audit Committee has a Risk Sub-Committee to assist the Audit Committee and the Board of Trustees in developing guidelines and policies related to risk assessment and management which govern the process by which risk assessment and management is handled by the Company’s senior management. Management of risk and resiliency is a business priority, delivered through an interdisciplinary effort, with contributions from acquisitions, asset management, finance, accounting, legal, and sustainability teams. These business teams update the Risk Sub-Committee on market trends and forecasts that may lead to identification of new risks, changes in risk exposure, potential impact, and management strategy. The Risk Sub-Committee reviews these updates and provides recommendations on risk management strategies to the full Board of Trustees. Responsibility for overseeing and monitoring progress against risks, including the potential impact of ESG issues and climate-related risks, fall on the Risk Sub-Committee and the members and directors of the appropriate business team. The Risk Sub-Committee, which is chaired by Ms. Morgan, met three times in 2020. Senior management attended each meeting. Messrs. Hutchison and Landry, both of whom serve on the Audit Committee, also serve on the Risk Sub-Committee. Ms. Morgan reports to the full Audit Committee on the discussions and findings of the Risk Sub-Committee and makes recommendations to the Audit Committee regarding steps the Company’s senior management has taken to monitor and control major financial and other risk exposures, including risks pertaining to the environment, climate, social, health and safety, and cybersecurity. In addition, as discussed under “Compensation Discussion and Analysis-Compensation-Related Risk” below, the Compensation Committee meets with senior management to discuss compensation-related risks.
Trustee Independence
A majority of the Board of Trustees is independent. The Board of Trustees has determined that the following trustees and trustee nominees are independent in accordance with the corporate governance standards of the NYSE: Ms. Morgan and Messrs. Hutchison, Hsieh, Landry, Leven and Sabin.
Code of Ethics, Code of Conduct, Environmental Management System, and Policies on Corporate Governance
The Board of Trustees has adopted a Code of Ethics that applies to all of the Company’s trustees, executive officers and employees. In addition, our Code of Conduct provides our associates with guidance on our values and acceptable conduct, including our policies on human rights, labor rights, and diversity, anti-harassment and formal grievance process, whistleblowers and non-retaliation, health & safety, and supplier code of conduct. Furthermore, the Company has a formal Environmental Management System that describes the structure, management, and oversight of the Company’s sustainability platform, EarthView. The Company makes available on its website, www.hersha.com, current copies of its corporate governance documents, including charters of the Audit (including the Risk Sub-Committee), Compensation, Nominating and Corporate Governance (“NCG”) and Acquisition Committees, its Corporate Governance Guidelines, its Code of Ethics, its Code of Conduct, and its Environmental Management System, EarthView. The Company will post any future changes to these corporate governance documents on its website and may not otherwise publicly file such changes. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from the Code of Ethics granted to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and other executive officers by posting such information on the Company’s website.
Political Contribution Policy and Trade Association Memberships
It is the Company’s policy that funds not be used directly to contribute to candidates, campaigns, and political party committees, though we are a member of several industry associations which do have a fee for membership. The Company believes participation in these industry associations provides the opportunity to enhance shareholder value through involvement in public policy processes, networking, building of business skills, sharing collective best practices, and monitoring industry policies and market trends. Pursuant to the Company’s Code of

Conduct and Code of Ethics, total dues to industry associations that are allocated to lobbying are reported as less than $30,000 in 2020.
Majority Voting For Trustees Elections
The Company’s Bylaws provide for the election of trustees in uncontested elections by a majority of the votes cast. Under this standard, a majority of the votes cast means the number of votes cast “for” a trustee’s election exceeds the number of votes cast “against” that trustee’s election. The Bylaws provide for the election of trustees by a plurality of the votes cast if the number of nominees exceeds the number of trustees to be elected (a contested election).
The Company’s Bylaws include a trustee resignation policy, establishing procedures under which any incumbent trustee who fails to receive a majority of the votes cast in an uncontested election will be required to tender his or her resignation to the Board of Trustees for consideration. As provided in the Bylaws, the Board of Trustees will act on any such resignation, taking into account the NCG Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the uncontested election results.
Trustee Nominating Process
The NCG Committee performs the functions of a nominating committee and will actively seek, screen and recommend trustee candidates for nomination by the Board of Trustees, consistent with criteria approved by the Board of Trustees, including, without limitation, strength of character, maturity of judgment, independence, expertise in the hospitality industry, experience as a senior executive or with corporate strategy initiatives generally, diversity and the extent to which the candidate would fill a present need on the Board of Trustees. The NCG Committee Charter describes the Committee’s responsibilities, including seeking, screening and recommending trustee candidates for nomination by the Board of Trustees.
The charter of the NCG Committee provides that the NCG Committee will consider shareholder recommendations for trustee candidates. Shareholders should submit any such recommendations for consideration by the NCG Committee through the method described under “—Communications with the Board of Trustees” below. In addition, in accordance with the Company’s Bylaws, any shareholder of record entitled to vote for the election of trustees at the applicable meeting of shareholders may nominate persons for election to the Board of Trustees if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in “—Shareholder Proposals and Nominations for the 2022 Annual Meeting” below. Trustee candidates submitted by our shareholders will be evaluated by the NCG Committee on the same basis as any other trustee.
The NCG Committee does not have a formal policy with respect to diversity; however, the Board of Trustees and the NCG Committee believe that it is important that the trustee candidates represent key and diverse skill sets.

The NCG Committee considers diversity of race, ethnicity, gender, age, cultural background, professional experiences and expertise and education in evaluating trustee candidates for Board membership. We believe that considerations of diversity are, and will continue to be, an important component relating to the Board’s composition as multiple and varied points of view contribute to a more effective decision-making process. Half of our trustees are women or minorities, placing us in the upper echelons of our industry in the area of board diversity. The NCG Committee evaluates each candidate’s qualifications to serve as a member of the Board of Trustees based on his or her skills and characteristics, as well as the composition of the board as a whole. In addition, the NCG Committee will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the board’s needs. In addition to considering incumbent trustees, the NCG Committee identifies trustee candidates based on recommendations from the trustees, shareholders, management and others. The NCG Committee may in the future engage the services of third-party search firms to assist in identifying or evaluating trustee candidates. No such firm was engaged in 2020.
Board Evaluation Process
The Board of Trustees and all of the Committees conduct a thorough self-assessment of their roles and responsibilities and utilize independent consultants from time to time to assist in this process. The Board of Trustees has also previously utilized counsel to help conduct a thorough evaluation of Board and Committee responsibilities. Counsel has administered a questionnaire and performed one-on-one interviews and follow up with each Trustee. The information gathered by this process is aggregated, in order to preserve anonymity of the respondents, analyzed and presented to the Board and each Committee. The Board and each Committee then review and discuss such information and analysis to maximize the potential and efficacy of Board and Committee performance. Due to the COVID-19 pandemic, the Board of Trustees amended their evaluation process for 2020. The Board and each Committee reviewed and discussed observations, information gathered, and analysis to maximize the potential and efficacy of Board and Committee performance. The Board will continue to monitor the impact of the pandemic and consider implementing revised practices as necessary.
Communications with the Board of Trustees
Shareholders and other interested parties who wish to communicate with the Board of Trustees or any of its committees may do so by writing to the Lead Independent Trustee, Board of Trustees of Hersha Hospitality Trust, c/o Corporate Secretary, 44 Hersha Drive, Harrisburg, Pennsylvania 17102. The Corporate Secretary will review all communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board of Trustees and its committees are to be forwarded to the Lead Independent Trustee. Communications that relate to matters that are within the scope of responsibility of one of the Board committees are also to be forwarded to the Chairperson of the appropriate committee. Solicitations, junk mail and frivolous or inappropriate communications are not to be forwarded but will be made available to any non-management trustee who wishes to review them.

COMMITMENT TO SUSTAINABILITY – EARTHVIEW®
The Company embraces a commitment to ESG (environmental, social, governance) and sustainability as an integral part of maintaining and building a successful business. The Company has demonstrated that being active stewards of our environment, communities, and human capital makes good business sense. Through our proprietary sustainability platform, EarthView®, the Company has been able to drive reductions in operating expenses and increase the value of its real estate. Below are some of our commitments and accomplishments regarding sustainability.
Environmental Commitment
In regards to environmental commitment, the Company’s focus, as approved by senior management or the Board of Trustees, is to:
•Remain committed to environmental protection, environmental awareness, the reduction of greenhouse gas emissions through commitment to a science-based target, and the reduction of waste sent to landfill
•Remain committed to the efficient use of natural resources and energy by ensuring its buildings operate efficiently, and striving for building certifications as the opportunity arises, such as LEED or ENERGY STAR
•Monitor the Company’s environmental performance
•Regularly report on environmental issues and environmental management to our stakeholders, and consult with stakeholders on these environmental issues
•Comply with environmental regulation
•Train and raise employee awareness for the Company’s sustainability program and practices
•Conduct internal audits to ensure properties and tenants are adhering to standards of the Company’s sustainability program
•Explore opportunities to expand the Company’s renewable energy mix, including on-site and off-site options
•Review the prevalence of climate-related physical and transition risks as part of the Company’s enterprise risk assessment (which is reviewed by executives and Board members), and maintain our resiliency strategy, which includes the ongoing evaluation of potential climate risks, the identification of mitigation strategies, and the ongoing monitoring and assessment of our progress
Reducing Environmental Impact: Responsible stewardship of resources through our supply chain is not only essential for the continuing growth of our business, but also imperative for the long-term health, safety, and prosperity of the planet. The Company reports environmental metrics aligned with the Greenhouse Gas Protocol. The Company’s data management systems allow us to confidently report high quality, non-financial data, better manage our environmental impact, and identify opportunities for continual improvement. The Company also announced targets for reducing our environmental impact by 2030 versus a 2010 baseline.
Driving Value & Experiences Through Innovation: EarthView capitalizes on innovative opportunities that create both operational savings and long-term value. Additionally, our sustainability-oriented amenities demonstrate a holistic approach to enhancing the guest experience and capturing growing guest interest in sustainable hospitality.
Efficient Buildings & Operations: The Company has continued to implement projects that have reduced its environmental footprint. The Company remains committed to ensuring its buildings operate efficiently, and will strive to certify them as the opportunity arises. Currently, 100% of our portfolio is benchmarked against ENERGY STAR, and 34% of our portfolio has been awarded a third-party building certification such as LEED, ENERGY STAR, or ISO 14001 (for environmental management) over the past five years.
The Company does not have any environmental controversies or incidents of non-compliance with any water quality or water quantity permits or standards. The use of conflict minerals is not material to the Company’s industry and business.

Social & Human Capital Commitment
In regards to social and human capital commitment – including community impact, supporting our associates, valuing diversity, and embracing health and wellness – the Company’s focus, as approved by senior management or the Board of Trustees, is to:
•Remain committed to our human rights, labor policies, anti-discrimination policy, anti-harassment policy, whistleblower program, non-retaliation policy, code of ethics (includes anti-bribery and anti-corruption), and other policies outlined in the Company’s Code of Conduct - available on our website www.hersha.com
•Proactively communicate our comprehensive whistleblower program and procedure for processing whistleblower reports - applicable to associates, suppliers, guests, and other third parties
•Proactively communicate our non-retaliation policy
•Provide policies and trainings to guide associates on how to assert the protection of human rights, including but not limited to discrimination, harassment, forced labor, and human trafficking
•Monitor and encourage the diversity of the Company’s workforce
•Collaborate with vendors and suppliers to uphold the Company’s Supplier Code of Conduct
•Provide associates with non-salary benefits to maintain a healthy work-life balance
•Regularly monitor employee satisfaction through engagement surveys and other feedback
•Regularly monitor and develop strategies for addressing occupational health and safety in the workplace
Community Impact:  Our hotels are deeply rooted in the communities in which they operate. Stronger, more vibrant communities in turn are able to help our hotels thrive. As such, we support our local communities through economic development and revitalization, as well as philanthropy. From a global perspective, the Company’s focus is on providing access to clean water and improved sanitation for communities in need around the world. Our community impact metrics as of 2020 are:
•20,200 hours volunteered in our local communities since 2015
•26,000+ people in need provided with access to clean water for 21 years
•568,000 new bars of sanitized and repackaged soap sent to developing nations since 2011
Our presence in our communities has expanded through our support of The United Way at our Philadelphia and Harrisburg corporate offices. These efforts have led to Hersha being awarded the United Way of the Capital Region’s “Best Of” Award for a Medium-Sized Company in 2019.
Supporting our Associates:  The Company is an equal opportunity employer. We do not discriminate against any person on the basis of race, color, national origin, ancestry, sex, gender, gender identity, pregnancy, childbirth or related medical condition, religious creed, physical disability, mental disability, medical condition, marital status, veteran status, sexual orientation, genetic information, or any other characteristic protected by federal, state, or local law in recruiting, hiring, compensation, or any other terms or conditions of employment.
As one of our core values states “People Are Our Capability” and the Company is committed to creating an environment for our associates that makes Hersha an exceptional place to work. We provide an inclusive, safe, and open work environment, and have a staunch commitment to our Code of Conduct and Code of Ethics – both found on Hersha’s website.
We believe our associates will become tomorrow’s leaders, and we support them through providing numerous opportunities for advancement and personal growth. This includes formalized programs for succession planning, policy and job-specific development training, leadership development support for our management teams, and yearly stipends for all associates interested in further education. Annual performance reviews held for each employee highlight goals for development and put in place action plans toward achieving them. Through these programs, we aim to attract, develop, and retain top talent. We also support our employees through competitive pay and comprehensive benefit programs.
The Company has not had any major controversies linked to human rights, corruption, wages, or labor standards.
Diversity and Inclusion:  The Company supports and respects the protection of the internationally recognized United Nations Universal Declaration of Human Rights, as well as labor rights. The responsibility of human rights and labor rights, including diversity initiatives and protection of minority groups’ and women’s rights, is overseen at the Board level. Our human rights and labor rights policies are applicable not only across our enterprise and geographies, but also within our sphere of influence. This includes but is not limited to non-associates (e.g. suppliers, vendors, and partners). We are also a signatory of the CEO Action for Diversity & Inclusion Pledge, the largest CEO-driven business commitment to advance diversity and inclusion within the workplace.
This approach has led to a diverse workforce at the senior management and workforce levels, with the following demographics across Hersha Hospitality Trust:
•39% of our workforce is women
•26% of our female workforce hold roles of Director and above
•24% of our workforce identifies as a member of a minority group
•24% of our workforce is under the age of 30, while 61% of our workforce is between the ages of 30 and 50
Health and Wellness:  We support the overall physical and mental health of our associates in order to create a great place to work. This includes providing access to stress management and healthy living instruction, as well as overall ergonomic and wellness practices and offerings for associates.
We also provide numerous benefits that allow our associates to lead full lives outside of Hersha. Hersha's culture encourages work-life balance and has provided associates with the flexibility to work from home during the COVID-19 pandemic as well as paid time off. We also upgraded to a video conferencing system that enables offsite employees to connect with conference rooms via video.
Our efforts have been recognized, with our Philadelphia office being named “Top Work Places 2020” by the Philadelphia Inquirer. We were also named in Newsweek’s 2021 list of America’s Most Responsible Companies.
For more information on our human capital and sustainability practices, including environmental and community impact results and enterprise-wide policies, please see our Code of Conduct and most recent EarthView Sustainability report, available on our website www.hersha.com/earthview.

PROPOSAL ONE: ELECTION OF CLASS II TRUSTEES
The Board of Trustees, upon the recommendation of the Nominating and Corporate Governance Committee, nominated Hasu P. Shah, Jackson Hsieh, Dianna F. Morgan, and John M. Sabin for election at the annual meeting as Class II Trustees. Each of these nominees currently is serving as a Class II Trustee. If elected, these individuals will serve as Class II Trustees until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified.
Unless you direct otherwise in the proxy card accompanying this proxy statement, the persons named as proxies will vote your proxy for all of the nominees named above. If any nominee becomes unavailable or unwilling to serve as a Class II Trustee, the persons named as proxies in the accompanying proxy card will vote your proxy for an alternate nominee that has been nominated by the Board of Trustees. Alternatively, the Board of Trustees may reduce the size of the Board of Trustees and the number of nominees standing for election as Class II Trustees at the annual meeting. Proxies will only be voted for the nominees named above or their alternates. Each nominee for election to the Board of Trustees as a Class II Trustee has indicated that he or she is willing to serve if elected. The Board of Trustees has no reason to doubt that any nominee for election will be unable or unwilling to serve if elected.
The Board of Trustees unanimously recommends a vote “FOR” each of the nominees for election as a Class II Trustee.
BOARD OF TRUSTEES AND EXECUTIVE OFFICERS
The Board of Trustees consists of nine trusteeships with eight currently serving trustees and one vacancy. At this time, the Board of Trustees has elected not to fill one of these openings and will continue to evaluate the composition of the Board. Shareholders are not being asked for proxies to fill this vacancy and proxies may only be voted for the nominees below. The Company’s Declaration of Trust divides the Board of Trustees into two classes, as nearly equal in number as possible. At the annual meeting, shareholders are voting to elect four persons as Class II Trustees. Each Class II Trustee nominee currently is serving a two-year term expiring at the annual meeting and when his or her successor is duly elected. Each Class I trustee was elected at the 2020 annual meeting and is serving a two-year term expiring at the 2022 annual meeting of shareholders and when his or her successor is duly elected. Generally, one full class of trustees is elected by the shareholders of the Company at each annual meeting.

The following pages include biographical information for each of our Class II Trustee Nominees and Class I Trustees, including their qualifications to serve on our board of trustees.
Class II Trustee Nominees

Hasu P. Shah Chairman of the Board and Class II Trustee Nominee Age: 76 Trustee since May 1998 Committees Served: None Other Public Company Boards: None
Mr. Hasu Shah has been the Chairman of the Board and a Class II Trustee since the Company’s inception in May 1998 and was the Company’s Chief Executive Officer until his retirement in 2005. Mr. Hasu Shah began his career in lodging with the purchase of a single hotel in Harrisburg, Pennsylvania in 1984. In the last 30 years, he has developed, owned, or managed over 50 hotels across the Eastern United States and started real estate related businesses in general construction, purchasing, and hotel management. He has been recognized for both his business accomplishments and his philanthropic endeavors, including the Entrepreneur of the Year award given by Ernst & Young LLP and the Central Penn Business Journal Hall of Fame award for lifetime achievements in both business and philanthropy. Mr. Hasu Shah and his wife, Hersha, are active members of the local community and remain involved with charitable initiatives in India. In 2010, he was honorably bestowed with the National United Way Tocqueville Society award, the highest honor given for philanthropic work across the country. Mr. Hasu Shah has been an active Rotarian for more than 30 years and continues to serve as a trustee of several community service and spiritual organizations including Vraj Hindu Temple and the India Heritage Research Foundation. He also received an honorary Doctorate of Public Service (DPS) Degree from Harrisburg Area Community College. Mr. Hasu Shah received a Bachelor of Science degree in chemical engineering from Tennessee Technical University and obtained a Master’s degree in public administration from Pennsylvania State University, which named him as a Fellow. He is an alumnus of the Owner and President’s Management program at Harvard Business School. Mr. Hasu Shah is the father of Jay H. Shah, the Company’s Chief Executive Officer and Class I Trustee, and Neil H. Shah, the Company’s President and Chief Operating Officer.
The Board of Trustees has determined that Mr. Hasu Shah’s qualifications to serve on the Board of Trustees include his extensive experience in the lodging industry, including his role as our former Chief Executive Officer and his decades of experience building the Company, which he took public in 1999. Over the past 35 years he has developed, owned or managed over 50 hotels across the Eastern United States. With over three decades of lodging industry experience, Mr. Hasu Shah has developed a broad network of hotel industry contacts and relationships, including relationships with hotel owners, operators, project managers, contractors, franchisors, lenders, and other key industry participants.

Jackson Hsieh Class II Trustee Nominee Age: 60 Trustee since June 2017 Committees Served: Acquisition Audit Compensation NCG Other Public Company Boards: Spirit Realty Capital, Inc.
Mr. Hsieh has served as President and Chief Executive Officer of Spirit Realty Capital, Inc. since May of 2017. Mr. Hsieh joined Spirit Realty Capital in September of 2016, serving as its President and Chief Operating Officer. In addition, Mr. Hsieh served as chairman of the board of trustees for Spirit MTA REIT from September of 2016 until September 2019. Prior to joining Spirit, Mr. Hsieh worked for Morgan Stanley, where he served as Managing Director and a Vice Chairman of Investment Banking, primarily focusing on the firm’s real estate clients. Prior to rejoining Morgan Stanley, Jackson was Vice Chairman and Sole/Co-Global Head of UBS’s Real Estate Investment Banking Group, managing a team of over 70 professionals in six offices worldwide. During his career, including a prior period at Morgan Stanley and tenures at Bankers Trust Company and Salomon Brothers, Inc., he served as senior lead banker on over $285 billion of real estate and lodging transactions. Mr. Hsieh is a graduate of the University of California at Berkeley and earned a Master’s degree from Harvard University.
The Board of Trustees has determined that Ms. Hsieh’s qualifications to serve on the Board of Trustees include his substantial experience in investment banking and the real estate and lodging industries.

John M. Sabin Class II Trustee Nominee Age: 66 Trustee since June 2003 Committees Served: Audit (Chair) Acquisition Compensation NCG Other Public Company Boards: None
Mr. Sabin is the Executive Vice President and Chief Financial Officer of Revolution LLC as well as the Chief Financial Officer of The Stephen Case Foundation and the Case Family Office. Prior to joining Revolution, he was the Chief Financial Officer and General Counsel of Phoenix Health Systems, Inc., a private healthcare information technology outsourcing and consulting firm. Mr. Sabin has also served as a finance executive with Hudson Hotels Corporation, Vistana, Inc., Choice Hotels International, Inc., Manor Care, Inc. and Marriott International, Inc., all of which were public companies at the time of his service. Mr. Sabin has had experience in commercial leasing with a national law firm, real estate transactions with national hospitality and health care firms, commercial real estate financing, IPOs, as well as experience as an audit committee and board member of several other public companies. Mr. Sabin has received a Bachelor of Science degree in Accounting and in University Studies; a Master of Accountancy and a Master of Business Administration from Brigham Young University, and he also received a Juris Doctor from the J. Reuben Clark Law School at Brigham Young University. Mr. Sabin is a licensed CPA and is admitted to the bar in several states.
Mr. Sabin’s qualifications to serve on the Board of Trustees include his substantial hospitality industry experience, as well as his substantial legal, finance and accounting experience. His service as both General Counsel and Chief Financial Officer of various companies provides the Board of Trustees with valuable insights with respect to finance, accounting, legal and corporate governance matters. He also has prior public company experience as a Chief Financial Officer and finance executive, as well as a director or trustee.

Dianna F. Morgan
Class II Trustee Nominee
Age: 69
Trustee since April 2010
Committees Served:
   Risk Sub-Committee (Chair)
   Audit
   Compensation
   NCG
Other Public Company Boards:
   Chesapeake Utilities Corp.
   Marriott Vacations
      Worldwide Corp.

Ms. Morgan retired in 2001 from a long career with the Walt Disney World Company, where she served as Senior Vice President of Public Affairs and Human Resources, a role which included the management of reputational risk identification and mitigation strategies for the company. She also oversaw the Disney Institute — a recognized leader in experiential training, leadership development, benchmarking and cultural change for business professionals around the world. Ms. Morgan currently serves on the Board of Directors of Chesapeake Utilities Corp., where she chairs the Compensation Committee and serves on the nominating and corporate governance committee, and the Board of Directors of Marriott Vacations Worldwide Corporation, where she chairs the Compensation Committee and serves on the Nominating and Governance Committees. She previously served on the Board of Directors of CNL Healthcare Properties II, Board of Directors and the Compensation and Audit Committees of CNL Hotels & Resorts, Inc. and the Board of Directors of CNL Bancshares, Inc. In addition, Ms. Morgan is the past Chair and is a former member of the Board of Trustees for the University of Florida. Ms. Morgan is a former member of the Board of Directors and past Chairman of Orlando Health, where she led the creation of a risk management process for this large multi-hospital system. She also previously served as Chairman of the national board for the Children’s Miracle Network. Ms. Morgan received her Bachelor of Arts degree in organizational communications from Rollins College.
The Board of Trustees has determined that Ms. Morgan’s experience serving as a board member of both private and public companies, her previous experience overseeing the Disney Institute and her prior service as a senior manager at Walt Disney World Company provide her with extensive knowledge of innovation and customer service, a solid foundation in media relations, risk management, and government relations and “best practice” expertise in human capital and the customer experience.

Class I Trustees

Jay H. Shah Chief Executive Officer and Class I Trustee Age: 52 Trustee since January 2006 Committees Served: None Other Public Company Boards: None
Mr. Jay Shah has been Chief Executive Officer and a trustee since 2006. Prior thereto, he had served as the Company’s President and Chief Operating Officer. Prior to joining Hersha, Mr. Shah formed Shah & Byler, LLP, a Philadelphia-based law firm specializing in real estate and construction. Earlier, Mr. Shah was also a consultant at the former Coopers & Lybrand LLP, now PricewaterhouseCoopers. Mr. Shah served as a legislative assistant to the late Senator John Heinz on Capitol Hill and has also worked with the Philadelphia District Attorney's office. Mr. Shah serves on Cornell University's Dean’s Advisory Board for the School of Hotel Administration and is also a member of American Hotel & Lodging Association’s Board of Directors, American Hotel & Lodging Association’s Investment Roundtable, Pennsylvania Academy of the Fine Arts Board of Trustees, the Philadelphia CEO Council for Growth, Young Presidents’ Organization, the Chief Executives Organization, and the President’s Leadership Council for Thomas Jefferson University and Jefferson Health. In 2018, Mr. Jay Shah was named Hotelier of the World by Hotels Magazine and is a past recipient of the Cornell University Hospitality Innovator Award. Mr. Shah earned a Bachelor of Science degree from the Cornell University School of Hotel Administration, an MBA from the Temple University Fox School of Business, and a Law degree from Temple University Beasley School of Law. Mr. Jay Shah is the son of Hasu P. Shah, the Company’s Chairman of the Board and Class II Trustee Nominee, and the brother of Neil H. Shah, the Company’s President and Chief Operating Officer.
The Board of Trustees has determined that Mr. Jay Shah’s qualifications to serve on the Board of Trustees include his extensive experience in the lodging and real estate industry and his experience negotiating and structuring real estate transactions and real estate-related joint ventures, including in his role as a former practicing real estate attorney. Mr. Jay Shah has more than 25 years of lodging and real estate experience and has developed a broad network of hotel industry contacts at leadership levels, including institutional investors, lenders, developers, brokers, franchisors and operators. His experience includes serving as the Company’s President and Chief Operating Officer.

Thomas J. Hutchison III
Class I Trustee
Age: 79
Trustee since September 2008
Committees Served:
   Compensation (Chair)
   Acquisition
   Audit
   Risk Sub-Committee
Other Public Company Boards:
   Marriott Vacations
      Worldwide Corp.

Mr. Hutchison was the Chief Executive Officer of CNL Hotels & Resorts, Inc. (“CNL Hotels”), a real estate investment trust that owned hotels and resort properties. Mr. Hutchison also held various other executive officer positions with companies affiliated with CNL Hotels, including but not limited to President and Chief Executive Officer of CNL Hotel Investors, Inc. and Chief Executive Officer of CNL Income Properties, Inc. Mr. Hutchison serves as a consultant with Hutchison Advisors, Inc., a real estate services company, and he has served as Chairman of Legacy Healthcare Advisors, LLC, a specialized real estate services group. Mr. Hutchison serves on the Board of Directors of Marriott Vacations Worldwide Corporation, where he is a member of that board’s Compensation, Audit, and Nominating and Corporate Governance committees. Mr. Hutchison also serves on the Board of Directors of Target Healthcare REIT Ltd., a company traded on the London Stock Exchange. Mr. Hutchison is currently a director for The Trinity Forum Europe. Mr. Hutchison was formerly a director for KSL Capital Partners LLC, U.S. Chamber of Commerce, ING DIRECT USA, and ClubCorp, Inc. He is a member of The Real Estate Roundtable and serves on the Advisory Editorial Board of GlobalHotelNetwork.com. Additionally, he serves as a senior advisor to various service industry public companies. Mr. Hutchison attended Purdue University and the University of Maryland Business School.
Mr. Hutchison’s qualifications to serve on the Board of Trustees include his substantial experience in the real estate and lodging industries combined with his extensive leadership experience as a Chief Executive Officer of several SEC reporting REITs, including CNL Hotels.

Donald J. Landry
Lead Independent Trustee and
   Class I Trustee
Age: 72
Trustee since April 2001
Committees Served:
   Acquisition (Chair)
   Audit
   Risk Sub-Committee
   NCG
Other Public Company Boards:
   Condor Hospitality Trust, Inc.

Mr. Landry is president and owner of Top Ten, an independent hospitality industry consulting company, a position he has held since 2002. Mr. Landry has over 45 years of lodging and hospitality experience in a variety of leadership positions. Mr. Landry was the Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc. and has served as President of Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management. Mr. Landry serves on the Board of Directors of Condor Hospitality Trust, Inc., where he is Chair of the Investment Committee and Nominating Committee. Mr. Landry currently serves on the corporate advisory boards of Campo Architects, First Hospitality Group, Windsor Capital Group and numerous nonprofit boards. NYSE Governance Services honored Mr. Landry as the 2015 Independent Lead Director of the Year, for his exemplary leadership in governance, risk and compliance in serving as the Company’s Lead Independent Trustee. The honor recognizes his unwavering commitment to independence, integrity, and leadership in governance at the board level. Mr. Landry is a frequent guest lecturer and serves on the board of the University of New Orleans’ School of Hospitality, Restaurant and Tourism. Mr. Landry holds a Bachelor of Science degree from the University of New Orleans. Mr. Landry is a Certified Hotel Administrator.
The Board of Trustees has determined that Mr. Landry’s qualifications to serve on the Board of Trustees include his 40 years of experience in the lodging and real estate industries, including his roles as Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc. and President of Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management.

Michael A. Leven Class I Trustee Age: 83 Trustee since May 2012 Committees Served: NCG (Chair) Acquisition Compensation Other Public Company Boards: None
Until his retirement in December of 2014, Mr. Leven was the President and Chief Operating Officer of the Las Vegas Sands Corp., a position he held since March 2009, and Secretary, a position held since June 2010. Mr. Leven had been a director of the Las Vegas Sands Corp. and a member of the Board of Directors of Sands China Ltd., a subsidiary of Las Vegas Sands Corp, until he retired from those boards in April of 2017. Mr. Leven was the Chairman and Chief Executive Officer at Georgia Aquarium, Inc. until his retirement from that position on December 31, 2019. Mr. Leven’s celebrated career in the lodging industry includes his role as the president and chief operating officer of Holiday Inn Worldwide, president of Days Inn of America, and president of Americana Hotels. Mr. Leven was also the Chairman, Chief Executive Officer and President of U.S. Franchise Systems, Inc., the company he founded in 1995 that developed and franchised the Microtel Inns & Suites and Hawthorn Suites hotel brands. Mr. Leven has served as the Vice Chairman of the Marcus Foundation, Inc., a non-profit foundation and serves on many other non-profit boards. Mr. Leven served the Company as a Class II Trustee from May 2001 through March 2010 and as a trustee emeritus from March 2010 through May 2012, at which time he was reelected as a Class I trustee by the Company’s shareholders.
The Board of Trustees has determined that Mr. Leven’s qualifications to serve on the Board of Trustees include his extensive experience in the hospitality industry, including as an executive officer and director of the Las Vegas Sands Corp. and his past employment in leadership positions with various other hospitality companies.

Executive Officers
In addition to Hasu P. Shah, the Company’s executive Chairman of the Board and a nominee for election as a Class II Trustee, and Jay H. Shah, the Company’s Chief Executive Officer and a Class I Trustee, whose biographical information appears above, the Company’s executive officers include:

Neil H. Shah President and Chief Operating Officer Age: 47	Mr. Neil H. Shah has served as the Company’s President and Chief Operating Officer since 2006. Mr. Shah has led the Company’s hotel acquisitions, development, and asset management platforms since 2000. Prior to Hersha, Mr. Shah served as a Director and Consultant with The Advisory Board Company and the Corporate Executive Board, strategy research firms based in Washington D.C. Mr. Shah is past Chairman of the Institutional Real Estate Finance Advisory Council (IREFAC) of the American Hotel & Lodging Association and serves on the executive committee of the Board of Trustees for the National Constitution Center and the Florida Council of 100. Mr. Shah is a Research Sponsor of the Zell-Lurie Real Estate Center at the Wharton School and a member of the Real Estate Board at the University of Miami Business School. Mr. Shah earned a Bachelor of Arts in political science and a Bachelor of Science in management with honors from the University of Pennsylvania and The Wharton School of Business. He earned his MBA from Harvard Business School. Mr. Shah is the son of Hasu P. Shah, the Company’s Chairman of the Board and Class II Trustee Nominee, and brother of Jay H. Shah, the Company’s Chief Executive Officer and Class I Trustee.
Ashish R. Parikh Chief Financial Officer and Assistant Secretary Age: 51	Mr. Parikh has been the Company’s Chief Financial Officer since 1999. Prior to joining the Company, Mr. Parikh was an Assistant Vice President in the Mergers and Acquisition Group for Fleet Financial Group where he developed valuable expertise in numerous forms of capital raising activities including leveraged buyouts, bank syndications and venture financing. Mr. Parikh has also been employed by Tyco International, Ltd. and practiced as a Certified Public Accountant with Ernst & Young LLP. Mr. Parikh received his Master of Business Administration from The Stern School of Business at New York University (NYU) and a Bachelor’s degree in Business Administration from the University of Massachusetts at Amherst. Mr. Parikh is currently a board member of the Center for Real Estate Finance at NYU’s Stern School of Business, The Tisch Center at NYU, Philadelphia Real Estate Council, and a member of the Real Estate Capital Policy Advisory Committee of the Real Estate Roundtable.

Michael R. Gillespie Chief Accounting Officer and Assistant Secretary Age: 48	Mr. Gillespie has served as the Company’s Chief Accounting Officer since 2005. Prior to joining Hersha Hospitality Trust, Mr. Gillespie was Manager of Financial Policy & Controls for Tyco Electronics Corporation, a publicly traded global manufacturer of electronic components where he played a key role in developing the company’s Sarbanes-Oxley compliance program. He has also been a Senior Manager in the Audit and Assurance Practice at KPMG LLP and Experienced Manager in the Audit and Business Advisory Practice at Arthur Andersen LLP. Mr. Gillespie received his Business Administration Bachelor’s degree in accounting from Bloomsburg University of Pennsylvania. Mr. Gillespie is a licensed Certified Public Accountant. Mr. Gillespie is currently a board member and serves as an executive committee member of the Bloomsburg University Foundation.
David L. Desfor Treasurer and Corporate Secretary Age: 60	Mr. Desfor has served as the Company’s Treasurer since December 2002 and as Corporate Secretary since April 2007. Previously, Mr. Desfor gained lodging experience as a principal and comptroller of lodging organizations. Mr. Desfor previously co-founded and served as President of a hotel management company focused on conference centers and full service hotels. Mr. Desfor earned his undergraduate degree from East Stroudsburg University in Hotel Administration.
MEETINGS OF THE BOARD OF TRUSTEES
The Company’s business is managed under the general direction of the Board of Trustees as provided by the Company’s Bylaws and Maryland law. The Board of Trustees holds regular quarterly meetings during the Company’s fiscal year and holds additional meetings as needed in the ordinary course of business. The Board of Trustees held a total of six meetings during 2020. Each of the trustees attended at least 75% of the aggregate of (i) the total number of the meetings of the Board of Trustees and (ii) the total number of meetings of all committees of the Board on which the trustee then served.
Executive Sessions
The Company believes that it is important to promote open discussion among the independent trustees, and it schedules regular executive sessions in which those trustees meet without management and non-independent trustee participation. In 2020, the independent trustees met in executive session four times. Mr. Landry, who has been designated by the Board of Trustees as Lead Independent Trustee, chairs these executive sessions of the independent trustees.
Trustee Attendance at the Annual Meeting
The Board of Trustees has adopted a policy regarding trustee attendance at the annual meeting which specifies that all trustees should attend the annual meeting. All of the trustees that served on the Board of Trustees at the time of the 2020 annual meeting of shareholders were in attendance virtually. For the 2021 annual meeting, our trustees are expected to attend virtually.

Committees of the Board of Trustees
The Board of Trustees presently has an Audit Committee, Compensation Committee, Acquisition Committee and a Nominating and Corporate Governance (“NCG”) Committee. In addition, the Audit Committee established the Risk Sub-Committee to focus on oversight of the Company’s risk management processes. The Board of Trustees may, from time to time, form other committees as circumstances warrant. These committees have authority and responsibility as delegated by the Board of Trustees.
Audit Committee

Members: John M. Sabin (Chair) Jackson Hsieh Thomas J. Hutchison III Donald J. Landry Dianna F. Morgan Meetings in 2020: 8
The Audit Committee is responsible for engaging the Company’s independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors, reviewing the independence and qualifications of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company’s internal accounting controls.
In 2010, the Audit Committee established a Risk Sub-Committee, composed of members of the Audit Committee, to focus on oversight of the Company’s enterprise risk management processes. Ms. Morgan is the chair of the Risk Sub-Committee and Messrs. Hutchison and Landry are members. The Risk Sub-Committee monitors the Company’s assessment of enterprise risk, including risks pertaining to cyber security, the environment, climate, social, and health and safety, and regularly meets with members of management that oversee those risks to remain apprised of the Company’s risk profile. The Risk Sub-Committee meet regularly to discuss planning, incident response and the Company’s notification procedures. The Risk Sub-Committee met 2 times in 2020.
The Board of Trustees established the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act and has adopted a written charter for the Audit Committee, a current copy of which is available on the Company’s website, www.hersha.com. The current members of the Audit Committee all meet the NYSE’s and the SEC’s standards of independence as currently in effect. The Board of Trustees has determined that Mr. Sabin is an “audit committee financial expert” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Trustees has also determined that each of the members of the Audit Committee is financially literate, as such term is interpreted by the Board of Trustees. For more information, please see “The Audit Committee Report” below.

Compensation Committee

Members: Thomas J. Hutchison III (Chair) Jackson Hsieh Michael A. Leven Dianna F. Morgan John M. Sabin Meetings in 2020: 4
The Compensation Committee makes recommendations to the Board of Trustees with regard to compensation for the Company’s executive officers and administers the Company’s equity incentive plan. Subject to applicable law, the Compensation Committee may form and delegate its authority to subcommittees or executive officers when appropriate. At its meetings, the Compensation Committee discussed relevant topics regarding executive compensation and established a formal compensation plan for all officers and trustees.
The Board of Trustees has adopted a written charter for the Compensation Committee, a current copy of which is available on the Company’s website, www.hersha.com. The current members of the Compensation Committee all meet the NYSE’s standards of independence as currently in effect. All of the members of the Compensation Committee are “non-employee” trustees within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the applicable rules of the SEC and are “non-employee” trustees for the purposes of Rule 16b-3 under the Exchange Act. For more information about the Compensation Committee, please see the “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance (“NCG”) Committee

Members: Michael A. Leven (Chair) Jackson Hsieh Donald J. Landry Dianna F. Morgan John M. Sabin Meetings in 2020: 2
The NCG Committee is responsible for, among other things, assisting the Board in identifying individuals qualified to become Board members, recommending to the Board the trustee nominees to stand for election by our shareholders, recommending to the Board the trustees to serve on each of the Board’s committees, and, in some cases, makes recommendations regarding the election of officers. The NCG Committee also develops and recommends to the Board of Trustees a set of corporate governance guidelines and annually reviews these guidelines, considers questions of possible conflicts of interest of trustees and executive officers and remains informed about existing and new corporate governance standards mandated by the SEC and the NYSE. The NCG Committee also evaluates the performance of the Board of Trustees and all of the Committees on an annual basis.
The Board of Trustees has adopted a written charter for the NCG Committee, a current copy of which is available on the Company’s website, www.hersha.com. The current members of the NCG Committee all meet the NYSE’s standards of independence as currently in effect.

Acquisition Committee

Members: Donald J. Landry (Chair) Jackson Hsieh Thomas J. Hutchison III Michael A. Leven John M. Sabin Meetings in 2020: 4
The Acquisition Committee establishes guidelines for acquisitions and dispositions to be presented to the Board of Trustees and leads the Board in its review of potential acquisitions and dispositions presented by management. The Acquisition Committee makes recommendations to the Board and senior management regarding potential acquisitions and dispositions and reviews due diligence reports prepared by management conducted on all potential acquisitions.
The Board of Trustees has adopted a written charter for the Acquisition Committee, a current copy of which is available on the Company’s website, www.hersha.com. The current members of the Acquisition Committee all meet the NYSE’s standards of independence as currently in effect.

TRUSTEE COMPENSATION
Compensation of Non-Employee Trustees
The global COVID-19 pandemic resulted in a near immediate and absolute contraction in demand in our industry and a global macroeconomic slowdown. Due to the effects of travel restrictions both globally and in the United States, the hospitality industry suffered from the lowest levels of demand on record and orders of magnitude worse in breadth and depth than any previous demand shocks that we have seen. The global impact of the pandemic evolved rapidly and, in the United States, certain states and cities, including most of the states and cities where we own properties, reacted by instituting various restrictive measures such as quarantines, restrictions on travel, school closings, "stay at home" orders and restrictions on types of business that may continue to operate. At the start of the pandemic, the lodging industry experienced an unprecedented pace of transient and group cancellations related to the outbreak and spread of COVID-19. The demand shock was devastating to all sectors of the economy related to travel, hospitality and tourism and our business.
To support the Company’s initiatives to preserve liquidity and contain costs, after the onset of the pandemic, the Board of Trustees responded swiftly by electing all non-employee trustee compensation to be paid in the Company’s restricted common shares. The non-employee trustees waived any premium typically provided for electing board compensation to be paid in the Company’s common shares and froze the rates of compensation at 2019 and 2018 levels, effectively forgoing any increase in compensation for the past three years. The Board of

Trustees believes these decisions support the Company’s initiatives that were critical to navigate the pandemic and position the Company for an eventual economic recovery.
The Board of Trustees believes that competitive compensation arrangements are necessary to attract and retain qualified non-employee trustees. The Compensation Committee has determined that any executive officer who serves on the Board of Trustees will not receive any fees for service on the Board of Trustees. The key components of our trustee compensation program are annual retainer, fees for committee membership, annual share grants and restricted share grants, and additional compensation to committee chairs and the Lead Independent Trustee.
As discussed in “Compensation Discussion and Analysis— Independent Compensation Consultant” below, the Compensation Committee engaged FPL Associates L.P. (“FPL”) as its compensation consultant to assist it in reviewing and determining, among other things, the compensation paid to non-employee trustees in 2020. The Compensation Committee, based on the recommendations of FPL, approved the Company’s 2020 compensation program for non-employee trustees, effective as of January 1, 2020.
While the Trustees each agreed to accept compensation in the form of equity and waived any premium for electing shares in lieu of cash, the elements and amounts of compensation payable to our non-employee trustees in 2020 remained unchanged from the 2019 and 2018 programs. For 2020, 2019 and 2018, the compensation program included the following elements:
•Annual Retainer – Non-employee trustees received an annual retainer of $65,000.
•Lead Trustee and Committee Chair Fees – For service in the capacity of Lead Trustee or committee chairperson, non-employee trustees received an annual fee in the following amounts:

Lead Trustee	$20,000
Audit Committee Chair	$20,000
Risk Sub-Committee Chair	$15,000
Compensation Committee Chair	$20,000
Nominating & Corporate Governance Chair	$15,000
Acquisition Committee Chair	$15,000
•Committee Membership Fees – For service as a member of the Board’s committees, non-employee trustees, including committee chairpersons, received an annual fee in the following amounts:

Audit Committee	$10,000
Risk Sub-Committee	$7,500
Compensation Committee	$10,000
Nominating & Corporate Governance	$7,500
Acquisition Committee	$10,000
•Annual Share Based Compensation – Each of the Company’s non-employee trustees received a quarterly grant of common shares, each equal to a value of approximately $22,500. The number of shares issued for each fully vested grant was determined based on the per share volume weighted average trading price (“VWAP”) of the Company’s common shares on the NYSE for the 20 trading days prior to the grant date.
•Multi-Year Share Based Compensation – Each of the Company’s non-employee trustees received a grant of shares that vest ratably over a three-year period and are subject to continued service on the vesting dates.
◦2020 Multi-Year Share Based Compensation - On December 31, 2019, each non-employee trustee received 1,500 restricted common shares, 33% of which vested in January of 2021, 33% of which will vest in January of 2022, and the remainder of which will vest in January of 2023.
◦2019 Multi-Year Share Based Compensation - On December 31, 2018, each non-employee trustee received 1,500 restricted common shares, 33% of which vested on December 31, 2019, 33% of which vested in January of 2021, and the remainder of which will vest in January of 2022.
◦2018 Multi-Year Share Based Compensation – On December 29, 2017, each non-employee trustee received 1,500 restricted common shares, 33% of which vested on December 31, 2018, 33% of which vested on December 31, 2019, and the remainder of which vested in January of 2021.

The Company reimburses all trustees for their reasonable out-of-pocket expenses incurred in connection with their service on the Board of Trustees.
In the past, non-employee trustees have been allowed to make a voluntary election to receive any portion of their cash board compensation in the form of common equity valued at a 25% premium to the cash that would have been received. In 2020, the non-employee trustees waived this premium and voluntarily elected all fees to be received after the first quarter of 2020 to be received in the Company’s common equity.
On April 13, 2020, June 30, 2020, September 30, 2020, and January 13, 2021, the Company’s non-employee trustees received quarterly grants of common shares that were issued under the Company’s 2012 Equity Incentive Plan. With the exception of the January 13, 2021 issuance, the shares granted were restricted and became fully vested on January 13, 2021. Each grant had a value equal to approximately $22,500. To determine the number of common shares subject to each grant, the dollar amount of the grant was divided by the VWAP for the Company’s common shares for a 20-trading day period prior to each grant date. The 20-day VWAP used for the grant on April 13, 2020 was $3.58, resulting in a grant of 6,285 restricted common shares to Messrs. Hsieh, Hutchison, Landry, Leven and Sabin and Ms. Morgan. The 20-day VWAP used for the grant on June 30, 2020 was $7.19, resulting in a grant of 3,130 restricted common shares to Messrs. Hsieh, Hutchison, Landry, Leven and Sabin and Ms. Morgan. The 20-day VWAP used for the grant on September 30, 2020 was $6.00, resulting in a grant of 3,750 restricted common shares to Messrs. Hsieh, Hutchison, Landry, Leven and Sabin and Ms. Morgan. The 20-day VWAP used for the grant on January 13, 2021 was $8.43, resulting in a grant of 2,670 fully vested common shares to Messrs. Hsieh, Hutchison, Landry, Leven and Sabin and Ms. Morgan.
With a substantial component of Trustee compensation paid in the Company’s equity, these programs promote Trustee alignment with shareholders. These programs and the voluntary elections made by our Trustees to receive equity in lieu of cash resulted in 93% of all Trustee compensation in 2020 to be paid in equity.
The following table presents information relating to compensation of the non-employee trustees for the fiscal year ended December 31, 2020, 2019, and 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	2020 Total ($)	2019 Total ($)	2018 Total ($)

Jackson Hsieh	2,433	222,176	224,609	240,896	244,169
Thomas J. Hutchison III	2,433	238,200	240,634	267,185	281,549
Donald J. Landry	16,477	225,705	242,182	262,567	270,605
Michael A. Leven	23,965	190,013	213,978	222,108	227,000
Dianna F. Morgan	25,840	195,074	220,914	229,608	234,500
John M. Sabin	26,465	200,764	227,229	237,108	242,000

(1)See table below for additional disclosure of stock awards issued to non-employee trustees.

The following table presents information relating to stock awards included in the compensation of the non-management trustees for the fiscal year ended December 31, 2020:

			Shares Elected in Lieu of Cash Board Fees
Name	Quarterly Share Grants (1) ($)	Multi-Year Share Award Grant (2) ($)	Annual Retainer(3) ($)	Lead Trustee, Committee Chair, and Committee Membership(4) ($)	Total ($)

Jackson Hsieh	93,675	21,825	81,343	25,333	222,176
Thomas J. Hutchison III	93,675	21,825	81,343	41,357	238,200
Donald J. Landry	93,675	21,825	58,519	51,686	225,705
Michael A. Leven	93,675	21,825	43,907	30,606	190,013
Dianna F. Morgan	93,675	21,825	43,907	35,667	195,074
John M. Sabin	93,675	21,825	43,907	41,357	200,764

(1)Represents the aggregate grant date fair value of quarterly share grants computed in accordance with FASB ASC 718. With the exception of shares granted on January 13, 2021 which were fully vested on the grant date, common shares granted pursuant to these awards were restricted and became fully vested on January 13, 2021. The grant date fair value of the common shares granted equals the number of common shares granted multiplied by the closing common share price on the NYSE on the date of the grant for each non-employee trustee as follows:

Date of Grant	Number of Common Shares Granted	Closing Share Price on NYSE
April 13, 2020	6,285	$5.23
June 30, 2020	3,130	$5.76
September 30, 2020	3,750	$5.54
January 13, 2021	2,670	$8.24
(2)Represents the aggregate grant date fair value of multi-year share awards computed in accordance with FASB ASC 718. The grant date fair value of the restricted common shares granted on December 31, 2019 equals the number of common shares granted (1,500 restricted common shares) multiplied by the closing common share price of $14.55 on the NYSE on the date of the grant.
(3)Represents the aggregate grant date fair value of shares elected to be received in lieu of all or a portion of a trustee’s annual cash retainer, otherwise payable in cash, computed in accordance with FASB ASC 718. With the exception of shares granted on January 13, 2021 which were fully vested on the grant date, common shares granted pursuant to these awards were restricted and became fully vested on January 13, 2021. The grant date fair value of the common shares granted equals the number of common shares granted multiplied by the closing common share price on the NYSE on the date of the grant in total for all non-employee trustee making the election as follows:

Date of Grant	Number of Common Shares Granted	Closing Share Price on NYSE
April 13, 2020	17,110	$5.23
June 30, 2020	13,560	$5.76
September 30, 2020	16,248	$5.54
January 13, 2021	11,568	$8.24
The following trustees received shares by making this election: Mr. Hsieh (14,054 shares), Mr. Hutchison (14,054 shares), Mr. Landry (9,690 shares), Mr. Leven (6,896 shares), Ms. Morgan (6,896 shares), and Mr. Sabin (6,896 shares).

(4)Represents the aggregate grant date fair value of shares elected to be received in lieu of all or a portion of a trustee’s Lead Trustee, Committee Chair and Committee Membership fees, otherwise payable in cash, computed in accordance with FASB ASC 718. With the exception of shares granted on January 13, 2021 which were fully vested on the grant date, common shares granted pursuant to these awards were restricted and became fully vested on January 13, 2021. The grant date fair value of the common shares granted equals the number of common shares granted multiplied by the closing common share price on the NYSE on the date of the grant in total for all non-employee trustee making the election as follows:

Date of Grant	Number of Common Shares Granted	Closing Share Price on NYSE
June 30, 2020	21,908	$5.76
September 30, 2020	8,754	$5.54
January 13, 2021	6,228	$8.24
The following trustees received shares by making this election: Mr. Hsieh (3,979 shares), Mr. Hutchison (6,761 shares), Mr. Landry (8,582 shares), Mr. Leven (5,006 shares), Ms. Morgan (5,801 shares), and Mr. Sabin (6,761 shares).
Trustee Ownership Guidelines
Non-employee trustees are required to maintain share ownership of at least five times their annual retainer and have three years from the date they are appointed to comply with share ownership guidelines. For the purpose of these guidelines, a person shall be deemed to own all Company shares beneficially owned by such person within the meaning of the United States federal securities laws, including for these purposes preferred shares of the Company, common shares of the Company, operating partnership units (including LTIP Units) in Hersha Hospitality Limited Partnership and other securities issued by the Company or its subsidiaries that are exercisable for, convertible into or exchangeable for common shares of the Company.

SECURITY OWNERSHIP OF MANAGEMENT
The following table sets forth certain information, known by the Company as of March 31, 2021, regarding the beneficial ownership of the Company’s common shares by (i) each of the Company’s trustees and trustee nominees, (ii) each of the Company’s named executive officers and (iii) the Company’s trustees and executive officers as a group.
At March 31, 2021, there were 39,132,307 common shares outstanding. Except as set forth in the footnotes to the table below, each of the individuals identified in the table has sole voting and investment power over the common shares. The address for each of the Company’s trustees, trustee nominees and named executive officers is c/o Hersha Hospitality Trust, 44 Hersha Drive, Harrisburg, Pennsylvania 17102.

	Class A Common Shares
Name of Beneficial Owner	Number of Shares/Units Beneficially Owned(1)		Percentage of Class Beneficially Owned(2)
Hasu P. Shah	686,474	(3)	1.7%
Jay H. Shah	2,490,917	(4)	6.1%
Neil H. Shah	2,409,841	(5)	5.9%
Ashish R. Parikh	610,491		1.5%
Michael R. Gillespie	317,084		*
David L. Desfor	58,676	(6)	*
Jackson Hsieh	67,757		*
Thomas J. Hutchison	108,842		*
Donald J. Landry	126,852		*
Michael A. Leven	100,733		*
Dianna F. Morgan	73,377		*
John M. Sabin	83,254	(7)	*
All executives officers, trustees, and trustee nominees as a group (12 persons)	7,134,298		18.2%

*    Represents less than one percent of the outstanding shares of the Class A common shares.
(1)Includes the total number of common shares issuable upon redemption of partnership units and LTIP Units in Hersha Hospitality Limited Partnership, the Company’s operating partnership subsidiary (the “Operating Partnership” or “HHLP”). Subject to certain restrictions, LTIP Units are convertible into an equivalent number of partnership units. Partnership units are redeemable by the holder for cash, or, at the Company’s option, an equivalent number of common shares.
(2)The total number of common shares outstanding used in calculating the percentage ownership of each person assumes that the partnership units and LTIP Units held by such person, directly or indirectly, are redeemed for common shares and none of the partnership units and LTIP Units held by other persons are redeemed for common shares, notwithstanding that not all of the LTIP Units have vested to date.
(3)Includes: (i) 113,874 common shares issuable upon redemption of partnership units that are currently redeemable; and (ii) 224,556 common shares, all of which are held by Shree Associates, a family limited partnership that is controlled by Mr. Hasu Shah. Excludes: (i) 132,917 common shares issuable upon the redemption of partnership units that are currently redeemable and held by the Jay and Susie Shah 2008 Family Trust, in which Mr. Hasu Shah is the trustee; and (ii) 114,334 common shares issuable upon the redemption of partnership units that are currently redeemable and held by the Neil and Juhi Shah 2008 Family Trust, in which Mr. Hasu Shah is the trustee. Mr. Hasu Shah disclaims beneficial ownership of the common shares issuable upon the redemption of partnership units and the partnership units held by the two family trusts for which he is the trustee, and this disclosure shall not be deemed an admission that Mr. Hasu Shah is the beneficial owner of these common shares or partnership units for purposes of Section 16 or for any other purpose.

(4)Includes: (i) 89,889 common shares issuable upon redemption of partnership units that are currently redeemable; (ii) 75,000 common shares owned and 132,917 common shares issuable upon redemption of partnership units that are currently redeemable, all of which are held by the Jay and Susie Shah 2008 Family Trust, in which Mr. Hasu Shah is the trustee; and (iii) 182,574 common shares issuable upon redemption of partnership units that are currently redeemable and held by the Hasu and Hersha Shah 2004 Trust FBO Jay H. Shah, in which the trustee is an unaffiliated third party. The partnership units held by the Hasu and Hersha Shah 2004 Trust FBO Jay H. Shah have been pledged as security to a third party.
(5)Includes: (i) 78,736 common shares issuable upon redemption of partnership units that are currently redeemable; (ii) 75,000 common shares owned and 114,334 common shares issuable upon redemption of partnership units that are currently redeemable, all of which are held by the Neil and Juhi Shah 2008 Family Trust, in which Mr. Hasu Shah is the trustee; and (iii) 208,054 common shares issuable upon redemption of partnership units that are currently redeemable and held by the Hasu and Hersha Shah 2004 Trust FBO Neil H. Shah, in which the trustee is an unaffiliated third party. The partnership units held by the Hasu and Hersha Shah 2004 Trust FBO Neil H. Shah have been pledged as security to a third party.
(6)Includes 52,976 common shares issuable upon redemption of partnership units held by Mr. Desfor.
(7)Includes 287 common shares that are held indirectly by Mr. Sabin’s wife and with respect to which he shares voting and investment power.
OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY
The following table sets forth certain information as of March 31, 2021, with respect to each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to the Company to be the beneficial owner of five percent or more of the Company’s common shares.

	Common shares
Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Class(1)

BlackRock Inc.(2) 55 East 52nd Street New York, NY 10055	5,649,425	14.5%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	4,624,084	11.9%

(1)Percentages are based on 39,132,307 common shares outstanding as of March 31, 2021.
(2)Information based solely on Amendment No.13 to a Schedule 13G filed with the SEC on January 26, 2021 by Blackrock, Inc. which has reported sole voting power over 5,613,149 common shares and sole dispositive power over 5,649,425 common shares.
(3)Information based solely on Amendment No. 13 to a Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group, Inc. The Vanguard Group Inc. has disclosed that is has sole voting power over 0 common shares, sole dispositive power over 4,590,511 common shares, shared voting power over 23,978 and shared dispositive power over 33,573 common shares.

COMPENSATION COMMITTEE REPORT
Review of Compensation Discussion and Analysis
The Compensation Committee has reviewed and discussed the CD&A contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommends to the Board of Trustees that it be included in this proxy statement and our Annual Report on Form 10-K.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee were an officer or employee of the Company or any of its subsidiaries during 2020 or any prior period. No executive officer of the Company served as a member of the Compensation Committee or as a director of any company where an executive officer of such company is a member of the Compensation Committee or is a trustee of the Company.
The Company’s regular filings with the SEC and its trustees’ and executive officers’ filings under Section 16(a) of the Exchange Act are also available on the Company’s website.

COMPENSATION COMMITTEE,

Thomas J. Hutchison III (Chair)
Jackson Hsieh
Michael A. Leven
Dianna F. Morgan
April 16, 2021	John M. Sabin

COMPENSATION DISCUSSION AND ANALYSIS
This section of the proxy statement explains the type and amount of compensation provided to the Company’s NEOs in 2020, as well as the principles and processes that the Compensation Committee of the Board of Trustees follows in determining such compensation. The NEOs consist of the Company’s Chief Executive Officer, the Company’s Chief Financial Officer and the Company’s three other most highly paid executive officers as of December 31, 2020.
The NEOs for 2020 are as follows:
•Hasu P. Shah, the Company’s Chairman of the Board;
•Jay H. Shah, the Company’s Chief Executive Officer;
•Neil H. Shah, the Company’s President and Chief Operating Officer;
•Ashish R. Parikh, the Company’s Chief Financial Officer and Assistant Secretary; and
•Michael R. Gillespie, the Company’s Chief Accounting Officer and Assistant Secretary.
The NEOs named above were also NEOs in 2018 and 2019.
COVID-19 Global Pandemic Impact on the Lodging Industry and Recap of 2020 Company Business
At the beginning of 2020, we expected that our operating results would outperform other market participants as we anticipated the newly renovated and upgraded hotels in our portfolio would deliver strong performance, led by our hotels in South Florida. We started 2020 off on solid footing with comparable portfolio Revenue Per Available

Room (“RevPAR”) growth outperforming our peers and national averages but the strength the portfolio showed in January and February was quickly overshadowed by the global COVID-19 pandemic, which resulted in a near immediate and absolute contraction in demand in our industry and a global macroeconomic slowdown. Due to the COVID-19 pandemic and the effects of travel restrictions both globally and in the United States, the hospitality industry suffered from the lowest levels of demand on record and orders of magnitude worse in breadth and depth than any previous demand shocks that we have seen. The global impact of the pandemic evolved rapidly and, in the United States, certain states and cities, including most of the states and cities where we own properties, reacted by instituting various restrictive measures such as quarantines, restrictions on travel, school closings, "stay at home" orders and restrictions on types of business that may continue to operate. At the start of the pandemic, the lodging industry experienced an unprecedented pace of transient and group cancellations related to the outbreak and spread of COVID-19. The demand shock was devastating to all sectors of the economy related to travel, hospitality and tourism and our business.
The management team acted quickly to cut costs, preserve liquidity, source capital, ensure the safety and wellness of employees and guests, and position the Company for an eventual recovery in the travel industry. These initial initiatives included:
•Amending our credit facility to successfully obtain an additional $100.0 million commitment to continue our business operations and fund our liquidity needs,
•Amending our credit facility and various tranches of secured debt to obtain covenant waivers that deferred compliance with covenants until June 2021,
•Obtaining forbearance agreements on a variety of secured mortgages to restructure our payment terms to preserve cash and provide additional financial flexibility,
•Comprehensive containment of operating expenses through deep cost cuts, restructuring, and select closing of hotels,
•Reducing floor operations and closing restaurants and bars to safely and more efficiently serve our limited guest count and curb expenses,
•Suspending planned capital expenditures for the balance of the year, resulting in $10 million to $15 million of estimated cash savings, and
•The CEO and COO voluntarily waived 50% of their salaries and the Board of Trustees, including the Chairman, elected to take the entirety of board retainer and fee in restricted LTIP Units for the remainder of the year, preserving cash and additional liquidity.
As the depth and pervasiveness of the extraordinary global crisis became apparent and historic measures of performance became irrelevant, the management team, which has successfully navigated across three previous cycles, focused its efforts on:
•Liquidity generation,
•Balance sheet flexibility,
•Expense reduction measures, and
•Exploration of long-term, strategic objectives.

Executive Summary
The Board of Trustees and management acted swiftly to realign compensation to preserve liquidity and support initiatives that were critical to navigate the pandemic and position the Company for an eventual economic recovery:
•CEO and COO voluntarily reduced salary by 50%,
•Chairman of the Board elected compensation in common equity instead of cash,
•NEOs chose to reduce Short-Term Incentive Program (“STIP”) potential by 50% relative to the prior year,
•Outstanding 2020 and 2019 Long-Term Incentive Programs (“LTIP”) and the legacy 2018 Multi-Year Equity Incentive Program (“2018 Multi-Year EIP”), which each have three-year performance periods, were not altered or repriced, and
•NEOs waived all potential payouts under the 2018 Multi-Year EIP.
These actions resulted in the lowest NEO compensation potential in more than seven years and the lowest compensation achieved in more than a decade.
Against the backdrop of the pandemic, the Compensation Committee maintained its objectives for the Company’s executive compensation program -- to attract, retain and motivate experienced and talented executives who can help maximize shareholder value. Over the past four years, our executive team elected to receive all cash incentive compensation in the form of the Company’s common equity, closely aligning their interests with the interests of the Company’s shareholders. The CEO and COO combined own 12% of the Company’s stock and continued to add to their positions throughout the year. In an environment where the value of equity in lodging real estate companies had plummeted and executives voluntarily reduced their compensation, the Compensation Committee focused the executive compensation program for 2020 to retain the executive team and structure a NEO compensation program for achievements that would ensure the Company successfully navigates the pandemic and is positioned to outperform in the lodging industry recovery.

The Company believes that a significant portion of the compensation paid to executive officers should be closely aligned with the Company’s performance on both a short-term and long-term basis. In past years, the executive team’s short-term focused compensation was determined by performance metrics that drove shareholder value, such as Adjusted Funds From Operations (“AFFO”), EBITDA, RevPAR and Fixed Charge Coverage Ratio. With these historic lodging REIT performance metrics made irrelevant by the impact of the COVID-19 pandemic on travel in the United States, the Compensation Committee determined short-term executive compensation programs would be focused on actions that would preserve and enhance shareholder value, such as 1) liquidity generation, 2) balance sheet flexibility, 3) expense reduction measures, and 4) exploration of long-term, strategic objectives.

The impact of this global pandemic will be felt by the lodging industry for years to come. Full recovery for hotel owners is not expected to be realized for four or more years from the beginning of the pandemic. However, the Company believes its long-term focused compensation programs, which are driven by Total Shareholder Return (“TSR”), on an absolute and relative basis, and relative RevPAR performance, both over a three-year performance period, continue to align the executive team with the long-term interests of the shareholders and the program remained unchanged from programs put in place in previous years.
In addition, we believe a significant portion of compensation should be in the form of the Company’s common shares to more fully align the interests of the Company’s executives and its shareholders and to mitigate any risks associated with pay-for-performance components of our compensation program. Our program consists of rigorous goals, is targeted towards outperformance, and aligns management with investors. Our short term and long-term incentives are tied 100% to performance.

While 2020 has been a year of dramatic change, where norms and historic references have been rendered meaningless, the following aspects of our pay practices continue unchanged:

☑ WHAT WE DO	☒ WHAT WE DO NOT DO
The Company ties NEO pay to performance. For 2020, 85% of the CEOs’ and 76% of the other NEOs’ target pay potential was performance-based and at-risk. The Company sets clear goals for company performance.

The Company has no contractual arrangements for minimum or guaranteed payouts (other than base salary which, for 2020, was only 15% of the CEO’s and 24% of the other NEOs’ target pay potential). There are no guarantees in place for any potential changes to our NEOs’ base salaries, cash incentive payments or equity awards.

The Company sets clear goals for company performance. 100% of at-risk compensation is payable only upon the achievement of specific performance metrics.
The Company has not issued equity compensation that is at-risk merely due to time-based vesting. Rather, 100% of at-risk compensation is dependent upon specific performance metrics and individual achievement. Once earned, equity awards are subject to time-vesting requirements to promote retention.

The Company mitigates undue risk, including retention provisions, multiple performance targets, and robust Board and management processes to identify risk. The Company will clawback bonuses and other incentive-based and equity-based compensation when misconduct results in a financial restatement.
The Compensation Committee does not believe the executive compensation program creates risks that are reasonably likely to pose a material adverse impact to the Company.
The Company has reasonable post-employment and change in control provisions. The employment agreements with the NEOs generally provide for cash payments after a change in control only if the NEO is also terminated without cause or voluntarily resigns for good reason within one year of the change in control (a double-trigger).

The Company does not have any tax gross-up provisions for any of the NEOs and maintains that it will not enter into an agreement with a new executive officer that includes a tax gross-up provision with respect to payments contingent upon a change in control.

The Compensation Committee benefits from its utilization of an independent compensation consulting firm. The reports prepared by the compensation consulting firm are used by the Compensation Committee to set executive compensation at levels that are intended to be competitive with the Company’s industry peers.
The Company’s compensation consulting firm does not provide any other services to the Company or management.
The Company has adopted share ownership guidelines for the NEOs. In addition, the Company implemented requirements for the NEOs to hold shares granted for one year beyond vesting.
The Company has not used options or share appreciation rights. If used, the Company would not reprice these securities if they were underwater. The Company does not pay dividends on unvested performance shares.

Only customary perquisites, such as health and insurance benefits, are provided. Perquisites represent only a small portion of the total NEO compensation.	The Company does not have deferred compensation or pension plans and does not provide perquisites to the NEOs that would be considered significant or extraordinary.

Pay-for-Performance
Pay-for-performance has always been and continues to be an important cornerstone of the Company’s compensation philosophy. The design of our compensation program resulted in almost 85% of our CEO target compensation and 76% of the target compensation of all other NEOs being performance based (at risk):
SHORT-TERM INCENTIVE PROGRAM (STIP) – Taking into consideration the impact of the COVID-19 global pandemic on our business, all NEOs voluntarily agreed to reduce the potential compensation available to the NEOs under the STIP program by 50% from the potential compensation under the program in 2019. One hundred percent (100%) of the potential incentive under the 2020 STIP was based on the achievements related to 1) liquidity generation, 2) balance sheet flexibility, 3) expense reduction measures, and 4) exploration of long-term, strategic objectives. The STIP program entitles executives to cash compensation for earned awards. The Compensation Committee has adopted a policy that allows NEOs to individually elect to receive awards earned under the STIP in equity. Common shares or LTIP Units issued in lieu of cash for STIP awards are subject to a two-year vesting period from the end of the performance period and are subject to forfeiture. All of the NEOs voluntarily agreed to take 100% of any potential payouts from the STIP for 2020 in LTIP Units issued by the Company’s operating partnership and waived all potential cash payouts for 2020.

LONG-TERM INCENTIVE PROGRAM (LTIP) AND LEGACY MULTI-YEAR EQUITY INCENTIVE PLANS (MULTI-YEAR EIP) The NEOs voluntarily waived all potential payouts from the 2018 Multi-Year EIPs in order to show further alignment with our shareholders due to the difficult operating environment that the Company faced in 2020 as described above. Under the 2020 and 2019 LTIP, performance is measured based on the Company’s achievement of absolute total shareholder return and total shareholder return relative to a predetermined peer group, as well as RevPAR growth relative to a predetermined peer group, over a three-year period. If earned, the awards are settled in the form of common shares issued by the Company or LTIP Units issued by the Company’s operating partnership.
STIP Equity Election
To promote long-term alignment, the Compensation Committee maintains a policy that allows NEOs to elect to receive cash awards under the STIP in the form of common shares issued by the Company or LTIP Units issued by the Company’s operating partnership, at a 25% premium. For 2020, each NEO elected to receive 100% of any payouts earned under the STIP in LTIP Units. For the fourth consecutive year, the only cash compensation received by the NEOs was base salary.

As a result, 86% of CEO potential target compensation and 81% of all other NEO potential target compensation is settled in equity:

TOTAL TARGET COMPENSATION
BEFORE STIP Equity election	AFTER STIP Equity election

Shareholder Interest Alignment
We believe that the STIP and LTIP components of our 2020 compensation program, further support and enhance long-term shareholder value by incentivizing long-term performance and aligning the interests of the NEOs and the shareholders. Additionally, paying 80% or more of our NEO compensation in restricted equity awards mitigates potential risks associated with traditional pay-for-performance variations from year to year and is a helpful tool in retaining senior executives. Equity remains an important component of the Company’s executive compensation program, with equity award target potential (including STIP awards elected in equity) accounting for almost 86% of the program’s target compensation for our CEO and 81% of the program target compensation of our other NEOs. All equity awards granted to the NEOs in 2020 were in the form of restricted equity that, once earned based on prior performance, subsequently vest over time and are required to be owned for a minimum of one year after the vesting date and therefore have a significant retention element. Before these awards are earned, as described above, significant value is at risk for the NEOs.
As described under “—Stock Ownership Guidelines” below, the Company has formal stock ownership guidelines that require:
•the Company’s non-employee trustees, within three years of becoming a trustee, to own Company shares equal in value to at least five times the annual cash retainer paid to non-employee trustees;
•the Company’s executive officers to own Company shares equal in value to a multiple of such executive’s base salary as follows: Chairman of the Board (4 times); Chief Executive Officer (6 times); President and Chief Operating Officer (6 times); Chief Financial Officer (3 times); and Chief Accounting Officer and all other executive officers (1 times); and
•the Company’s executive officers to own Company shares received from vesting of share awards for a minimum of one year after the vesting date.
For purposes of these guidelines, units of limited partnership interest issued by the Company’s operating partnership are considered “Company shares.”

Compensation and Corporate Governance
The Compensation Committee believes that solid corporate governance should be reinforced through the Company’s executive compensation programs and has adopted the following policies with regard to share ownership and compensation that are intended to promote good corporate governance:
•hedging of Company shares is prohibited;
•if the Company is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting under federal securities law, the Company will “clawback” any bonus or other incentive-based or equity-based compensation received by the NEOs from the Company during the twelve month period following the first issuance or filing of the financial statements that are required to be restated and any profits realized from the sale of the Company’s securities during such twelve month period; and
•Pledges of Company shares by Trustees and NEOs are prohibited.
Compensation Principles
The Compensation Committee designs and oversees the Company’s compensation policies and approves compensation for the NEOs. Each year, the Compensation Committee’s goal is to create an executive compensation program for the NEOs that is linked to the creation of shareholder value. To accomplish this goal, the executive compensation program for the NEOs is designed to:
•Support the Company’s business strategy—The Compensation Committee seeks to align executive compensation programs for the NEOs with business strategies focused on long-term growth and sustained shareholder value. The programs are designed to motivate the NEOs to overcome challenges and exceed company goals.
•Pay for performance—The Compensation Committee places a large portion of the NEOs’ pay “at risk” and dependent upon the achievement of specific corporate and individual performance goals. The Company pays higher compensation when goals are exceeded and lower compensation when goals are not met.
•Pay competitively—The Compensation Committee sets target compensation to be competitive with its peer group. We set “maximum” objectives that if achieved may place the compensation paid to the NEOs above the median compared to the peer group.
Compensation Objectives
In designing the executive compensation programs for the NEOs, the objectives are to:
•drive superior business and financial performance by designing programs that motivate the NEOs to achieve or exceed goals within their control;
•attract, retain and motivate the right people in the right job by rewarding NEOs that perform at a high level;
•align the long-term interests of the NEOs and the shareholders by building significant ownership of common shares into our annual and multi-year equity incentive programs;
•focus on long-term results, such as total shareholder return; and
•create a balanced executive compensation program that utilizes elements that discourage excessive risk taking.
Independent Compensation Consultant
The Compensation Committee engaged FPL during 2020 as its independent compensation consultant. FPL advised and did extensive work with the Compensation Committee Chairman to create the re-design of the Executive compensation program for 2020. FPL also provided the Compensation Committee with information on executive compensation trends, best practices and advice for potential improvements to the Company’s executive compensation program. In addition, FPL advised the Compensation Committee on the design of the compensation program for the Company’s non-employee trustees.

FPL does no work for management, receives no compensation from the Company other than for its work in advising the Compensation Committee and maintains no other economic relationships with the Company or any of its affiliates. From time to time, FPL receives input from the Company’s Chief Executive Officer regarding the Company’s strategic goals and the manner in which the executive compensation program should support these goals.
Process for Determining Executive Compensation
The Compensation Committee structures executive compensation for the NEOs so that total targeted annual compensation opportunities are competitive with comparable positions at companies considered to be the Company’s peers. The Compensation Committee intends for the level of compensation for the NEOs to be competitive with the compensation offered by publicly held companies that are comparable to the Company in relation to size (based on total assets and market capitalization) and industry focus (publicly trading lodging companies, including REITs). The Compensation Committee believes this allows the Company to successfully attract and retain the high caliber executive talent critical to the Company’s long-term success.
In setting executive compensation for the NEOs in 2020, the Compensation Committee considered levels of compensation paid by the following group of publicly traded lodging REIT companies (“2020 Peer Group”):

Company Name	Total Assets (in thousands)	Total Capitalization (in thousands)	Total Room Count	Number of Properties	Number of Employees
Apple Hospitality REIT, Inc.	$4,830	$4,590	30,100	235	66
Chatham Lodging Trust	$1,370	$1,133	5,900	39	23
DiamondRock Hospitality Company	$3,147	$2,783	10,000	31	29
Pebblebrook Hotel Trust	$6,076	$5,384	13,200	53	53
RLJ Lodging Trust	$5,617	$4,494	22,400	101	77
Summit Hotel Properties, Inc.	$2,233	$2,344	11,288	72	46
Sunstone Hotel Investors, Inc.	$2,986	$3,205	9,017	17	40
Xenia Hotels & Resorts, Inc.	$3,080	$2,751	10,011	35	48

25th Percentile	$3,170	$2,842	11,165	40	31
Median	$3,973	$4,211	15,253	77	50
75th Percentile	$4,929	$4,976	25,177	137	57

Hersha Hospitality Trust	$1,981	$2,178	6,250	40	32
Source: Bloomberg; as of December 31, 2020
The Compensation Committee, with input from FPL and from management, annually reviews the companies included in the peer group. Accordingly, the Compensation Committee may add or eliminate companies based on factors the Compensation Committee deems relevant. The primary criteria evaluated in the selection of the peer group include similarity of business strategy, scope of operations, total market capitalization and total assets. The Compensation Committee excluded certain lodging-focused, self-managed equity REITs with dissimilar business strategies or that were larger and smaller than the companies named above in terms of scope of operations, total assets and market capitalization, such as Host Hotels & Resorts, Inc., Park Hotels and Resorts, and Condor Hospitality Trust, Inc.
Based on information provided to the Compensation Committee by FPL, the Compensation Committee determined that the total targeted annual compensation opportunity for each of the NEOs was competitive compared to the 2020 Peer Group.

The following table shows each element of the total annual compensation for 2019 for each NEO compared to the same information for the 2020 Peer Group:

Executive	Benchmark	Base Salary	Non-Equity Incentive	Equity Incentive	Total Annual Compensation
Hasu P. Shah	Chairman	3rd of 3	3rd of 3	2nd of 3	2nd of 3
Jay H. Shah	CEO	4th of 10	10th of 10	8th of 10	9th of 10
Neil H. Shah	COO	1st of 8	8th of 8	1st of 8	1st of 8
Ashish R. Parikh	CFO	3rd of 10	10th of 10	6th of 10	7th of 10
Michael R. Gillespie	CAO	2nd of 5	5th of 5	4th of 5	4th of 5
Although the Compensation Committee seeks to provide total targeted annual compensation opportunities that approximate the 50th percentile of the 2020 Peer Group, the Compensation Committee did not rely exclusively on the 2020 Peer Group data in establishing target levels of compensation and does not have a rigid or formulaic process with regard to using peer data to set target levels of compensation (for example, assigning specific weights or values to each member of the 2020 Peer Group). Instead, the Compensation Committee used the 2020 Peer Group data as one of many tools to assist the Compensation Committee. Survey information provided by FPL to the Compensation Committee assisted the Compensation Committee in confirming the validity of the market competitiveness of the Company’s executive compensation program and provides broader context to the 2020 Peer Group data, as well as provide data for positions where data for the 2020 Peer Group was not available from public filings with the SEC. While the impact of the COVID-19 global pandemic on our business was given significant consideration in setting total target annual compensation opportunities for each NEO, including cutting compensation potential under the 2020 STIP in half, the Compensation Committee also considered the following factors:
•the competitive data (2020 Peer Group and survey data), focusing on the median of the data as a starting point;
•each NEO’s past and continuing performance;
•each NEO’s scope of responsibility and impact on the Company’s performance and contribution to its long-term success;
•internal equity (i.e., an NEO’s compensation levels relative to his or her peers, direct reports and supervisors);
•the Chief Executive Officer’s recommendations for the other NEOs; and
•the views of the members of the Compensation Committee and the other members of the Board of Trustees on individual contribution based upon routine interaction with the NEOs on corporate and public reporting matters.
In making executive compensation determinations, the Compensation Committee generally considers the results of the most recent shareholder advisory vote on executive compensation. In summary, the Compensation Committee’s process for setting total targeted annual compensation opportunities employs a flexible approach that responds to and adjusts for the evolving business environment. The Compensation Committee believes this approach permits the Company to respond to dynamics in the market for executive talent and provides the Company with flexibility in maintaining and enhancing the NEOs’ engagement, focus, motivation and enthusiasm for the Company’s long-term growth and sustained shareholder value.

Dual Role Structure
Consistent with past practice, the Compensation Committee considered the dual roles that Mr. Neil Shah, President and Chief Operating Officer, serves for the Company in establishing his compensation. Mr. Neil Shah has been and is currently the President and Chief Operating Officer of the Company and continues to serve as the Chief Investment Officer and Head of Asset Management. These roles are typically performed by multiple executive level individuals. The Compensation Committee worked with FPL, our Compensation Consultant, to put together a pay structure for Mr. Neil Shah that incorporates these additional duties and the leadership role that Mr. Neil Shah serves in these dual roles. The Compensation Committee believes that the overall compensation for Mr. Neil Shah is commensurate for the dual roles that he serves within the Company and results in significant savings in non-NEO compensation expense.
In addition, the Compensation Committee considered the compensation of Mr. Neil Shah as a part of a broader analysis of the aggregate pay level of our NEOs to ensure that, on a total pay basis across our executive team, it is appropriate when compared to our peers.
Interaction with Management
Our Compensation Committee regularly meets in executive sessions without management present. Our Chief Executive Officer, considering each of the performance factors outlined below under “Components of Executive Compensation,” annually reviews the compensation for each NEO, other than himself, and makes recommendations to the Compensation Committee regarding any proposed adjustments. Recommendations, if any, for interim modifications to salaries are also based on the factors outlined above and are made by the Chief Executive Officer to the Compensation Committee. Final compensation decisions are ultimately made in the sole discretion of the Compensation Committee.
Components of Executive Compensation
In 2020, the components of executive compensation consisted of the following:
•base salary;
•short term incentive program;
•long-term incentive program; and
•benefits.
Base Salary
Base salary provides the NEOs with a basic level of financial security and promotes the Compensation Committee’s objectives by attracting and retaining top talent. In mid-March of 2020, when the depth and breadth of the COVID-19 global pandemic was just beginning to be understood, the first action taken by the Company’s CEO and COO was to voluntarily reduce their salaries by 50%. In addition, the Chairman of the Board voluntarily elected to receive his salary in the form of the Company’s common equity.
Base salaries for the NEOs for 2019 and 2020 are as follows:

	2019 Base Salary	2020 Base Salary	Decrease over 2019
			($)	(%)
Hasu P. Shah	$262,500	$262,500	$—	—%
Jay H. Shah	$795,000	$463,750	$(331,250)	(41.7)%
Neil H. Shah	$775,000	$452,083	$(322,917)	(41.7)%
Ashish R. Parikh	$505,000	$505,000	$—	—%
Michael R. Gillespie	$345,000	$322,000	$(23,000)	(6.7)%

Short-Term Incentive Program (“STIP”)
Management voluntarily reduced amounts they were eligible to earn for threshold, target, and maximum performance by 50% when compared to compensation potential under the 2019 STIP.
The purpose of the STIP is to reward achievement of annual goals and objectives and provide at-risk, comprehensive pay opportunities linked primarily to company-wide performance. Each year, management proposes and the Compensation Committee evaluates and finalizes the annual goals and objectives, which are subsequently approved by the Board of Trustees. Using goals and objectives thoroughly reviewed by the Board of Trustees, the Compensation Committee rewards participants for achieving performance levels that management has identified and the Board of Trustees believe are critical to creating and sustaining long-term shareholder value.
The Compensation Committee believes the STIP provides the NEOs with an incentive to excel at their individual job function and area of expertise in a manner that contributes to overall Company-wide performance, and further aligns the financial interests of the participating NEOs with those of shareholders.
The STIP retains a structured approach to determine awards by measuring against performance on these pre-established metrics. Payouts, if any, to be awarded 50% in cash and 50% in equity. Historically, the STIP emphasized sustained Company-wide financial growth as measured by such metrics as AFFO per share, EBITDA targets, and RevPAR growth, and financial flexibility and balance sheet strength as measured by a fixed charge coverage ratio. These historical performance metrics were made irrelevant in a year where the lodging industry was devastated by the effects of the COVID-19 global pandemic.
As result, the Compensation Committee, working with FPL, management and the full Board of Trustees created the following mix of goals and objectives for the STIP:
The Compensation Committee chose several of the performance objectives described above to align the STIP with the Company’s 2020 objectives as established by management and the Board of Trustees. The Compensation Committee believes liquidity generation, balance sheet flexibility, expense reduction measures and exploration of long-term, strategic objectives are appropriate and effective objectives to enable the Company to best navigate an operating environment brought on by the COVID-19 global pandemic, which caused travelers to lose confidence in the safety of travel and which brought about the institution of various restrictive measures such as quarantines, restrictions on travel, school closings, "stay at home" orders and restrictions on types of business that may continue to operate in most of the states and cities where we own properties. The Company also believes execution on these objectives will best position the Company in the travel industry recovery.
The Compensation Committee chose the relative weights of the performance measures based on the Compensation Committee’s desire to balance operational initiatives that will promote efficient operations and preserve capital with initiatives that position the Company for the inevitable recovery in the travel industry.

Liquidity Generation: The Company achieved its liquidity generation objectives at high level reflecting the following achievements:
•Credit Facility Amendment - We were the first company amongst our peers to successfully amend our credit facility and to obtain an additional $100.0 million of liquidity to continue our business operations. Our continued conversations and negotiations with our lending group allowed for an additional amendment to our Credit Facility in February of 2021, providing additional liquidity. These amendments were achieved without changing the interest rates charged on the facility.
•Pursuit and Collection of Business Interruption Insurance Proceeds - the Company collected $8.1 million in proceeds after our successful arbitration of business interruption claims.
•Asset Sales - During the year ended December 31, 2020, we disposed of the Sheraton Wilmington and we entered into an agreement to sell the Duane Street Hotel. We also marketed a select number of properties which led to the eventual sale of the Residence Inn Coconut Grove, the Courtyard San Diego, the Capitol Hill Hotel and the Holiday Inn Express Cambridge Hotel. These asset sales, when fully completed, will register substantial aggregate gains and generate gross proceeds of approximately $216 million. The sale of these properties also saved approximately $20.0 million in future capital expenditures.

Balance Sheet Flexibility: The Company achieved its balance sheet flexibility initiatives at a target level. Accomplishments supporting the Company’s balance sheet flexibility were:
•Successful renegotiation of debt covenants for the Corporate Credit Facility – We had initially renegotiated our debt covenants under our Credit Facility to be waived until June 2021. Our continued conversations and negotiations with our lending group in 2020 allowed the Company to further amend the Credit facility in February of 2021, providing a waiver of covenants until June of 2022 and allowing for a more favorable covenant calculation when these covenants resume.
•Amendment of property level secured debt to lengthen liquidity runway – The Company successfully amended several property level mortgages. Restructuring of our property level secured debt benefitted the balance sheet with substantial forbearance of cash used for debt service into 2021 and minimizes our cash burn in 2020.
•Junior Capital Raise -- In February of 2021, the Company entered into an unsecured notes facility with affiliates of the Merchant Banking business of The Goldman Sachs Group, Inc. (the “GS Purchasers”). This facility provided the Company with an initial $150 million draw at closing and an incremental $50 million delayed draw that can be drawn at the Company’s discretion.
•No equity dilution -- The unsecured notes facility provides the Company with additional liquidity and flexibility to operate our business and meet our funding requirements without diluting our shareholders.
Expense Reduction Measures: The Company achieved its expense reduction measures at a high level. Successful expense reduction measures included:
•Corporate general and administrative reductions - We reduced our corporate general and administrative expense by over 30% from 2019 levels and streamlined our corporate operations.
•Property level asset management initiatives reduced hotel level expense loads – At the onset of the pandemic, the Company acted quickly to close hotels to contain our cash burn. As we reopened hotels, we worked closely with our hotel operating partners to significantly reduce operating expenses through on-site expense cuts and implementation of asset management initiatives to eliminate contract services, vendor and outsource contracts, utility usage, and purchasing expenses across the portfolio generating near-term and long-term cash savings. Where feasible, we sought alternative sources of hotel revenue through non-traditional contracts with government agencies, law enforcement and military personnel, emergency first responders and medical personnel, and universities.
Exploration of Long-Term, Strategic Objectives: The Company achieved its exploration of long-term, strategic objectives at a target level:
•Analyzed and vetted opportunities and strategies - Management prepared ample analysis and vetted numerous opportunities and strategies with the Board of Trustees that are intended to drive long-term shareholder value.

NEOs chose to reduce potential payout opportunities under the 2020 STIP by 50% relative to the prior year. The following tables indicate the amounts the participating NEOs may earn, before and after the voluntary reduction in payout potential, for threshold, target and maximum performance and the amount of that was earned under the 2020 STIP:

100% PAYOUT POTENTIAL (BEFORE VOLUNTARY REDUCTION IN POTENTIAL)
	Threshold	Target	Maximum	Actual Bonus Earned
	(as a % of 2020 base salary)	(as a % of 2020 base salary)	(as a % of 2020 base salary)	(as a % of 2020 Target)(1)	(in dollars)
Hasu P. Shah	120%	140%	160%	54%	$197,000
Jay H. Shah	240%	300%	380%	57%	$1,352,000
Neil H. Shah	240%	300%	380%	57%	$1,318,000
Ashish R. Parikh	160%	240%	300%	56%	$682,000
Michael R. Gillespie	120%	180%	220%	56%	$345,500

(1)Target amounts presented as an aggregate of the target amounts achievable for each component/metric prior to voluntary 50% reduction in payout potential.

50% PAYOUT POTENTIAL (AFTER VOLUNTARY REDUCTION IN POTENTIAL)
	Threshold	Target	Maximum	Actual Bonus Earned
	(as a % of 2020 base salary)	(as a % of 2020 base salary)	(as a % of 2020 base salary)	(as a % of 2020 Target)(1)	(in dollars)
Hasu P. Shah	60%	70%	80%	107%	$197,000
Jay H. Shah	120%	150%	190%	113%	$1,352,000
Neil H. Shah	120%	150%	190%	113%	$1,318,000
Ashish R. Parikh	80%	120%	150%	113%	$682,000
Michael R. Gillespie	60%	90%	110%	111%	$345,500

(1)Target amounts presented as an aggregate of the target amounts achievable for each component/metric after voluntary 50% reduction in payout potential.
The Compensation Committee has adopted a policy that allows the NEOs to elect to receive the cash portion of payouts, if any, under the 2020 STIP in LTIP Units or cash. For payments elected in LTIP Units, the NEO receives a 25% premium. LTIP Units issued are subject to a two-year vesting period from the end of the performance period. For 2020, each NEO elected to receive 100% of any payouts earned under the STIP in LTIP Units. As a result, the Compensation Committee approved the following LTIP Units to be issued to the NEOs: Mr. Hasu P. Shah, 26,291 LTIP Units; Mr. Jay H. Shah, 180,428 LTIP Units; Mr. Neil H. Shah, 175,890 LTIP Units; Mr. Parikh; 91,015 LTIP Units; and Mr. Gillespie, 46,108 LTIP Units. The LTIP Units awarded were determined by the sum of the dollar amount of 1) the equity award earned under the STIP, 2) the cash award earned under the STIP, and 3) the 25% premium on cash awards elected to be received in LTIP Units, divided by $8.43, the per share volume weighted average trading price of the Company’s common shares on the NYSE for the 20 trading days prior to and including December 31, 2020, the end of the performance period. The awards issued to the NEOs pursuant to the STIP vest on December 31, 2022.
Long-Term Incentive Program
The Compensation Committee believes it is important to provide the NEOs with equity incentives to promote retention, incent sustainable growth and long-term value creation, and to further align the interests of the NEOs with those of shareholders by exposing the NEOs to stock price changes during the performance and vesting periods. Awards under the long-term equity incentive program are both “performance based” and “time based.” The Long-Term Incentive Program consist of 100% equity awards, with performance measured over a three-year performance period and awards earned subject thereafter to a one-year vesting period during continued service. Prior to the re-design of the 2019 executive compensation program, the Compensation Committee used multi-year long-term incentive programs (“Multi-Year EIPs”) which operated under similar terms as the 2019 and 2020 LTIP programs.

The following illustrates the performance based and time-based components of the 2020 LTIP, the 2019 LTIP and the 2018 Multi-Year EIP:

(1)    The NEOs voluntarily waived all potential payouts from the 2018 Multi-Year EIP in order to show further alignment with our shareholders due to the difficult operating environment that the Company faced in 2020. Awards can be earned under the 2020 LTIP and the 2019 LTIP Multi-Year EIP based on the achievement of determined levels of Absolute Total Shareholder Return (“TSR”) (37.5% of the potential award), TSR relative to the Company’s peers (37.5% of the potential award), and RevPAR growth relative to the Company’s peers (25.0% of the potential award).
In 2020, the Compensation Committee adopted the 2020 LTIP and granted awards pursuant to the program to the NEOs. The awards pursuant to the LTIP consisted of agreements to issue equity awards where the number of shares awarded and issued is determined at the end of a specific three-year performance period. The 2020 LTIP performance period commenced on January 1, 2020 and ends on December 31, 2022. Similarly, the 2019 LTIP commenced January 1, 2019 and ends on December 31, 2021. The NEOs voluntarily waived all potential payouts from the 2018 Multi-Year EIPs in order to show further alignment with our shareholders due to the difficult operating environment that the Company faced in 2020 as described above.
Once the Compensation Committee determines the awards have been earned and the equity underlying the awards has been issued, one-half of the equity awards will remain subject to time-based forfeiture provisions. Common shares, LTIP Units or a combination of common shares and LTIP Units may be used to settle awards under the programs, if the awards are earned based on the metrics described below. Any equity awards pursuant to the programs will be made under the Company’s 2012 Equity Incentive Plan or any other equity incentive plan approved by the Company’s shareholders.
The following table summarizes the metrics used to determine awards issued under the 2020 and 2019 LTIPs:

(1)    Relative TSR and Relative RevPAR performance is determined by comparing the performance of the 2020 Peer Group for the 2020 LTIP and the 2019 Peer Group for the 2019 LTIP over the same performance period.

For the 2018 MYEIP, the NEOs voluntarily waived this program to show further alignment with our shareholders in response to the challenging operating environment brough on by the COVID-19 pandemic. Based on this voluntary waiver, the NEOs received no payouts under the 2018 MYEIP:

NEO	Dollar Value of Possible Equity Awards (Threshold to Maximum)(1)	Dollar Amount of Multi-Year EIP Awarded(1)	Number of Restricted LTIP Units Awarded(2)	Distributions on LTIP Units Awarded(3)
Hasu P. Shah	$300,000 to $450,000	$0	0	$0
Jay H. Shah	$800,000 to $1,200,000	$0	0	$0
Neil H. Shah	$800,000 to $1,200,000	$0	0	$0
Ashish R. Parikh	$300,000 to $450,000	$0	0	$0
Michael R. Gillespie	$100,000 to $150,000	$0	0	$0

(1)Threshold amounts presented as an aggregate of the threshold amounts achievable for each component/metric. As noted, the NEO’s waiving of any amounts earned resulted in no payouts for any component of the Multi-Year EIP awards and the dollar amount of Multi-Year EIP awards earned was $0, less than the aggregate threshold potential.

The equity awards issuable pursuant to the 2020 LTIP and the 2019 LTIP will be determined and issued to the NEOs in the first quarter of 2023 and 2022, respectively, if earned. The number of shares or units awarded pursuant to the programs will be based on a specified dollar amount for each NEO divided by the 20-day volume weighted average closing price of the Company’s common shares on the New York Stock Exchange as of December 31, 2019 and December 31, 2018, respectively.
The 2020 LTIP and the 2019 LTIP accounts for 30% of NEO target compensation. The following table sets forth the potential equity awards for each of the 2020 LTIP and 2019 LTIP, in terms of dollar value, that each NEO may earn for each program:

Dollar Value of Possible Equity Awards
NEO	2020 LTIP and 2019 LTIP
Hasu P. Shah	$302,000 to $446,000
Jay H. Shah	$1,272,000 to $1,670,000
Neil H. Shah	$1,240,000 to $1,628,000
Ashish R. Parikh	$556,000 to $758,000
Michael R. Gillespie	$121,000 to $259,000
Benefits
Benefits are established based upon an assessment of competitive market factors and a determination of what is required to attract and retain talent, as well as provide long-term financial security to the Company’s employees and their families. The Compensation Committee periodically considers benefit levels based on competitive influences, as well as the cost of the programs to the Company relative to the value to employees. The Company’s primary benefits for executive officers include participation in the Company’s health, dental and vision plans on the same basis as any other employee. Except as described in this paragraph, the Company does not provide NEOs with other benefits or perquisites.
Compensation Realized by Our NEOs
Annual compensation data shown in the Summary Compensation Table on page 56 is presented in accordance with the Securities and Exchange Commission’s (“SEC”) requirements. This mandated format is based on accounting rules that reflect the grant date fair value of the award at the time of grant, which can differ significantly from the value that is ultimately earned from these awards. For example, the Summary Compensation Table combines pay actually received with the accounting value of equity compensation granted in a given year, which may be realized in the future to varying degrees or not at all. Realized compensation includes the NEOs base salary and cash incentives, if any, received during the year, along with the value of shares issued for the performance period that ended in a given year. For 2020, realized compensation includes the value of shares issued for the performance period that ended on December 31, 2020 under the 2020 STIP and 2018 Multi-Year EIP. For 2019 and 2018, realized compensation includes the value of shares issued for the performance period that ended on December 31, 2019 and 2018 respectively under the Company’s comparable legacy annual and multi-year programs. The Compensation Committee believes that utilizing realized compensation in its evaluation of NEO pay is an appropriate additional consideration to accurately measure the alignment of NEO pay-for-performance.
Our CEO’s realized pay was 67%, 62%, and 89% and our other NEO’s realized pay was 70%, 64%, and 89% of the compensation noted in the Summary Compensation Table prescribed by the SEC for the years ended December 31, 2020, 2019 and 2018, respectively.
The charts below illustrate what our CEO and other NEOs, in aggregate, have realized from the programs that concluded in each period presented:

The Company ties NEO pay to performance, with a significant portion of the CEO’s and of the other NEOs’ target pay potential performance-based and at-risk. The Company sets clear goals for company performance and 100% of at-risk compensation is payable only upon the achievement of specific performance objectives. Even prior to the global COVID-19 pandemic, the hotel industry was experiencing a slow down that had a negative impact on operating results of hotel lodging REITs. The Company’s performance-based NEO compensation programs provided realized compensation to the CEO and other NEOs that responded to this decline in industry operating results, as noted in the following tables:

Contractual Arrangements
The Company has entered into employment agreements with Hasu P. Shah, Jay H. Shah, Neil H. Shah, Ashish R. Parikh and Michael R. Gillespie. The terms of these employment agreements include provisions related to payments to be made to the officers for events related to changes of control of the Company. These employment agreements are described under “Executive Compensation - Agreements with Executive Officers and Potential Payments Upon Termination or Change-in-Control” below. The Compensation Committee believes it is appropriate for the Company to have an employment agreement with the executive officers to support stable and highly competent management on a long-term basis.
The Compensation Committee believes that the employment agreements serve the interests of the Company and its shareholders by ensuring that if a hostile or friendly change of control is ever under consideration, its executives will be able to advise the Board of Trustees about the potential transaction in the best interests of shareholders, without being unduly influenced by personal considerations, such as fear of the economic consequences of losing their jobs as a result of a change of control. The change of control provisions of the employment agreements include so-called double triggers, which mean that benefits become available to executives under the agreements only upon a change of control followed by termination of the executive without cause or resignation by the executive for good reason. The Compensation Committee believes that a double trigger appropriately protects the legitimate interests in employment security without unduly burdening the Company or shareholder value.
Share Ownership Guidelines
To further align the interests of the Company’s trustees and executive officers with the interests of our shareholders, the Board has established minimum share ownership guidelines that apply to all non-management trustees and named executive officers. Non-employee trustees are required to own Company shares equal in value to at least five times the annual cash retainer paid to non-management trustees. In addition, the Company’s executive officers are required to own Company shares equal in value to a multiple of such executive’s base salary as follows: Chairman of the Board: 4 times; Chief Executive Officer: 6 times; President and Chief Operating Officer: 6 times; Chief Financial Officer: 3 times; and Chief Accounting Officer and all other named executive officers: 1 times.
All trustees and executives are expected to achieve this minimum ownership within three years of assuming the relevant positions with the Company. For the purpose of these guidelines, a person shall be deemed to own all

Company shares beneficially owned by such person within the meaning of the United States federal securities laws, including for these purposes preferred shares of the Company, common shares of the Company, operating partnership units (including LTIP Units) in Hersha Hospitality Limited Partnership and other securities issued by the Company or its subsidiaries that are exercisable for, convertible into or exchangeable for common shares of the Company.
Compensation-Related Risk
The Compensation Committee oversees the compensation policies and plans for all employees. The Company’s senior management, at the request of the Compensation Committee, has assessed the Company’s compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company.
As part of its annual risk assessment, the Company’s senior management, with oversight from Risk Sub-Committee of the Audit Committee, analyzed whether the Company’s compensation policies and practices, including non-executive officer compensation practices, could reasonably have a material adverse effect on the Company. This assessment focused primarily on the design of the Company compensation programs and practices for executive officers and employees as it relates to the business risks that the Company faces. Specifically, management considered the fact that employees, other than the NEOs who participate in the executive compensation program described in this proxy statement, receive only a small percentage of their total compensation in the form of variable, performance-based compensation. Further, performance-based compensation to executive officers is primarily in the form of equity awards, which the Company believes encourages actions that support long term shareholder value creation, rather than short term risk-taking that could materially and adversely affect the Company’s business. The Company’s senior management also considered the active role played by the Compensation Committee and the overall design of the executive compensation program, which the Company’s senior management believes encourages an appropriate level of risk taking, creates long-term shareholder value and avoids unnecessary or excessive enterprise risk.
In addition, the Company’s senior management discussed its assessment of the Company’s compensation practices and programs and whether those practices and programs create risks that could reasonably be expected to have a material adverse effect on the Company. Based on its assessment, the Company’s senior management has concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Upon completion of the risk assessment, the Company’s senior management reported its findings to the Compensation Committee and discussed them with the Compensation Committee as they relate to the disclosure requirements under applicable SEC rules.

EXECUTIVE COMPENSATION
Summary Compensation Table for 2020
The following table presents information relating to total compensation of the NEOs for the fiscal year ended December 31, 2020:

			Stock Awards(1)		Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Name and Principal Position	Year	Salary	Award Amount	Premium for Share Election
Hasu P. Shah	2020	$262,500	$349,471	$37,694	$—	$4,568	$654,233
Chairman of the Board of Trustees	2019	262,500	581,511	28,760	—	4,061	876,831
	2018	255,000	748,596	—	—	4,061	1,007,657

Jay H. Shah	2020	$463,750	$2,249,435	$258,619	$—	$5,623	$2,977,427
Chief Executive Officer	2019	795,000	2,536,335	174,211	—	5,446	3,510,993
	2018	770,000	3,583,723	312,274	—	5,446	4,671,443

Neil H. Shah	2020	$452,083	$2,192,869	$252,105	$—	$25,706	$2,922,763
President and Chief Operating Officer	2019	775,000	2,483,558	169,829	—	23,462	3,451,849
	2018	750,000	3,510,611	304,170	—	23,462	4,588,243

Ashish R. Parikh	2020	$505,000	$1,125,474	$130,458	$—	$29,784	$1,790,715
Chief Financial Officer	2019	505,000	1,073,728	73,774	—	23,462	1,675,965
	2018	490,000	1,662,294	167,670	—	23,462	2,343,426

Michael R. Gillespie	2020	$322,000	$622,467	$66,087	$—	$25,546	$1,036,100
Chief Accounting Officer	2019	345,000	502,590	37,797	—	23,462	908,849
	2018	335,000	799,336	89,160	—	23,462	1,246,958
(1)The amounts in the “Stock Awards” columns for 2020 include the aggregate grant date fair value of LTIP Units, some of which are subject to time-based forfeiture restrictions, issued to the named executive officers in March 2021 pursuant to the 2020 STIP following completion of the one-year performance period. The Compensation Committee has adopted a policy that allows the NEOs to elect to receive cash payouts, if any, under the 2020 STIP in LTIP Units or cash. For payments elected in LTIP Units, the NEO receives a 25% premium. For 2020, each eligible NEO had elected to receive 100% of any cash payouts earned under the 2020 STIP in LTIP Units. The aggregate grant date fair value of these LTIP Units has been computed in accordance with FASB ASC Topic 718. These amounts are based on the performance levels determined to be achieved by the Compensation Committee for each component of the 2020 STIP. The performance levels are described in “Compensation Discussion and Analysis— Components of Executive Compensation.” The aggregate grant date fair value of these awards was determined by multiplying the number of LTIP Units granted to the NEO by $12.90, the closing price of the Company’s common shares on the NYSE on March 17, 2021.
The amounts in “Stock Awards” for 2020 also include the aggregate grant date fair value of the right to receive common shares, LTIP Units, or a combination of common shares and LTIP Units following completion of the three-year performance period under Absolute TSR and Relative TSR components of the 2020 LTIP. These amounts are based on the probable outcome of the performance conditions established by the Compensation Committee in August of 2020, which are described in “Compensation Discussion and Analysis— Components of Executive Compensation” above. The aggregate grant date fair value of these awards has been computed in accordance with FASB ASC Topic 718.
(2)As described in “Compensation Discussion and Analysis— Components of Executive Compensation” above, The Compensation Committee has adopted a policy that allows the NEOs to elect to receive cash payouts, if any, under the 2020 STIP in LTIP Units or cash. For 2020, each NEO had elected to receive 100% of any payouts earned under the 2020 STIP in LTIP Units and, accordingly, the amounts earned under the 2020 STIP are included in the “Stock Awards” column.
(3)Includes insurance premiums paid by the Company for medical, dental and life insurance benefits.
As described in “Compensation Discussion and Analysis— Components of Executive Compensation” above, the Company does not grant equity awards under the 2020 STIP or the 2020 LTIP until the applicable performance period has been completed and the actual level of performance achieved has been determined. The performance period under the 2020 STIP began on January 1, 2020 and was completed on December 31, 2020. In March of 2021, the Compensation Committee determined that the named executive officers had achieved a certain level of performance and the Company awarded an aggregate of 519,732 LTIP Units under the 2020 STIP to the NEOs. The performance period under the 2020 LTIP began on January 1, 2020 and will not be completed until December 31, 2022. The Compensation Committee intends to determine the actual level of performance under the 2020 LTIP during the first quarter of 2023. Estimated future payouts for the absolute TSR and relative TSR components under the Company’s 2020 LTIP appear under the column “Estimated Future Payouts Under Equity Incentive Plan Awards” in the Grants of Plan-Based Awards Table for 2020.
The 2012 Equity Incentive Plan, as amended (“the 2012 Plan”), allows for LTIP Units as a type of award available. The LTIP Units granted are subject to the same time-based vesting conditions that apply to restricted stock awards. Initially, all LTIP Units will not have full parity with HHLP’s common units with respect to liquidating distributions. Upon the occurrence of certain “book-up” events described in the partnership agreement, LTIP Units can, over time, achieve full parity with our operating partnership’s common units for all purposes, and therefore accrete to an economic value equivalent to one common share. If such parity is reached, vested LTIP Units may be redeemed for cash in an amount equal to the then fair market value of an equal number of Hersha common shares or converted into an equal number of Hersha common shares, as determined by Hersha at its election.
Grants of Plan-Based Awards Table for 2020
The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2020. For more information regarding grants of plan-based awards, see “Compensation Discussion and Analysis” above.

			Estimated Possible Payouts Under			Estimated Future Payouts Under			Grant Date Fair Value of Stock Awards (4) ($)
	Type of Award (1)	Grant Date	Non-Equity Incentive Plan Awards(2)			Equity Incentive Plan Awards(3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Name			($)	($)	($)	($)	($)	($)
Hasu P. Shah	2020 STIP	8/3/2020	- (2)	- (2)	- (2)	177,188	207,000	236,250	339,154
	2020 LTIP	8/3/2020				226,500	276,000	334,500	48,011
	2018 MYEIP	3/19/2018				75,000	93,750	112,500	—

Jay H. Shah	2020 STIP	8/3/2020	- (2)	- (2)	- (2)	1,073,250	1,341,563	1,699,313	2,327,521
	2020 LTIP	8/3/2020				954,000	1,103,250	1,252,500	180,533
	2018 MYEIP	3/19/2018				200,000	250,000	300,000	—

Neil H. Shah	2020 STIP	8/3/2020	- (2)	- (2)	- (2)	1,046,250	1,307,813	1,656,563	2,268,981
	2020 LTIP	8/3/2020				930,000	1,075,500	1,221,000	175,993
	2018 MYEIP	3/19/2018				200,000	250,000	300,000	—

Ashish R. Parikh	2020 STIP	8/3/2020	- (2)	- (2)	- (2)	454,500	681,750	852,188	1,174,094
	2020 LTIP	8/3/2020				606,000	909,000	1,136,250	81,838
	2018 MYEIP	3/19/2018				75,000	93,750	112,500	—

Michael R. Gillespie	2020 STIP	8/3/2020	- (2)	- (2)	- (2)	232,875	349,313	426,938	594,793
	2020 LTIP	8/3/2020				90,750	155,250	194,250	27,674
	2018 MYEIP	3/19/2018				25,000	31,250	37,500	—
(1)Type of award:
•2020 STIP—Short Term Incentive Program for 2020
•2020 LTIP – Long Term Incentive Program for 2020
•2018 MYEIP – Multi-Year Equity Incentive Program for 2018
(2)The Compensation Committee has adopted a policy that allows the NEOs to elect to receive cash payouts earned, if any, under the 2020 STIP in LTIP Units or cash. For payments elected in LTIP Units, the NEO receives a 25% premium. For 2020, each NEO had elected to receive 100% of any amounts earned under the STIP, that would otherwise be paid in cash, in LTIP Units and, accordingly, the amounts earned under the STIP are included in the “Stock Awards”

columns. The following table represents the range of potential cash payouts to be made to the named executive officers pursuant to the Company’s STIP if each NEO elected to receive 100% cash:

	Threshold	Target	Maximum
Name	($)	($)	($)

Hasu P. Shah	78,750	92,000	105,000
Jay H. Shah	477,000	596,250	755,250
Neil H. Shah	465,000	581,250	736,250
Ashish R. Parikh	202,000	303,000	378,750
Michael R. Gillespie	103,500	155,250	189,750
(3)Awards pursuant to the 2020 STIP are denominated in dollars, but are payable in common shares, LTIP Units, or a combination of common shares and LTIP Units based on the volume-weighted average price of the common shares for the 20 trading days prior to December 31, 2020, the end of the performance period, as reported by the NYSE, or $8.43 per share. On March 17, 2021, the Company issued to the NEOs an aggregate of 519,732 LTIP Units pursuant to the 2020 STIP. The LTIP Units were issued pursuant to the Company’s 2012 Equity Incentive Plan. LTIP Units issued pursuant to the 2020 STIP are subject to time-based forfeiture restrictions which lapse on December 31, 2022.
Awards pursuant to the Company’s 2020 LTIP are denominated in dollars, but are payable in common shares, LTIP Units, or a combination of common shares and LTIP Units. Management waived its right to receive payouts under the 2018 Multi-Year EIP.
(4)For the 2020 STIP, amount represents the aggregate fair value of the restricted common shares on the date of issuance, or $12.90 per share, at the actual level of performance. For the 2020 LTIP awards, amount represents the aggregate grant date fair value of the right to receive common shares following the three-year performance period. Fair value of these awards has been computed in accordance with FASB ASC Topic 718. Management waived its right to receive payouts under the 2018 Multi-Year EIP.

Outstanding Equity Awards at Fiscal Year-End Table for 2020
The following table presents information concerning outstanding equity awards as of the end of the fiscal year ended December 31, 2020:

		Stock Awards
		Time Vested Awards		Equity Incentive Plan Awards
NEO	Award Type	Number of Shares That Have Not Vested (#) (1)	Market Value of Shares That Have Not Vested ($)(2)	Number of Unearned Shares That Have Not Vested (#)		Payout Value of Unearned Shares That Have Not Vested ($)
Hasu P. Shah	Time Vest	55,887	$440,948
	2020 STIP			26,291	(3)	$207,436	(4)
	2020 LTIP			21,119	(5)	$166,628	(6)
	2019 LTIP			16,825	(5)	$132,745	(6)

Jay H. Shah	Time Vest	321,776	$2,538,813
	2020 STIP			180,428	(3)	$1,423,577	(4)
	2020 LTIP			88,951	(5)	$701,824	(6)
	2019 LTIP			70,864	(5)	$559,113	(6)

Neil H. Shah	Time Vest	313,663	$2,474,801
	2020 STIP			175,890	(3)	$1,387,772	(4)
	2020 LTIP			86,713	(5)	$684,168	(6)
	2019 LTIP			69,081	(5)	$545,047	(6)

Ashish R. Parikh	Time Vest	136,852	$1,079,762
	2020 STIP			91,015	(3)	$718,108	(4)
	2020 LTIP			38,881	(5)	$306,772	(6)
	2019 LTIP			30,975	(5)	$244,392	(6)

Michael R. Gillespie	Time Vest	69,948	$551,890
	2020 STIP			46,108	(3)	$363,792	(4)
	2020 LTIP			8,462	(5)	$66,762	(6)
	2019 LTIP			6,741	(5)	$53,186	(6)

(1)Represents LTIP Units issued to the NEOs on March 21, 2019 and April 13, 2020 and vest as follows:

	March 21, 2019	April 13, 2020
Vesting Date	2018 Annual EIP	2019 STIP	Total
December 31, 2021	64,587	833,539	898,126
(2)    Calculated by multiplying the number of unvested LTIP Units as of December 31, 2020 by $7.89, which was the closing market price of the Company’s common shares on that date.
(3)    Represents the number of common shares and/or LTIP Units issuable pursuant to the 2020 STIP based on achieving actual performance goals established by the Compensation Committee. On March 17, 2021, the Company granted a total of 519,732 LTIP Units to the named executive officers pursuant to 2019 STIP. All shares issued pursuant to the 2020 STIP are restricted and vest on December 31, 2022.
(4)    Calculated by multiplying the number of common shares and restricted common shares and/or LTIP Units issuable pursuant to the 2020 STIP based on achieving actual performance goals established by the Compensation Committee by $7.89, which was the closing market price of the Company’s common shares on December 31, 2020. As discussed elsewhere in this proxy statement, the LTIP Units were issued on March 17, 2021. Actual closing market price of the

Company’s common shares on March 17, 2021, the date the LTIP Units were issued under the 2020 STIP, was $12.90 per share.
(5)    Represents the number of common shares and/or LTIP Units issuable pursuant to the 2020 LTIP and the 2019 LTIP based on achieving threshold performance goals established by the Compensation Committee. The common shares and/or LTIP Units will be issued, if earned, pursuant to the 2020 LTIP and the 2019 LTIP in the first quarter of 2023 and in the first quarter of 2022, respectively.
(6)    Calculated by multiplying the number of common shares and/or LTIP Units issuable pursuant to the 2020 LTIP and the 2019 LTIP based on achieving threshold performance goals established by the Compensation Committee by $7.89, which was the closing market price of the Company’s common shares on December 31, 2020. The aggregate grant date fair value of the right to receive equity awards under the 2020 LTIP, calculated in accordance with FASB ASC 718, was $48,011 for Mr. Hasu Shah, $180,533 for Mr. Jay Shah, $175,993 for Mr. Neil Shah, $81,838 for Mr. Parikh and $27,674 for Mr. Gillespie. The aggregate grant date fair value of the right to receive equity awards under the 2019 LTIP, calculated in accordance with FASB ASC 718, was $187,064 for Mr. Hasu Shah, $704,371 for Mr. Jay Shah, $686,656 for Mr. Neil Shah, $319,170 for Mr. Parikh and $107,599 for Mr. Gillespie.
Option Exercises and Stock Vested Table for 2020
The following table presents information concerning restricted common shares and performance share awards that vested or were earned for each of the named executive officers during the fiscal year ended December 31, 2020:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Hasu P. Shah	83,349	$615,830	(2)
Jay H. Shah	215,643	$1,589,972	(3)
Neil H. Shah	212,042	$1,561,560	(4)
Ashish R. Parikh	99,240	$741,210	(5)
Michael R. Gillespie	45,663	$346,351	(6)

(1)Represents the aggregate dollar amount realized upon the vesting of restricted common shares and LTIP Units. This amount has been calculated by multiplying the number of vested common shares or LTIP Units, including vested common shares or LTIP Units issued upon the settlement of performance awards that have been earned, by the closing price of the Company’s common shares on the NYSE on the vesting date.
(2)Represents the vesting of 15,712 LTIP Units on April 13, 2020, and 67,637 LTIP Units on December 31, 2020.
(3)Represents the vesting of 41,899 LTIP Units on April 13, 2020, and 173,744 LTIP Units on December 31, 2020.
(4)Represents the vesting of 41,899 LTIP Units on April 13, 2020, and 170,143 LTIP Units on December 31, 2020.
(5)Represents the vesting of 15,712 LTIP Units on April 13, 2020, and 83,528 LTIP Units on December 31, 2020.
(6)Represents the vesting of 5,237 LTIP Units on April 13, 2020, and 40,426 LTIP Units on December 31, 2020.
Agreements with Executive Officers and Potential Payments Upon Termination or Change-in-Control
As described above under the heading “Compensation Discussion & Analysis - Contractual Arrangements,” the Company has entered into employment agreements with Hasu P. Shah (Chairman of the Board), Jay H. Shah (Chief Executive Officer), Neil H. Shah (President and Chief Operating Officer), Ashish R. Parikh (Chief Financial Officer) and Michael R. Gillespie (Chief Accounting Officer). Each agreement is for an initial term through December 31, 2022. The employment agreements will continue to renew for successive one year periods unless terminated by either party.
Each employment agreement provides for the payment of a minimum annual base salary to the executive officer, subject to any increase approved by the Board of Trustees. In addition, each executive officer is eligible to receive other incentive compensation, which may include common shares and LTIP Units in accordance with rules and criteria established by the Compensation Committee and approved by the Board of Trustees. Each of the employment agreements also contains certain confidentiality, non-competition and non-recruitment provisions.

Each of the employment agreements provides for cash payments and the provision of other benefits to the executive officer upon the occurrence of certain triggers. These triggers include the executive officer’s voluntary termination, the executive officer’s termination without cause (other than a termination without cause during the 12-month period following a change of control), the executive officer’s termination with cause, the executive officer’s death or disability and the executive officer’s termination without cause or resignation for good reason within 12 months of a change of control. In addition, unvested LTIP Units issued on or after December 23, 2014 will be subject to accelerated vesting under certain conditions (termination without cause, termination due to death or disability or in the event of a change of control, as defined in the 2012 Plan), provided the executive officer has remained in the continuous employ of the Company until the date of such termination or the date of the change in control.
The following tables set forth the total cost that the Company would have incurred and the payments the named executive officers would have received if they were terminated as of December 31, 2020 under the terms of the employment agreements, assuming such agreements were in place as of December 31, 2020:
Voluntary Termination/Termination With Cause

	Cash Payment ($) (1)	Continued Medical and Dental Benefits ($)	Number of Shares to Vest Upon Termination (#)	Value of Shares to Vest Upon Termination ($)	Total Cost of Termination ($)
Hasu P. Shah	$—	$—	N/A	N/A	$—
Jay H. Shah	$—	$—	N/A	N/A	$—
Neil H. Shah	$—	$—	N/A	N/A	$—
Ashish R. Parikh	$—	$—	N/A	N/A	$—
Michael R. Gillespie	$—	$—	N/A	N/A	$—

(1)    Each employment agreement provides that if the executive officer ceases being an employee of the Company on account of the executive officer’s voluntary termination or the executive officer’s termination with cause, the executive officer will not be entitled to any compensation after the effective date of the voluntary termination or termination with cause (except base salary and vacation accrued but unpaid on the effective date of such event).
Death or Disability

	Cash Payment ($) (1)	Continued Medical and Dental Benefits ($)	Number of Shares to Vest Upon Termination (#) (2)	Value of Shares to Vest Upon Termination ($) (3)	Total Cost of Termination ($)
Hasu P. Shah	$42,067	$—	55,887	$440,948	$483,016
Jay H. Shah	$127,404	$—	321,776	$2,538,813	$2,666,216
Neil H. Shah	$124,199	$—	313,663	$2,474,801	$2,599,000
Ashish R. Parikh	$80,929	$—	136,852	$1,079,762	$1,160,692
Michael R. Gillespie	$55,288	$—	69,948	$551,890	$607,178

(1)Each employment agreement provides that in the event of the death or disability of the executive officer, the Company will continue to pay the executive officer or his heirs, devisees, executors, legatees or personal representatives, as appropriate, the executive officer’s base salary then in effect through the month following the month in which such event occurs plus an amount equal to four weeks accrued but unused vacation.
(2)Represents the sum of the number of unvested LTIP Units.
(3)Calculated by multiplying the number of shares to vest upon termination by $7.89, which was the closing market price of the Company’s common shares on December 31, 2020.

Termination without Cause

	Cash Payment ($) (1)	Continued Medical and Dental Benefits ($) (2)	Number of Shares to Vest Upon Termination (#) (3)	Value of Shares to Vest Upon Termination ($) (4)	Total Cost of Termination ($)
Hasu P. Shah	$1,793,500	$4,568	82,178	$648,384	$2,446,452
Jay H. Shah	$7,758,000	$1,998	502,204	$3,962,390	$11,722,388
Neil H. Shah	$7,588,000	$25,706	489,553	$3,862,573	$11,476,279
Ashish R. Parikh	$3,709,000	$29,784	227,867	$1,797,871	$5,536,654
Michael R. Gillespie	$1,643,000	$25,546	116,056	$915,682	$2,584,228

(1)Each employment agreement provides that upon a termination without cause (other than a termination without cause during the 12-month period following a change of control), the Company will make a lump sum payment to the executive officer within ten days after such termination equal to the sum of: (1) the amount of the executive officer’s annual base salary then in effect, (2) the maximum amount payable under any unconcluded STIP, and (3) the target amount payable under any unconcluded LTIP.
(2)Each employment agreement provides that the executive officer’s insurance benefits, as in effect immediately prior to the termination, will remain in effect for 12 months following termination, upon the same terms and at the same cost to the executive officer, as in effect immediately prior to the termination.
(3)Represents the sum of the number of unvested LTIP Units (including the LTIP Units granted on March 17, 2021 pursuant to the 2020 STIP).
(4)Calculated by multiplying the number of shares to vest upon termination by $7.89, which was the closing market price of the Company’s common shares on December 31, 2020.

Termination without Cause / Resignation for Good Reason (Following a Change in Control)

	Cash Payment ($) (1)	Continued Medical and Dental Benefits ($) (2)	Number of Shares to Vest Upon Termination (#)(3)	Value of Shares to Vest Upon Termination ($) (4)	Total Cost of Termination ($)(5)
Hasu P. Shah	$2,476,000	$6,532	82,178	$648,384	$3,130,916
Jay H. Shah	$15,351,840	$2,471	502,204	$3,962,390	$19,316,700
Neil H. Shah	$14,990,800	$38,032	489,553	$3,862,573	$18,891,406
Ashish R. Parikh	$5,729,000	$44,149	227,867	$1,797,871	$7,571,020
Michael R. Gillespie	$1,643,000	$37,792	116,056	$915,682	$2,596,474

(1)Each employment agreement provides that upon a termination without cause or a resignation for good reason within 12 months following a change of control, the Company will fully vest the executive officer in any outstanding awards made pursuant to the Company’s 2012 Plan or any other equity compensation plan adopted by the Company. In addition, the Company will pay to the executive officer, in a lump sum, the following:
◦a severance payment equal to a multiple of the sum of: (i) the executive officer’s then annual base salary and (ii) the maximum amount payable under any unconcluded STIP. For purposes of calculating the severance payment, the following multiples apply: Hasu P. Shah–2x; Jay H Shah–2.99x; Neil H. Shah–2.99x; Ashish R. Parikh–2x; and Michael R. Gillespie–1x; and
◦the target amount payable under any unconcluded LTIP.
The severance payment was calculated for each named executive officer by taking the sum of (i) each executive’s 2020 annual base salary, and (ii) the maximum annual bonus for 2020 under the 2020 STIP, and multiplying that sum by each named executive officer’s defined multiple and then adding the target payout established for the 2020 LTIP, the 2019 LTIP, and the 2018 Multi-Year EIP.
(2)Each employment agreement provides that the executive officer’s insurance benefits, as in effect immediately prior to the termination, will remain in effect for 18 months following termination, upon the same terms and at the same cost to the executive officer, as in effect immediately prior to the termination.
(3)Represents the sum of the number of unvested LTIP Units (including the LTIP Units granted on March 17, 2021 pursuant to the 2020 STIP).
(4)Calculated by multiplying the number of shares to vest upon termination by $7.89, which was the closing market price of the Company’s common shares as of December 31, 2020.
(5)The benefits payable to the named executive officers on account of a change in control, including on account of a termination without cause or resignation with good reason, within 12 months after a change in control, could constitute excess parachute payments under Section 280G the Code. A named executive officer who receives excess parachute payments would be liable for the 20% excise tax on a portion of the parachute payments, and the Company would not be permitted to claim a federal income tax deduction for a portion of the parachute payments. The amended and restated employment agreements between the Company and each of the named executive officers provides that the Company will not indemnify the executive for any parachute payment excise tax liability. However, the total cash amounts payable to a named executive officer may be reduced if and only to the extent that a reduction will allow the named executive officer to receive a greater net after tax amount than executive would receive absent such reduction.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K promulgated by the SEC, the Company is providing the following information about the ratio of the median employee’s total annual compensation to the total annual compensation of the Company’s Chief Executive Officer for the year ended December 31, 2020:
•Median employee total annual compensation (excluding the Chief Executive Officer)—$108,391
•Chief Executive Officer total annual compensation (as reported in the “Summary Compensation Table” presented above)—$2,977,427
•Ratio of Chief Executive Officer to median employee total annual compensation—28:1
In determining the median employee, the Company prepared a list of all employees as of December 31, 2020 and reviewed the amount of salary, wages and equity awards of all such employees as reflected in the Company’s payroll records reported to the Internal Revenue Service on Form W-2 for 2020. The Company had 32 employees as of December 31, 2020. The Company identified the median employee using this compensation measure, which was consistently applied to all employees included in the calculation. Since all employees are located in the United States, the Company did not make any cost-of-living adjustments in identifying the median employee. Once the median employee was identified, the Company combined all of the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K promulgated by the SEC, resulting in median employee total annual compensation of $108,391. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

PROPOSAL TWO - ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company provide shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.
At our 2018 annual meeting of shareholders, we asked our shareholders to vote, on an advisory basis, on the frequency of future advisory votes on executive compensation, as disclosed in our 2018 proxy statement, commonly referred to as a “say-when-on-pay” advisory vote. Our shareholders overwhelmingly approved holding an advisory vote on executive compensation annually, with approximately 86% of the votes cast voting in favor of an annual advisory vote on executive compensation. The Board took into consideration the results of the say-when-on-pay advisory vote and determined that advisory votes on executive compensation will be submitted to our shareholders every year until the next required advisory vote on the frequency of shareholder votes on executive compensation. However, through our ongoing engagement with shareholders, the Board will continue to consider any shareholder concerns and feedback in the future.
This vote is advisory, which means that the vote on executive compensation is not binding on the Company, the Board of Trustees or any of its committees. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Company’s named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
As described in greater detail under the heading “Compensation Discussion and Analysis,” the global COVID-19 pandemic resulted in a near immediate and absolute contraction in demand in our industry and a global macroeconomic slowdown. The hospitality industry suffered from the lowest levels of demand on record and orders of magnitude worse in breadth and depth than any previous demand shocks that we have seen. The management team acted quickly to cut costs, preserve liquidity, source capital, ensure the safety and wellness of employees and guests, and position the Company for an eventual recovery in the travel industry. As the depth and pervasiveness of the extraordinary global crisis became apparent and historic measures of performance became irrelevant, the management team, which has successfully navigated across three previous cycles, focused its efforts on:
•Liquidity generation,
•Balance sheet flexibility,
•Expense reduction measures, and
•Exploration of long-term, strategic objectives.
The Board of Trustees and management acted swiftly to realign compensation to preserve liquidity and support initiatives that were critical to navigate the pandemic and position the Company for an eventual economic recovery.

The Company seeks to maintain an executive compensation program that is directly tied to maximizing long-term shareholder value. To achieve this goal, the three primary tenants of the Company’s executive compensation philosophy are:
•align compensation structure with business growth strategies;
•pay for performance; and
•pay competitively to attract, motivate and retain talented executives.
To ensure that the Company’s executive compensation program is structured according to the Company’s executive compensation philosophy and investor feedback, the Compensation Committee retained FPL as its independent compensation consultant to assist the committee in studying the Company’s executive compensation structure as well as those of the Company’s peer companies.
For these reasons and others, the Board of Trustees believes the Company’s executive compensation program is meeting the objectives of the program—the NEOs are incented to drive the Company’s key performance metrics. Accordingly, the Board of Trustees unanimously recommends that you vote “FOR” the following resolution on executive compensation:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.
The Board of Trustees unanimously recommends a vote “FOR” the approval of the compensation of the company’s named executive officers as disclosed in this proxy statement.

PROPOSAL THREE - APPROVAL OF AMENDMENT TO 2012 EQUITY INCENTIVE PLAN
Background to the Proposal
The Amended and Restated 2012 Equity Incentive Plan (the “2012 Plan”) was first approved by shareholders on May 26, 2011. The Board of Trustees has amended the 2012 Plan from time to time and the 2012 Plan was most recently approved by shareholders on May 30, 2019.
The 2012 Plan authorizes the grant of options to purchase common shares, stock appreciation rights, stock awards, performance shares and incentive awards (collectively, “Awards”). After giving effect to the June 22, 2015 1-for-4 reverse stock split, the 2012 Plan authorizes the issuance of 6,375,000 common shares pursuant to Awards and provides that no individual may be issued more than 1,250,000 common shares under the 2012 Plan. As of March 31, 2021, 358,994 common shares remain available for issuance pursuant to Awards granted under the 2012 Plan.
The Board of Trustees believes that the 2012 Plan has benefited the Company and promoted the incentive and retention objectives of the 2012 Plan. The Board of Trustees believes that the 2012 Plan has assisted the Company in recruiting and retaining the services of individuals with ability and initiative by enabling such individuals to participate in the future success of the Company. The Board of Trustees also believes that Awards have encouraged those individuals to associate their interests with the interests of the Company and its shareholders.
On April 16, 2021, the Board of Trustees amended the 2012 Plan (the “Amendment”), subject to the approval of shareholders, in order to continue the Company’s ability to grant Awards under the 2012 Plan. As more fully described below and if approved by shareholders, the Amendment will:
1.Increase the aggregate number of common shares that may be issued under the 2012 Plan by 2,500,000 shares (thereby increasing the aggregate share authorization to 8,875,000 shares).
2.Extend the expiration date of the 2012 Plan from April 16, 2029 to April 16, 2031.
3.Update the effective date of the 2012 Plan.
The material features of the 2012 Plan, taking the Amendment into account, are summarized below. This summary does not describe all of the changes to the 2012 Plan that will be made by the Amendment, such as a number of technical and non-material changes to the 2012 Plan. A copy of the 2012 Plan, as amended by the Amendment, is included as Appendix A to this proxy statement. This summary is qualified in its entirety by reference to the text of the 2012 Plan, as amended by the Amendment.
The Board of Trustees recommends a vote “FOR” the Amendment to the 2012 Plan.
Summary of the 2012 Plan, as Amended by the Amendment, and Rationale
The summary of the 2012 Plan appearing below is qualified in its entirety by the actual terms of the 2012 Plan. As used in this summary, the term “Award" means an option, stock appreciation right, stock award, performance share award or incentive award granted under the 2012 Plan.
In determining the proposed increase in the 2012 Plan’s share authorization, the Board of Trustees considered anticipated share usage over the next three years for equity-based awards given past equity grant practices, the expected growth of the Company over the next three years, and the size of the proposed increase relative to the Company’s implied equity market capitalization. The potential share dilution from the 2,500,000 additional shares to be reserved for issuance under the 2012 Plan if the Amendment is approved is 6% of our fully diluted shares. The Board of Trustees believes that the additional share authorization included in the Amendment will be sufficient to provide competitive equity grants to eligible employees and other service providers over the next few years and is not overly dilutive. If the Amendment is not approved by shareholders and the remaining common share authorization under the 2012 Plan is exhausted, then the Company will no longer be able to use equity awards as part of its incentive compensation program. In order to provide appropriate and competitive incentive compensation opportunities, the Company will be limited to granting incentive awards that are payable in cash.

Administration
The 2012 Plan will be administered by the Compensation Committee of the Board of Trustees. The Compensation Committee will have authority to grant stock awards, performance shares, incentive awards, options and stock appreciation rights and to settle LTIP awards, each as described under “—Awards” below, upon such terms (not inconsistent with the 2012 Plan) as the Compensation Committee may consider appropriate.  The Compensation Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Compensation Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.  As used in this summary, the term “administrator” means the Compensation Committee or its delegate.
Eligibility
Any employee of the Company, the Operating Partnership or an affiliate (as defined in the 2012 Plan), any member of the Board of Trustees and any person who provides services to the Company, the Operating Partnership or an affiliate, including employees of Hersha Hospitality Management Limited Partnership, is eligible to participate in the 2012 Plan if the Compensation Committee, in its discretion, determines that the individual has contributed significantly or can be expected to contribute significantly to the profits or growth of the company and its subsidiaries, including the Operating Partnership.
Share Authorization
The 2012 Plan currently provides that the maximum number of common shares that may be issued pursuant to Awards is 6,375,000 shares and the maximum number of common shares that may be issued to any individual is 1,250,000 shares. If approved by shareholders, the Amendment will increase the aggregate share authorization by 2,500,000 shares so that a total of 8,875,000 common shares may be issued under the 2012 Plan.
The maximum aggregate number of common shares that may be issued under the 2012 Plan, the maximum aggregate number of common shares that may be issued as stock awards and in settlement of performance shares, dividend equivalents and LTIP awards and the maximum aggregate number of common shares that may be issued to any participant will be subject to adjustment as the Board of Trustees determines is appropriate in the event of a stock dividend, stock split, reclassification of common shares or similar events.
If an Award is terminated or forfeited, in whole or in part, the number of common shares subject to the terminated or forfeited part of the Award may be reallocated to other Awards that may be granted under the 2012 Plan.
If stock appreciation rights are exercised and settled, in whole or in part, with common shares, then the maximum aggregate number of common shares that may be issued under the 2012 Plan will be reduced by the number of stock appreciation rights exercised rather than the number of common shares issued in settlement of the stock appreciation rights.
If common shares are surrendered, exchanged, withheld or otherwise used to pay the exercise price of an option or to satisfy tax withholding obligations, the number of common shares surrendered, exchanged, withheld or otherwise used for that purpose will not be available or reallocated to other Awards that may be granted under the 2012 Plan.
Awards
Options.  The administrator will select the participants who are granted options and, consistent with the terms of the 2012 Plan, will prescribe the terms of each option. The option price cannot be less than the fair market value of the common shares on the date the option is granted and, except in the case of stock splits, stock dividends and similar changes in capitalization, the option price cannot be reduced after an option is granted without the approval of shareholders. The option price may be paid in cash or, with the administrator’s consent, by surrendering common shares, or by a combination of cash and common shares. Options may be exercised in accordance with requirements set by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years. Options generally will be nontransferable except in the event of the participant's death but the administrator may allow the transfer of options (other than incentive stock options) to members of the participant's immediate family, a family trust or a family partnership.  No participant will have any rights as a shareholder with respect to the common shares subject to an option until the date that the option is exercised.
Stock Awards.  The administrator also will select the participants who are granted stock awards and, consistent with the terms of the 2012 Plan, will establish the terms of each stock award. A stock award may be subject to vesting requirements or transfer restrictions or both as determined by the administrator. Those conditions may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to, among others, funds from operations, adjusted funds from operations, return on equity, total earnings, earnings per share, earnings growth, EBITDA, adjusted EBITDA, hotel EBITDA, return on capital, fair market value per common share, volume-weighted average price per common share, appreciation in value of the common shares, revenue per available room, peer shareholder returns or total shareholder return, as the administrator may designate.  A participant will have all the rights of a shareholder with respect to a stock award except that (i) if the stock award will vest and become transferable upon achieving performance objectives, any dividends paid on the common shares subject to the stock award will be accumulated and paid when and to the extent that the stock award vests and becomes transferable, (ii) the participant may not sell or transfer the shares granted pursuant to a stock award prior to the date the common shares become vested and transferable, (iii) the Company will retain custody of the certificate evidencing the common shares until the stock award is vested and transferable and (iv) the participant will give the Company his stock power, endorsed in blank, with respect to each stock award.
Performance Shares.  The 2012 Plan also authorizes the grant of performance shares, which represent the right to receive a future payment, based on the value of the common shares, if certain conditions are met. The administrator will select the participants who are granted performance share awards and will establish the terms of each award. The conditions established for earning a performance share award may include a requirement that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to one or more performance criteria, including, but not limited to, funds from operations, adjusted funds from operations, EBITDA, adjusted EBITDA, hotel EBITDA, return on equity, total earnings, earnings per share, earnings growth, return on capital, fair market value per common share, volume-weighted average price per common share, appreciation in value of the common shares, peer shareholder returns, revenue per available room or total shareholder return as the administrator may designate. Performance shares may be granted with dividend equivalent rights, i.e., the right to receive cash, shares or other property in amounts equal to the cash, shares or other property declared as dividends on common shares. The amount of dividend equivalents will be accumulated and paid when and to the extent that the performance shares are earned and payable. To the extent that a performance share award and any dividend equivalents are earned, they may be settled in cash, by the issuance of common shares or a combination of cash and common shares. No participant will have any rights as a shareholder with respect to performance shares or dividend equivalents until and to the extent that the performance shares are earned and settled in common shares.
Stock Appreciation Rights.  The administrator also will select the participants who receive stock appreciation rights under the 2012 Plan.  A stock appreciation right entitles the participant to receive a payment of up to the amount by which the fair market value of a common share on the date of exercise of the stock appreciation right exceeds the fair market value of a common share on the date the stock appreciation right was granted.  A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. The amount payable upon the exercise of a stock appreciation right may be settled in cash, by the issuance of common shares or a combination of cash and common shares. No participant will have any rights as a shareholder with respect to stock appreciation rights until the date that the stock appreciation rights are exercised and then only to the extent that they are settled in common shares.  For purposes of the individual participant grant limit an option and corresponding stock appreciation right will be treated as a single award.
Incentive Awards.  The 2012 Plan also permits the grant of incentive awards to participants selected by the administrator. An incentive award is a cash bonus that is payable if certain objectives are achieved. The objectives will be prescribed by the administrator and may be based on performance goals that are stated with reference to one or more performance criteria, including, but not limited to, funds from operations, adjusted funds from operations, return on equity, total earnings, earnings per share, earnings growth, EBITDA, adjusted EBITDA, hotel EBITDA, return on capital, fair market value of the common shares, volume-weighted average price per common share, appreciation in the value of the common shares, peer shareholder returns, revenue per available room or total shareholder return, as the administrator may designate. The period in which performance is measured will be at least one year. No participant may receive an incentive award payment under the 2012 Plan in any calendar year that exceeds the product of (i) $100,000 times (ii) the number of whole months in the performance period.
Amendment and Termination
The Amendment will extend the term of the 2012 Plan from April 16, 2029 until April 16, 2031, which will be the last date that Awards may be granted under the 2012 Plan. The Board of Trustees may amend or terminate the 2012 Plan at any time, but an amendment will not become effective without the approval of the Company’s shareholders if it (i) materially increases the number of common shares that may be issued under the 2012 Plan (other than changes to reflect certain corporate transactions and changes in capitalization), (ii) materially modifies the requirements for eligibility to participate in the 2012 Plan, (iii) provides for repricing of options or stock appreciation rights, including by effecting an exchange of outstanding options or stock appreciation rights for new awards when the exercise price or initial value, respectively, exceeds the fair market value thereof (other than changes to reflect certain corporate transactions and changes in capitalization) or (iv) materially increases the benefits accruing to participants under the 2012 Plan. In addition, any amendment of the 2012 Plan will be contingent on the approval of the Company’s shareholders if such approval is required by law or the rules of any exchange on which the common shares are listed. No amendment or termination of the 2012 Plan will affect a participant’s rights under outstanding Awards without the participant’s consent.
Repricing
In no event may the administrator reprice, or grant options or stock appreciation rights in replacement of outstanding options or stock appreciation rights previously granted, or cancel an outstanding option or stock appreciation rights, in exchange for cash or other awards when the exercise price or initial value, respectively, exceed the fair market value thereof, unless such replacement or adjustment is subject to and approved by the Company's shareholders.
Change in Control
Upon a change in control, the 2012 Plan provides that Compensation Committee is authorized, in its discretion and without the need for a participant’s consent, to take one or more or a combination of the following actions:
•provide that an outstanding Award shall be assumed by, or replaced with a substitute award granted by, the surviving entity following the change in control;
•as to any Award that is not assumed by, or replaced with a substitute award granted by, the surviving entity following a change in control, cause (i) outstanding options and stock appreciation rights to become fully exercisable, (ii) outstanding stock awards to become transferable and nonforfeitable and (iii) outstanding performance share awards, dividend equivalents and incentive awards to become earned and nonforfeitable in their entirety; or
•as to any Award that is not assumed by, or replaced with a substitute award granted by, the surviving entity following a change in control, provide that each Award shall be cancelled in exchange for a payment.
Assumed or substituted awards following a change in control will be of the same type as the original Awards.  Assumed or substituted awards will have a value, as of the date of the change in control, that is substantially equal to the value of the original Awards (or the difference between the fair market value and the option price or initial value in the case of options and stock appreciation rights) as the Compensation Committee determines is equitably required and such other terms and conditions as may be prescribed by the Compensation Committee.
Any payment to cancel an Award upon a change in control may be in cash, common shares or other securities or consideration received by shareholders in the change in control transaction.  The amount of the payment will be an amount that is substantially equal to (i) the amount by which the price per share received by shareholders in the change in control transaction exceeds the option price or initial value in the case of options and stock appreciation rights, or (ii) the price per share received by shareholders for each common share subject to a stock award or performance share or (iii) the maximum amount payable under the terms of an incentive award.  If the option price or initial value exceeds the price per share received by shareholders in the change in control transaction, the option or stock appreciation right may be cancelled without any payment to the participant.
Under the 2012 Plan, the term “change in control” is generally defined to include (i) the acquisition of at least 50% of the Company’s voting securities by any person or a group acting together; (ii) the transfer of at least 40% of the company’s total assets; or (iii) a change in the membership of the Board during any twelve month period such that the continuing trustees (as defined in the 2012 Plan) cease for any reason to constitute a majority of the Board.
The Internal Revenue Code has special rules that apply to “parachute payments,” i.e., compensation that is payable on account of a change in control. If the parachute payments exceed a safe harbor amount prescribed by the Internal Revenue Code, then the recipient is liable for a 20% excise tax on a portion of the parachute payments, and the Company is not allowed to claim a federal income tax deduction for a portion of the parachute payments.
The 2012 Plan provides for a reduction in benefits if those benefits, either alone or together with parachute payments under other plans and agreements, exceed the safe harbor amount. In that event, the participant’s total parachute payments will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without an excise tax liability or loss of deduction. However, the benefits will not be reduced, and the participant will receive all of the parachute payments, if the participant will receive a greater after-tax benefit, taking into account the excise tax payable by the participant, by receiving all of the parachute payments.
Federal Income Tax Consequences
Counsel has advised the Company regarding the federal income tax consequences of the 2012 Plan. No income is recognized by a participant at the time an option or stock appreciation right is granted. If the option is an incentive stock option, no income will be recognized upon the participant’s exercise of the option. Income is recognized by a participant when he disposes of common shares acquired under an incentive stock option. The exercise of an option that is not an incentive stock option and the exercise of a stock appreciation right generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the common shares’ fair market value and the option price or the amount paid in settlement of the SARs.
Income is recognized on account of the grant of a stock award when the common shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the participant recognizes income equal to the fair market value of the common shares.
No income is recognized upon the grant of a performance share award or an incentive award. Income will be recognized on the date that payment is made under the performance share award or incentive award.
The employer (either the Company or a subsidiary) will be entitled to claim a federal income tax deduction on account of the exercise of an option that is not an incentive stock option (unless there is a disqualifying disposition), the evidence of a stock appreciation right, the vesting of a stock award and the settlement of a performance share award or an incentive award. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an incentive stock option. The employer may claim a federal income tax deduction on account of certain dispositions of common shares acquired under an incentive stock option.
New Plan Benefits
Except for any common shares that may be issued in settlement of the Awards listed in the table above under “Grants of Plan-Based Awards Table for 2020” previously approved by the Compensation Committee, each as described above and under “Compensation Discussion and Analysis,” the Company is unable to estimate or describe the Awards that may be granted under the 2012 Plan, as amended (if the amendment is approved by the shareholders) because the Compensation Committee, in its sole discretion, will determine the Awards that may be granted during the term of the 2012 Plan.
The Board of Trustees unanimously recommends a vote “FOR” the Amendment to the 2012 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Related Party Transactions
The Acquisition Committee of the Board of Trustees, which was comprised of four independent trustees at December 31, 2020, considers questions of possible conflicts of interest with regard to related party transactions and attempts to ensure that proper safeguards are in place and are being followed when the Company enters into related party transactions. This policy is set forth in the Acquisition Committee’s written charter, which is available on the Company’s website. A majority of the members of the Acquisition Committee must approve the terms of each acquisition from or loan to a related party; however, this requirement is not expressly set forth in the Acquisition Committee’s written charter.
The Board of Trustees has a policy regarding the approval of any “related person transaction,” which is defined as any transaction or series of transactions in which the Company or any of its subsidiaries is to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined in Item 404 of Regulation S-K promulgated by the SEC) has a direct or indirect material interest. Related person transactions must be approved by a majority of the Company’s independent trustees; however, if the related person transaction involves an acquisition from or development loan to a related person, the transaction will be referred to the Acquisition Committee for its approval as described above. The Board of Trustee’s policy requires any independent trustee with a direct or indirect interest in the transaction to excuse himself from any consideration of the related person transaction in which he has an interest.
Transactions with Trustees and Officers
In connection with the Company’s initial public offering, the Company entered into an option agreement with the following members of the Company’s management team: Hasu Shah, Jay Shah, Neil Shah, and David Desfor. Pursuant to this agreement, the Company had the option to purchase any hotel owned or developed by these individuals or their affiliates that was within fifteen miles of any of the Company’s hotels or any hotel subsequently acquired by the Company for two years after such acquisition or development. In September 2003, the parties to this agreement amended the option agreement so that (a) the right of first refusal now applies to all hotels owned or developed by the parties, regardless of proximity to the Company’s hotels, and (b) the right of first refusal applies to each party until one year after such party ceases to be an officer or trustee. The option agreement, as amended, terminates with respect to each of the affiliates covered by the agreement one year after each such affiliate ceases to be a trustee, officer, partner of employee of the Company. Since January 1, 2010, the Company did not acquire, or agree to acquire, hotels from entities controlled by related persons. As of the date of this proxy statement, the Company does not have any plans to acquire any hotels from affiliates of the Company pursuant to the option agreement or otherwise.
Management Agreements with HHMLP
The Company’s wholly owned taxable REIT subsidiary (“TRS”), 44 New England, engages eligible independent contractors, including Hersha Hospitality Management LP (“HHMLP”), as the property managers for hotels it leases from the Company pursuant to management agreements. The Company’s management agreements with HHMLP generally provide for five-year terms and are subject to early termination upon the occurrence of defaults and certain other events described therein. As required under the REIT qualification rules, HHMLP must qualify as an “eligible independent contractor” during the term of the management agreements. Under the management agreements, HHMLP generally pays the operating expenses of the Company’s hotels from hotel revenue. All operating expenses or other expenses incurred by HHMLP in performing its authorized duties are reimbursed or borne by the Company’s TRS to the extent the operating expenses or other expenses are incurred within the limits of the applicable approved hotel operating budget. HHMLP is not obligated to advance any of its own funds for operating expenses of a hotel or to incur any liability in connection with operating a hotel. Management agreements with other unaffiliated hotel management companies have similar terms.

As of December 31, 2020, HHMLP managed 36 of the properties leased to the Company’s TRS and seven hotels that are owned by an entity for which we hold an interest through our investment in an unconsolidated joint venture. For its services, HHMLP receives a base management fee, and if a hotel exceeds certain thresholds, an incentive management fee. The base management fee for a hotel is due monthly and is equal to 3% of gross revenues associated with each hotel managed for the related month. The incentive management fee, if any, for a hotel is due annually in arrears on the ninetieth day following the end of each fiscal year and is based upon the financial performance of the hotel. For the year ended December 31, 2020 the Company paid no incentive management fees to HHMLP. For the year ended December 31, 2020, base management fees incurred totaled $4.8 million. As of March 31, 2021, Jay H. Shah, Neil H. Shah, Ashish R. Parikh, and David L. Desfor, executive officers and/or trustees of the Company, collectively own a 14.4% interest in HHMLP.
Accounting and Information Technology Services Provided by HHMLP
HHMLP provides accounting and information technology services for the Company. Monthly fees for accounting services are between $2,000 and $3,000 per wholly owned property. Monthly information technology fees are between $1,000 and $2,000 per wholly owned property and for the corporate headquarters. For the year ended December 31, 2020, the Company incurred accounting fees of $1.3 million and information technology fees of $0.4 million.
Capital Expenditure Services Provided by HHMLP
HHMLP charges a 5% fee on all capitalized expenditures and pending renovation projects at the properties as compensation for procurement services related to capital expenditures and for project management of renovation projects. For the year ended December 31, 2020, the Company incurred fees of approximately $1.1 million, which were paid to HHMLP.
Restaurant Lease Agreements with Independent Restaurant Group
The Company had entered into lease agreements with a number of restaurant management companies for the lease of restaurants located within our hotels. The Company previously entered into lease agreements with Independent Restaurant Group (“IRG”) for restaurants at three of its hotel properties. Jay H. Shah and Neil H. Shah, executive officers and/or trustees of the Company, collectively own a 70.0% interest in IRG. Effective April 1, 2020, each of these lease agreements became a management agreement between the Company and IRG, subject to the supervision of HHMLP, as property manager. At the time of the conversion of the lease agreements to management agreements, there was rent due of $103,000, which was forgiven due to the impact of the COVID-19 pandemic on the operations of our hotels and IRG's restaurants.
Insurance Services
The Company utilizes the services of the Hersha Group, a risk management business. Hasu P. Shah, Jay H. Shah and Neil H. Shah, executive officers and/or trustees of the Company, collectively own a 51.0% interest in the Hersha Group. The Hersha Group provides brokerage services to the Company related to the placement of property and casualty insurance, and general liability insurance for our hotel properties. The total costs of property insurance that we paid through the Hersha Group were $6,968,000 for the year ended December 31, 2020. These amounts paid to the Hersha Group include insurance premiums and brokerage fees as compensation for brokerage services.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Trustees is composed of five trustees, all of whom are independent under the standards of the NYSE and the SEC, and the Audit Committee operates under a written charter adopted by the Board of Trustees. The Audit Committee charter charges the Committee with oversight responsibilities including, but not limited to, (i) the Company’s financial statements and other financial information to be provided to its shareholders and the SEC; (ii) the Company’s system of internal controls (iii) the Company’s risk management and compliance with legal and regulatory requirements; and (iv) the performance, qualifications and independence of the Company’s independent accountants.
Financial Reporting and Internal Controls over Financial Reporting
Management is responsible for the Company’s internal controls and the financial reporting process. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG LLP. Based on these reviews and discussions, the Audit Committee recommended to the Company’s Board of Trustees that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Risk Oversight
In 2010, the Audit Committee established a Risk Sub-Committee, composed of members of the Audit Committee, to focus on oversight of the Company’s enterprise risk management processes. The Risk Sub-Committee monitors the Company’s assessment of enterprise risk, including risks pertaining to cybersecurity, the environment, climate, social, and health and safety. The Risk-Sub Committee regularly meets with members of management that oversee those risks to remain apprised of the Company’s risk profile and to discuss planning, incident response and the Company’s notification procedures.
Independent Accountants
The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the Public Company Accounting Oversight Board (the “PCAOB”) standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to report thereon to the Board of Trustees. In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company’s independent registered public accounting firm for the 2020 fiscal year. The Audit Committee reviews with management and KPMG LLP the results of the independent accountants’ review of the unaudited financial statements that are included in the Company’s quarterly reports on Form 10-Q and its audit of the financial statements included in Company’s annual report on Form 10-K.
The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the requirements of the PCAOB, including Critical Audit Matters (“CAMs”), and the Securities Exchange Commission. The Audit Committee engaged in robust conversation with members of the KPMG LLP engagement team regarding the identification and evaluation of areas of the audit consider in their evaluation and disclosure of CAMs. As required by the PCAOB, the Audit Committee also has received written disclosures from and has discussed with KPMG LLP their independence with regard to the audit of the Company’s financial statements.
In evaluating the reappointment of KPMG LLP as the Company’s independent accountant, the Audit Committee considers the length of time the firm has been engaged; the firm’s knowledge of the Company, its personnel, its processes, and lodging REIT industry; the firm’s professional qualifications and resources; and the leadership and qualifications of the engagement team serving the Company. KPMG LLP has been the Company’s auditor since 2004. The audit of the Company’s December 31, 2018 financial statements was the first year KPMG LLP’s lead engagement partner served on the Company’s audit. In its role of overseeing the relationship with the Company’s independent auditor, the Audit Committee plays an active role in working with KPMG LLP to select the lead engagement partner with an appropriate level of relevant public company experience in the Company’s industry. This included interviewing potential candidates and verifying references to substantiate the partner’s relevant public company and industry experience.

The Audit Committee also reviews the fees charged by the Company’s independent accountants. The Audit Committee considers, among other things, estimated fee per hour, fees incurred by lodging REIT peers and the scope of work to be performed.
Based upon the Audit Committee’s review and discussions with management and KPMG LLP referred to above, the Audit Committee recommended that the Board of Trustees include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission.
THE AUDIT COMMITTEE,

John M. Sabin (Chair)
Jackson Hsieh
Thomas J. Hutchison III
Donald J. Landry
Dianna F. Morgan
April 16, 2021
INFORMATION ABOUT THE COMPANY’S INDEPENDENT AUDITORS
KPMG LLP served as the Company’s independent auditors for the 2020 fiscal year. The Company anticipates that two representatives from KPMG LLP will attend the annual meeting virtually and these persons will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
KPMG LLP was Hersha’s independent registered public accounting firm for the 2020 and 2019 fiscal years and billed, or expects to bill, the following fees for fiscal 2020 and fiscal 2019:
●    Audit Fees. For professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and other services provided in connection with statutory and regulatory filings, and an audit of internal control over financial reporting, KPMG LLP billed the Company $619,650 with respect to 2020 and $680,000 with respect to 2019. For professional services rendered by KPMG LLP provided in connection with comfort letters and SEC registration statements, KPMG LLP billed the Company $30,000 with respect to 2020 and $60,000 with respect to 2019.
●    Tax Fees. In 2020 and 2019, KPMG LLP rendered professional services related to tax compliance, tax advice and tax planning and billed the Company $181,586 and $253,496, respectively.
●    Audit Related and All Other Fees. In both 2020 and 2019, KPMG LLP billed the Company $1,780 for an annual subscription to their online accounting research software. Except for this subscription, KPMG LLP did not render or charge the Company for any other services not included in audit fees or tax fees as disclosed above with respect to 2020 or 2019.
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy that it must pre-approve all audit and permissible non-audit services provided by the independent auditor prior to engagement of the auditor for each such service, and all such services provided in 2020 and 2019 were pre-approved by the Audit Committee. Except as disclosed above, there were no other non-audit services provided by KPMG LLP in 2020 or 2019.

PROPOSAL FOUR - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
KPMG LLP currently serves as the Company’s independent registered public accounting firm, and that firm conducted the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2020. The Audit Committee has appointed KPMG LLP to serve as its independent registered public accounting firm to conduct an audit of the Company’s consolidated financial statements as of and for the year ending December 31, 2021 and the Company’s system of internal controls over financial reporting.
Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of shareholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. However, the Board of Trustees is submitting this matter to shareholders as a matter of good corporate practice. If shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain KPMG LLP, and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company.
Unless you direct otherwise, proxies will be voted for the proposal.
The Board of Trustees unanimously recommends a vote “FOR” this proposal.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2022 ANNUAL MEETING
Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2022 annual meeting of shareholders must present such proposal to the Company at its principal office in Harrisburg, Pennsylvania not later than December 17, 2021, in order for the proposal to be considered for inclusion in the Company’s proxy statement. The Company will not consider proposals received after December 17, 2021 for inclusion in the Company’s proxy materials for the Company’s 2022 annual meeting of shareholders.
The Company’s Bylaws provide that, in addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, but not included in the Company’s proxy statement, the shareholder must give timely notice in writing not earlier than 5:00 p.m., Eastern Time, on December 28, 2021 nor later than 5:00 p.m., Eastern Time, on January 27, 2022; provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice must be received not earlier than the 150th day prior to the first anniversary of the date of the preceding year’s annual meeting and not later than the close of business on the later of the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting or the 10th day following the day on which the Company first publicly announces the date of the annual meeting. As to each matter, the notice must contain the information specified in the Bylaws regarding the shareholder giving the notice and the business proposed to be brought before the annual meeting.
The Company’s Bylaws provide that a shareholder of record, both at the time of the giving of the required notice set forth in this sentence and at the time of the 2022 annual meeting, entitled to vote at the annual meeting may nominate persons for election to the Board of Trustees by mailing written notice to the Corporate Secretary of the Company not more than 150 days nor less than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days, notice must be received not earlier than the 150th day prior to the first anniversary of the date of the preceding year’s annual meeting and not later than the close of business on the later of the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting and the 10th day following the day on which the Company first publicly announces the date of the annual meeting. The notice must contain the information specified in the Bylaws regarding the shareholder giving the notice and each person whom the shareholder wishes to nominate for election as a trustee. The notice must be accompanied by the written consent of each proposed nominee to serve as one of the Company’s trustees, if elected.
OTHER MATTERS
The Board of Trustees knows of no other business to be brought before the annual meeting. If any other matters properly come before the annual meeting, the proxies will be voted on such matters in accordance with the discretion of the persons named as proxies therein, or their substitutes, present and acting at the meeting.
ANNUAL REPORT ON FORM 10-K
The Company will furnish to each beneficial owner of common shares entitled to vote at the annual meeting, upon written request to Ashish Parikh, the Company’s Chief Financial Officer, at 44 Hersha Drive, Harrisburg, Pennsylvania 17102, Telephone (717) 236-4400, a copy of the Company’s Annual Report on Form 10K for the fiscal year ended December 31, 2020, including the financial statements and financial statement schedules filed by the Company with the SEC.
BY ORDER OF THE BOARD OF TRUSTEES,

/s/ David L. Desfor

David L. Desfor
Corporate Secretary
April 16, 2021

APPENDIX A
AMENDED AND RESTATED
HERSHA HOSPITALITY TRUST
2012 EQUITY INCENTIVE PLAN

Amended As Of
April 16, 2021

TABLE OF CONTENTS

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Article I
DEFINITIONS
1.01    ACQUIRING PERSON
Acquiring Person means that a Person, considered alone or together with all Persons acting as a group (as defined in Treas. Reg. § 1.409A-3(i)(5)(v)(B)), acquires more than fifty percent (50%) of the value of the Company’s then outstanding securities or more than fifty percent (50%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.
1.02    ADMINISTRATOR
Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.
1.03    AFFILIATE
Affiliate means any “subsidiary” corporation (as such term is defined in Section 424 of the Code) of the Company. The term Affiliate includes any corporation that becomes an Affiliate after the adoption of this Plan.
1.04    AGREEMENT
Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.
1.05    AWARD
Award means an Option, SAR, Stock Award, Incentive Award, LTIP Award or an award of Performance Shares granted under the Plan.
1.06    BOARD
Board means the Board of Trustees of the Company.
1.07    CHANGE IN CONTROL
Change in Control means (i) a Person is or becomes an Acquiring Person; (ii) a Person, considered alone or together with all Persons acting as a group (as defined in Treas. Reg. § 1.409A - 3(i)(5)(v)(B)), acquires forty percent (40%) or more of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission other than a transfer or transfers described in Treas. Reg. § 1.409A - 3(i)(5)(vii)(B); or (iii) a change in the membership of the Board during any twelve month period such that the Continuing Trustees cease for any reason to constitute a majority of the Board.
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1.08    CODE
Code means the Internal Revenue Code of 1986, and any amendments thereto.
1.09    COMMITTEE
Committee means the Compensation Committee of the Board.
1.10    COMMON STOCK
Common Stock means the Priority Class A common shares of beneficial interest of the Company, par value $0.01 per share.
1.11    COMPANY
Company means Hersha Hospitality Trust, a Maryland real estate investment trust.
1.12    CONTINUING TRUSTEE
Continuing Trustee means any member of the Board, while a member of the Board and (i) who was a member of the Board on the effective date of the Plan or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Trustees.
1.13    CONTROL CHANGE DATE
Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.
1.14    CORRESPONDING SAR
Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
1.15    DIVIDEND EQUIVALENT
Dividend Equivalent means the right, subject to the terms and conditions prescribed by the Administrator, of a Participant to receive (or have credited) cash, shares or other property in amounts equivalent to the cash, shares or other property dividends declared on shares of Common Stock with respect to specified Performance Shares, as determined by the Administrator, in its sole discretion. Dividend Equivalents (if any) shall be distributed only when, and to the extent that, the underlying Performance Share award is earned and the Administrator may provide that Dividend Equivalents (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.
1.16    EXCHANGE ACT
Exchange Act means the Securities Exchange Act of 1934, as amended.

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1.17    FAIR MARKET VALUE
Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange. If, on any given date, no share of Common Stock is traded on the New York Stock Exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.
1.18    INCENTIVE AWARD
Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or an Affiliate.
1.19    INITIAL VALUE
Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to a SAR granted independently of an Option, the Fair Market Value of one share of Common stock on the date of grant. Except as provided in Article XIII, the Initial Value of an outstanding SAR cannot be reduced by amendment, cancellation and regrant or otherwise without the approval of shareholders. In addition, without the approval of shareholders, no payment shall be made in cancellation of a SAR if, on the date of cancellation, the Initial Value exceeds Fair Market Value.
1.20    HHMLP
HHMLP means Hersha Hospitality Management Limited Partnership, a Virginia limited partnership.
1.21    LTIP AWARD
LTIP Award means the grant of an LTIP Unit (as defined in the Operating Partnership’s partnership agreement). An LTIP Award granted under this Plan represents the right to receive the benefits, payments or other rights in respect of an LTIP Unit set forth in that partnership agreement, subject to the terms and conditions of the applicable Agreement and that partnership agreement.
1.22    MULTI-YEAR AWARD
Multi-year Award means an annual or multi-year long-term incentive plan award approved by the Committee that may be settled after the year in which it is awarded in cash, Common Stock or a combination thereof.
1.23    OPERATING PARTNERSHIP
Operating Partnership means Hersha Hospitality Limited Partnership, a Virginia limited partnership, and the Company’s operating partnership subsidiary.

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1.24    OPTION
Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.
1.25    PARTICIPANT
Participant means any person who is selected by the Administrator to receive an Award pursuant to the Plan in accordance with Article IV and the other provisions of the Plan, including, but not limited to, (i) any employee of the Company, the Operating Partnership or an Affiliate, (ii) a member of the Board or (iii) any person that provides services to the Company, the Operating Partnership or an Affiliate, including an employee of HHMLP, and who satisfies the requirements of Article IV.
1.26    PERFORMANCE SHARES
Performance Shares means an award, in the amount determined by the Administrator, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or shares of Common Stock or a combination thereof.
1.27    PERSON
Person means any human being, firm, corporation, partnership, or other entity. “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term “Person” does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, and any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person”.
1.28    PLAN
Plan means the Amended and Restated Hersha Hospitality Trust 2012 Equity Incentive Plan, as amended from time to time.
1.29    RELATED ENTITY
Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.
1.30    SAR
SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an

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Agreement, which shall not exceed the excess of the Fair Market Value on the date of exercise over the Initial Value. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.
1.31    STOCK AWARD
Stock Award means shares of Common Stock awarded to a Participant under Article VIII.
1.32    VWAP
VWAP means the volume-weighted average per-share trading price of the Common Stock for a number of trading days, as specified by the Administrator, in its discretion.
ARTICLE II
PURPOSES
The Plan is intended to assist the Company, the Operating Partnership and their Affiliates in recruiting and retaining individuals who provide services to the Company, the Operating Partnership or an Affiliate with ability and initiative by enabling such persons to participate in the future success of the Company and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Shares and Incentive Awards in accordance with the Plan and procedures that may be established by the Administrator. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.
ARTICLE III
ADMINISTRATION
The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Performance Shares, Incentive Awards, Options, SARs and LTIP Awards and to settle Multi-year Awards upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Shares, an LTIP Award or an Incentive Award. Notwithstanding any such conditions, the Administrator may, in its discretion accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award or LTIP Award may become transferable or nonforfeitable or the time at which an Incentive Award, an award of Performance Shares or Multi-year Award may be settled. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt,

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amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, Incentive Award, award of Performance Shares, LTIP Award or Multi-year Award. All expenses of administering this Plan shall be borne by the Company.
The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation.
ARTICLE IV
ELIGIBILITY
Any employee of the Company, the Operating Partnership or an Affiliate, any member of the Board and any person that provides services to the Company, the Operating Partnership or an Affiliate, including, but not limited to, any employee of HHMLP, is eligible to participate in this Plan. Persons that provide services to the Company, the Operating Partnership or an Affiliate are eligible to participate in the Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company and its subsidiaries, including the Operating Partnership. Options and SARs may only be granted to employees of the Company, the Operating Partnership or an Affiliate or other individuals who provide direct services to the Company or an Affiliate such as members of the Board. An individual who is employed by HHMLP, who does not provide direct services to the Company, the Operating Partnership or an Affiliate but who provides services to the Company, the Operating Partnership or an Affiliate indirectly by virtue of employment by HHMLP may be granted Stock Awards, Performance Shares, LTIP Awards or Incentive Awards that are exempt from Code section 409A under the short-term deferral exception (but may not be granted Options, SARs or other Awards).
ARTICLE V
COMMON STOCK SUBJECT TO PLAN
5.01    COMMON STOCK ISSUED
Upon the award of Common Stock pursuant to a Stock Award or in settlement of an award of Performance Shares, Dividend Equivalents or a Multi-year Award, the Company may issue Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

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5.02    AGGREGATE LIMIT; INDIVIDUAL PARTICIPANT LIMIT
The maximum aggregate number of LTIP Awards and the maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options and SARs and the grant of Stock Awards and in settlement of Performance Shares, Dividend Equivalents and Multi-year Awards, after giving effect to the June 22, 2015 1-for-4 reverse share split, shall be increased from 6,375,000 to 8,875,000 shares or units, as applicable (such additional shares and units in excess of the 6,375,000 shares, the “New Shares”). The maximum aggregate number of New Shares of Common Stock and LTIP Awards that may be issued under this Plan to any Participant, after giving effect to the June 22, 2015 1-for-4 reverse share split, is 1,250,000 shares or units, as applicable. The maximum aggregate number of shares of Common Stock and LTIP Awards that may be issued under this Plan and the maximum aggregate number of shares of Common Stock and LTIP Awards that may be issued to any Participant shall be subject to adjustment as provided in Article XIII. The grant of an LTIP Award shall reduce the maximum aggregate number of shares of Common Stock that may be issued under this Plan on a one-for-one basis, i.e., each LTIP Award shall be treated as an award of the number of shares of Common Stock equal to the number of LTIP Units covered by the LTIP Award.
If an SAR is exercised and settled, in whole or in part, with shares of Common Stock, then the maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be reduced by the number of SARs exercised rather than the number of shares of Common Stock issued in settlement of the SAR.
If Common Stock is surrendered, exchanged, withheld or otherwise used to pay the exercise price of an Option or to satisfy tax withholding obligations, the number of shares surrendered, exchanged, withheld or otherwise used for that purpose shall not be available or reallocated to other Awards that may be granted under this Plan.

5.03    REALLOCATION OF SHARES
If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with shares of Common Stock, the number of shares allocated to the Option or portion thereof may be reallocated to other Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise that is settled with shares of Common Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Awards to be granted under this Plan. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with shares of Common Stock, the number of shares allocated to the Performance Share award or portion thereof may be reallocated to other Awards to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Awards to be granted under this Plan. If an LTIP Award is forfeited, in whole or in part, for any reason, the maximum aggregate number of LTIP Awards and the maximum aggregate number of shares of Common Stock available for issuance under this Plan shall be increased by the number of LTIP Units forfeited under the LTIP Award.

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ARTICLE VI
OPTIONS
6.01    AWARD
In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards. In accordance with Article IV, Options may be granted only to employees of the Company, the Operating Partnership or an Affiliate or other individuals who provide direct services to the Company or an Affiliate.
6.02    OPTION PRICE
The price per share for shares of Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except as provided in Article XIII, the price per share of an outstanding Option cannot be reduced, by amendment or cancellation and regrant or otherwise without the approval of shareholders. In addition, without the approval of shareholders, no payment shall be made in cancellation of an Option if, on the date of cancellation, the price per share of the Option exceeds Fair Market Value.
6.03    MAXIMUM OPTION PERIOD
The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.
6.04    NONTRANSFERABILITY
Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
6.05    TRANSFERABLE OPTIONS
Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and

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distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.
6.06    EMPLOYMENT OR SERVICE
For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
6.07    EXERCISE
Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under this Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.
6.08    PAYMENT
Subject to rules established by the Administrator and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, a cash equivalent acceptable to the Administrator, or with shares of Common Stock. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.
6.09    SHAREHOLDER RIGHTS
No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.
6.10    DISPOSITION OF SHARES
A Participant shall notify the Company of any sale or other disposition of shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

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ARTICLE VII
SARS
7.01    AWARD
In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards. In accordance with Article IV, SARs may be granted only to employees of the Company, the Operating Partnership or an Affiliate or other individuals who provide direct services to the Company or an Affiliate. For purposes of the individual Participant grant limit of Section 5.02, an Option and Corresponding SAR shall be treated as a single Award. In addition no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.
7.02    MAXIMUM SAR PERIOD
The term of each SAR shall be determined by the Administrator on the date of grant, except that no SAR shall have a term of more than ten years from the date such SAR was granted. The terms of any SAR may provide that it has a term that is less than such maximum period.
7.03    NONTRANSFERABILITY
Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
7.04    TRANSFERABLE SARS
Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

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7.05    EXERCISE
Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.
7.06    EMPLOYMENT OR SERVICE
If the terms of any SAR provide that it may be exercised only during employment or continued service within a specified period of time after termination of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.
7.07    SETTLEMENT
At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, shares of Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.
7.08    SHAREHOLDER RIGHTS
No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.
ARTICLE VIII
STOCK AWARDS
8.01    AWARD
In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares covered by such Stock Award.
8.02    VESTING
The Administrator, on the date of the grant, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. By way of example and not of limitation, the Committee may prescribe that Participant’s rights in a Stock Award shall be forfeitable or

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otherwise restricted subject to the attainment of objectives stated with reference to the performance criteria listed in Section 8.03. If the Committee prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more performance criteria, the shares subject to the Stock Award shall become nonforfeitable and transferable only to the extent that the Committee certifies that such objective have been achieved.
8.03    PERFORMANCE OBJECTIVES
In accordance with Section 8.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to one or more performance criteria including, but not limited to, funds from operations, adjusted funds from operations, earnings before income taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, return on equity, total earnings, earnings per share, earnings growth, return on capital, Fair Market Value, VWAP, Common Stock price appreciation, peer shareholder returns, revenue per available room or total shareholder return. Performance criteria may be stated with reference to the Company, the Operating Partnership or any of their respective consolidated and unconsolidated subsidiaries.
8.04    EMPLOYMENT OR SERVICE
In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
8.05    SHAREHOLDER RIGHTS
Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) dividends paid on shares of Common Stock subject to a Stock Award that will become nonforfeitable and transferable only upon achieving performance objectives will be accumulated and paid (without interest) when and to the extent that the shares granted under the Stock Award become nonforfeitable and transferable, (ii) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (iii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iv) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.

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ARTICLE IX
PERFORMANCE SHARE AWARDS
9.01    AWARD
In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares covered by such awards. The Administrator also will specify whether Dividend Equivalents are granted in conjunction with an award of Performance Shares.
9.02    EARNING THE AWARD
The Administrator, on the date of the grant of an award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Administrator. The Administrator may prescribe that Performance Shares will be earned based on objectives stated with respect to one or more performance criteria including, but not limited to, return on equity, total earnings, earnings growth, earnings per share, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations, adjusted funds from operations, EBITDA, adjusted EBITDA, hotel EBITDA, VWAP, peer shareholder returns, revenue per available room or total shareholder return. Performance criteria may be stated with reference to the Company, the Operating Partnership or any of their respective consolidated and unconsolidated subsidiaries. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that the requirements for earning the Performance Shares have been satisfied.
9.03    PAYMENT
In the discretion of the Administrator, the amount payable when an award of Performance Shares or an award of Performance Shares and Dividend Equivalents is earned may be settled in cash, by the issuance of shares of Common Stock, or a combination thereof. A fractional share of Common Stock shall not be deliverable when an award of Performance Shares or Dividend Equivalents is earned, but a cash payment will be made in lieu thereof.
9.04    SHAREHOLDER RIGHTS
No Participant shall, as a result of receiving an award of Performance Shares or Dividend Equivalents, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and settled in shares of Common Stock. After an award of Performance Shares or Dividend Equivalents is earned and settled in shares, a Participant will have all the rights of a shareholder as described in Section 8.06.
9.05    NONTRANSFERABILITY
Except as provided in Section 9.06, Performance Shares and Dividend Equivalents granted under this Plan shall be nontransferable except by will or by the laws of descent and

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distribution. No right or interest of a Participant in any Performance Shares or Dividend Equivalents shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
9.06    TRANSFERABLE PERFORMANCE SHARES
Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares and any related Dividend Equivalents may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of Performance Shares and Dividend Equivalents transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares and Dividend Equivalents except by will or the laws of descent and distribution.
9.07    EMPLOYMENT OR SERVICE
In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
ARTICLE X
INCENTIVE AWARDS
10.01    AWARD
In accordance with, and subject to, the provisions of Article IV, the Administrator will designate each individual to whom an Incentive Award is to be made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds the product of (i) the number of whole months in the performance period times (ii) $100,000.
10.02    TERMS AND CONDITIONS
The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied during a performance period of at least one year after the grant of the Incentive Award. The performance objectives may be stated with respect to one or more performance criteria including, but not limited to, return on equity, total earnings, earnings growth, earnings per share, return on capital, Fair Market Value, Common Stock price appreciation, funds from operations, adjusted funds from operations, EBITDA, adjusted EBITDA, hotel EBITDA, VWAP, peer shareholder returns, revenue per available room or total shareholder return. Performance criteria may be

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stated with reference to the Company, the Operating Partnership or any of their respective consolidated or unconsolidated subsidiaries. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment or service with the Company or an Affiliate. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.
10.03    NONTRANSFERABILITY
Except as provided in Section 10.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.
10.04    TRANSFERABLE INCENTIVE AWARDS
Section 10.03 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Rule 16b-3 under the Exchange Act as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.
10.05    EMPLOYMENT OR SERVICE
If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
10.06    SHAREHOLDER RIGHTS
No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such award.
ARTICLE XI
LTIP AWARDS
11.01    AWARD
In accordance with the provisions of Article IV, the Company (acting through the Committee) in the Company’s capacity as general partner of the Operating Partnership, will designate each individual to whom an LTIP Award is to be made and will specify the number of LTIP Units covered by such awards; provided, however, that the grant of an LTIP Award must

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satisfy the requirements of the partnership agreement of the Operating Partnership as in effect on the date of grant.
11.02    TERMS AND CONDITIONS
The Committee (acting on behalf of the Company in its capacity as general partner of the Operating Partnership), at the time an LTIP Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an LTIP Award may prescribe that a Participant’s rights in the LTIP Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. LTIP Awards may be granted to Participants, either alone or in addition to other Awards granted under the Plan.
11.03    PAYMENT OR SETTLEMENT
Any shares of Common Stock that are issued on account of the eventual conversion of LTIP Units into shares of Common Stock in accordance with the terms of the partnership agreement of the Operating Partnership shall not reduce the maximum aggregate number of shares of Common Stock available for issuance under this Plan.
11.04    EMPLOYEE STATUS
If the terms of any LTIP Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
11.05    SHAREHOLDER RIGHTS
A Participant, as a result of receiving an LTIP Award, shall not have any rights as a shareholder until, and then only to the extent that, shares of Common Stock are issued on account of the eventual conversion of LTIP Units into Common Stock in accordance with the terms of the partnership agreement of the Operating Partnership.
ARTICLE XII
CHANGE IN CONTROL
12.01    ASSUMPTION UPON CHANGE IN CONTROL
In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Award shall be assumed by, or a substitute award granted by, the surviving entity following the Change in Control transaction. Such assumed or substituted award shall be of the same type of award as the original Award being assumed or substituted. The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

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12.02    VESTING UPON CHANGE IN CONTROL
Upon a Change in Control and as to any Award that is not assumed by, or a substitute award granted by, the surviving entity following the Change in Control transaction in accordance with Section 12.01, the Committee is authorized to cause (i) outstanding Options and SARs to become fully exercisable thereafter, (ii) outstanding Stock Awards and LTIP Awards to become transferable and nonforfeitable thereafter and (iii) outstanding Performance Shares and Incentive Awards to become earned and nonforfeitable in their entirety. The Committee, in its discretion and without the need for a Participant’s consent, may provide that an Option or SAR shall terminate on the Control Change Date to the extent that it was exercisable during the five day period preceding the Control Change Date but is not exercised on or before the Control Change Date.
12.03    CASH-OUT UPON CHANGE IN CONTROL
In the event of a Change in Control and as to any Award that is not assumed by, or a substitute award granted by, the surviving entity following the Change in Control transaction in accordance with Section 12.01, the Committee, in its discretion and without the need for a Participant’s consent, may provide that each Award shall be cancelled in exchange for a payment. The payment may be in cash, shares of Common Stock or other securities or consideration received by shareholders of the Company in the Change in Control transaction. The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share of Common Stock or other securities received by shareholders of the Company in the Change in Control transaction exceeds the option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by shareholders for each share of Common Stock or LTIP unit subject to a Stock Award. LTIP Award or Performance Share or (iii) the maximum amount payable under the terms of an Incentive Award. If the option price or Initial Value exceeds the price per share received by shareholders of the Company in the Change in Control transaction, the Option or SAR may be cancelled under this Section 12.03 without any payment to the Participant.
12.04    LIMITATION ON BENEFITS
The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 12.04, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.
The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

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The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.
The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any noncash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any cash benefits under this Plan or any other plan, agreement or arrangement (with the source of the reduction to be directed by the Participant). The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.
As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 12.04, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 12.04, (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 12.04, (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, that Overpayment will be treated for all purposes as a loan ab initio that the Participant must repay to the Company together with interest at the applicable Federal rate under Code Section 7872; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Company.
For purposes of this Section 12.04, the term “Accounting Firm” means the independent accounting firm engaged by the Company immediately before the Control Change Date. For purposes of this Section 12.04, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 12.04, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

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ARTICLE XIII
ADJUSTMENT UPON CHANGE IN COMMON STOCK
The maximum aggregate number of shares of Common Stock and LTIP Awards that may be issued under the Plan, the terms of outstanding Awards and the individual Participant limit on the number of LTIP Awards and the number of shares of Common Stock for which Awards may be granted shall be adjusted as the Board shall determine to be equitably required in the event that: (i) the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies; or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article XIII by the Board shall be final and conclusive.
The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares and LTIP Awards that may be issued under the Plan; the per Participant limit on the number of LTIP Awards and shares for which Awards may be granted; or the terms of outstanding Awards.
The Committee may make Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company, the Operating Partnership or an Affiliate in connection with a transaction described in the first paragraph of this Article XIII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.
ARTICLE XIV
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate issued to evidence shares of Common Stock when a Stock Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award, LTIP Award or Performance Share shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

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ARTICLE XV
GENERAL PROVISIONS
15.01    EFFECT ON EMPLOYMENT AND SERVICE
Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.
15.02    UNFUNDED PLAN
This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
15.03    RULES OF CONSTRUCTION
Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
ARTICLE XVI
AMENDMENT
The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article XIII), (ii) materially modifies the requirements as to eligibility for participation in the Plan, (iii) provides for the repricing of Options or SARs, including by effecting an exchange of outstanding Options or SARs for new awards when the exercise price or Initial Value, respectively, exceeds the Fair Market Value thereof or (iv) materially increases the benefits accruing to Participants under the Plan. In addition, an amendment of the Plan will be contingent on approval of the Company’s shareholders if such approval is required by law or the rules of any exchange on which the Common Stock is listed. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made.
ARTICLE XVII
DURATION OF PLAN
No Award may be granted under this Plan and no LTIP Award may be settled pursuant to this Plan, as amended, after April 16, 2031. Awards granted before that date shall remain valid in accordance with their terms.

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ARTICLE XVIII
EFFECTIVE DATE OF PLAN
This Plan shall be effective when it is approved by the Company’s shareholders.

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ANNUAL MEETING OF SHAREHOLDERS OF

HERSHA HOSPITALITY TRUST

May 27, 2021

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Annual Meeting of Shareholders Notice, Proxy Statement, and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/20119/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333303030000000 3 052721

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE ELECTION OF TRUSTEES AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:	FOR	AGAINST	ABSTAIN
Hasu P. Shah	☐	☐	☐
Jackson Hsieh	☐	☐	☐
Dianna F. Morgan	☐	☐	☐
John M. Sabin	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting or any postponements or adjournments thereof and for the election of a person to serve as a trustee if any of the nominees above declines or is unable to serve.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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HERSHA HOSPITALITY TRUST

Proxy for Annual Meeting of Shareholders on May 27, 2021

Solicited on Behalf of the Board of Trustees

The undersigned shareholder, revoking all prior proxies, hereby appoints David L. Desfor and Ashish R. Parikh, or either of them, as proxies (the "Proxies"), each with full power of substitution, to attend the annual meeting of shareholders of Hersha Hospitality Trust (the "Company") to be held virtually via an Internet webcast on May 27, 2021, at 9:00 a.m., Eastern Time, and at any adjournments and postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is otherwise entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at such meeting. Receipt of the Annual Meeting of Shareholders Notice, the Proxy Statement and the 2020 Annual Report on Form 10-K is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If this proxy is executed but no direction is made, this proxy will be voted (i) "for" the election of each nominee for trustee, (ii) "for" the approval, on an advisory basis, of the compensation of the named executive officers, (iii) "for" the approval of the amendment to the 2012 Equity Incentive Plan and (iv) "for" the ratification of KPMG LLP as the independent auditors for the year ending December 31, 2021. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxies, or either of them, on any other matter that may properly come before the meeting or any adjournment or postponement thereof and for the election of a person to serve as a trustee if any of the nominees named in the Proxy Statement declines or is unable to serve.

(Continued and to be signed on the reverse side)

1.1 14475

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